                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]  Confidential, for Use of the
[_]  Preliminary Proxy Statement               Commission Only (as Permitted
                                               by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       CBT GROUP PUBLIC LIMITED COMPANY
             -----------------------------------------------------
               (Name of Registrant as Specified in its Charter)

             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[_]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
              -----------------------------------------------------------------

  (2) Aggregate number of securities to which transaction
      applies:
              -----------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                ---------------
      -------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
                                                      -------------------------

  (5) Total fee paid:
                     ----------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
                             ---------------------------------------------------

  (2) Form, Schedule, or Registration Statement No.:
                                                    ----------------------------

  (3) Filing Party:
                   -------------------------------------------------------------

  (4) Date Filed:
                 ---------------------------------------------------------------

                       CBT GROUP PUBLIC LIMITED COMPANY
                             900 CHESAPEAKE DRIVE
                        REDWOOD CITY, CALIFORNIA 94063

                                  May 4, 1999

Dear holders of CBT ordinary shares:

   As you may know, pursuant to a Share Purchase Agreement dated as of November 30, 1998, as amended and restated as of March 30, 1999, we have agreed to acquire Knowledge Well Group Limited and Knowledge Well Limited, two private companies formed under the laws of Ireland (collectively, "Knowledge Well") in a Share Exchange. As a result of the Share Exchange, we will acquire all outstanding shares in the capital of Knowledge Well in exchange for approximately 4,018,395 CBT ordinary shares. These CBT ordinary shares had a value of approximately $43.2 million as of the date of the signing of the Share Purchase Agreement, and a value of approximately $62.3 million as of April 30, 1999). We will also assume all outstanding options to acquire Knowledge Well shares. The acquisition of the shares and the assumption of the options are more fully described in the enclosed proxy statement. We will not recognize any tax gain or loss as a result of the Share Exchange. Neither will you. Upon the closing of the Share Exchange, current shareholders of Knowledge Well will own approximately 9% of our issued and outstanding shares.

   Because of the interests of William G. McCabe and Gregory M. Priest in the Share Exchange, we have formed an Independent Committee of our board of directors to assess the merits of the transaction. At the time we contemplated entering into the Share Exchange, Mr. McCabe was the Chairman of our board of directors and a member of our management committee. Mr. McCabe is also a principal shareholder and option holder of Knowledge Well. As a result of the Share Exchange, Mr. McCabe will receive 2,792,355 CBT ordinary shares and his Knowledge Well options will become exercisable for 546,361 CBT ordinary shares. In addition, at the time we contemplated entering into the Share Exchange, Mr. Priest was a member of our board of directors and a member of our management committee. Mr. Priest is also a principal shareholder and option holder of Knowledge Well. As a result of the Share Exchange, Mr. Priest will receive 325,073 CBT ordinary shares and his Knowledge Well options will become exercisable for 143,184 CBT ordinary shares. The Independent Committee has carefully considered the terms and conditions of the Share Exchange. The Independent Committee has determined that the Share Exchange is fair and in our best interests and the best interests of our shareholders and has unanimously approved the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange. The Independent Committee of our board of directors unanimously recommends that you approve the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange.

   We intend to complete the Share Exchange on or about June 3, 1999. In order to assure that your shares are voted on this important matter, you are requested to complete and sign your proxy card and return it in the enclosed envelope on or before May 27, 1999.

   Separately, our board of directors has approved an amendment to our 1994 Share Option Plan to increase the total number of shares reserved for issuance thereunder by 2,000,000 ordinary shares to attract, motivate and retain our employees. Our board of directors has determined that this amendment is in our best interests and the best interests of our shareholders and has unanimously approved it. Our board of directors unanimously recommends that you approve the amendment to increase the number of ordinary shares issuable under the 1994 Share Option Plan.

   Enclosed in this package is our proxy statement soliciting your approval. I urge you to read and consider these materials carefully. Please complete, sign, date and return your proxy card in the enclosed envelope.

   On behalf of our board of directors, thank you for your continued support.

                                          Sincerely,

                                          Elizabeth K. Roemer
                                          Vice President and General Counsel

                       CBT GROUP PUBLIC LIMITED COMPANY

                    NOTICE OF EXTRAORDINARY GENERAL MEETING
                          TO BE HELD ON JUNE 3, 1999

To CBT shareholders:

   Notice Is Hereby Given that an EXTRAORDINARY GENERAL MEETING of shareholders of CBT Group Public Limited Company, a corporation organized under the laws of Ireland ("CBT"), will be held at The Shelbourne Hotel, St. Stephens Green, Dublin 2, Ireland on June 3, 1999 at 11:00 a.m. for the purpose of passing the following resolutions, both of which will be proposed as ordinary resolutions:

      1. THAT the Share Purchase Agreement dated November 30, 1998, as amended and restated as of March 30, 1999, made between CBT, Knowledge Well Limited ("KWL"), Knowledge Well Group Limited ("KWGL"), and the shareholders of KWL and KWGL in the form produced to the Meeting and initialled by the Chairman for the purposes of identification (a copy of which was included in the proxy statement circulated to all the members of CBT on May 5, 1999) relating to the acquisition by CBT of all of the shares in the capital of each of KWL and KWGL (collectively "Knowledge Well") in exchange for ordinary shares of IR9.375p each in the capital of CBT ("ordinary shares") (or American Depositary Shares representing such ordinary shares) and the assumption of all outstanding options to purchase shares in the capital of Knowledge Well (the "Share Exchange"), such Share Exchange and the issuance of ordinary shares (or American Depositary Shares representing such ordinary shares) pursuant to such Share Exchange be, and they each hereby are, approved.

     2. THAT the 1994 Share Option Plan (the "1994 Plan") be and it is hereby amended to increase the total number of shares reserved for issuance thereunder by 2,000,000 ordinary shares of IR9.375p each and that the directors of CBT be and they are hereby authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available for issuance under the 1994 Plan.

                                          By Order of the Board

                                          Jennifer M. Caldwell
                                          Secretary

May 4, 1999

Registered Office:

Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:

1. The foregoing items of business are more fully described in the proxy statement accompanying this Notice. You are urged to read the proxy statement carefully.

2. Those persons whose names appear in the Register of Members of CBT ("Members") on the date materials are dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment thereof. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting. Notwithstanding the foregoing, Members who are also shareholders of Knowledge Well Limited or Knowledge Well Group Limited shall not be entitled to vote at the Meeting.

3. CBT, at the request of The Bank of New York, as Depositary for the ordinary shares underlying and represented by the American Depository Shares ("ADSs"), has set May 3, 1999 as the Record Date for the determination of those holders of ADSs (collectively, the "ADS Holders") entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment thereof. ADS Holders may not vote at the Meeting; however, the Depositary has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice.

4. A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy need not be a Member of the Company. To be valid, proxy forms must be deposited with CBT's Registrars, Bank of Ireland, Registrar Department, P.O. Box 4044, 4th Floor, Hume House, Ballsbridge, Dublin 4, Ireland, not later than 11:00 a.m. on May 27, 1999. Completion of the proxy form does not preclude a Member from attending the Meeting and from speaking and voting thereat.


                            YOUR VOTE IS IMPORTANT.

 TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                       CBT GROUP PUBLIC LIMITED COMPANY
                             900 CHESAPEAKE DRIVE
                        REDWOOD CITY, CALIFORNIA 94063

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         EXTRAORDINARY GENERAL MEETING

   The enclosed proxy is solicited on behalf of CBT Group Public Limited Company for use at an Extraordinary General Meeting of Shareholders to be held at The Shelbourne Hotel, St. Stephens Green, Dublin 2, Ireland on June 3, 1999 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Extraordinary General Meeting. These proxy solicitation materials were first mailed on or about May 5, 1999 to all ordinary shareholders of CBT entitled to attend and vote at the Extraordinary General Meeting. At the Extraordinary General Meeting shareholders will be asked to consider and, if thought fit, to pass the following resolutions, both of which will be proposed as ordinary resolutions:

     1. THAT the Share Purchase Agreement dated November 30, 1998 as amended and restated as of March 30, 1999 and made between CBT, Knowledge Well Limited ("KWL"), Knowledge Well Group Limited ("KWGL"), and the shareholders of KWL and KWGL in the form produced to the Meeting and initialled by the Chairman for the purposes of identification (a copy of which was included in the proxy statement circulated to all the members of CBT on May 5, 1999) relating to our acquisition of all of the shares in the capital of each of KWL and KWGL (collectively "Knowledge Well") in exchange for ordinary shares of IR9.375p each of CBT ("ordinary shares") (or American Depositary Shares representing such ordinary shares) and the assumption of all outstanding options to purchase shares in the capital of Knowledge Well (the "Share Exchange"), such Share Exchange and the issuance of ordinary shares (or American Depositary Shares representing such ordinary shares) pursuant to such Share Exchange be, and they each hereby are, approved.

     2. THAT the 1994 Share Option Plan (the "1994 Plan") be and it is hereby amended to increase the total number of shares reserved for issuance thereunder by 2,000,000 ordinary shares of IR9.375p each and that our directors be and they are hereby authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available for issuance under the 1994 Plan.

   An Independent Committee of our board of directors has unanimously approved the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares (or American Depositary Shares representing such ordinary shares) pursuant to the Share Exchange and recommends that shareholders vote "FOR" the resolution to approve the Share Purchase Agreement, the Share Exchange and the issuance of ordinary shares (or American Depositary Shares representing such ordinary shares) pursuant to the Share Exchange. In addition, our board of directors has unanimously approved the amendment to the 1994 Share Option Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 ordinary shares, and recommends that shareholders vote "FOR" the resolution to effect such amendment.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION........................................   1
TRADEMARKS ................................................................   2
FORWARD-LOOKING STATEMENTS ................................................   2
QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE.............................   3
QUESTIONS AND ANSWERS ABOUT THE INCREASE IN SHARES AUTHORIZED UNDER THE
 1994 PLAN.................................................................   6
SUMMARY....................................................................   7
  General .................................................................   7
  Proposal One: Approval of the Share Exchange ............................   7
  Proposal Two: Approval of the Increase in Number of Shares under the 1994
   Share Option Plan.......................................................  11
COMPARATIVE PER SHARE PRICE DATA...........................................  12
SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA ........  13
EXTRAORDINARY GENERAL MEETING..............................................  15
  Record Date for Voting of American Depositary Shares ....................  15
  Quorum; Voting of Ordinary Shares .......................................  15
  Voting of ADSs...........................................................  16
  Solicitation of Proxies .................................................  18
  Revocability of Proxies .................................................  18
  Shareholder Proposals to be Presented at Next Annual General Meeting ....  18
  Vote Required............................................................  18
RISK FACTORS...............................................................  19
  Risk Relating to CBT and CBT Shareholders................................  19
  Risks Relating to the Share Exchange.....................................  19
  Risks Relating to Knowledge Well.........................................  19
APPROVAL OF THE SHARE EXCHANGE AND RELATED TRANSACTIONS....................  25
  Proposal.................................................................  25
  Vote Required............................................................  25
  Reasons for the Share Exchange ..........................................  25

  Material Contacts and Independent Committee Deliberations...............   27
  Fairness Opinion of the Financial Advisor to the Independent Committee..   29
  Interests of Certain Persons in the Share Exchange .....................   34
  Government and Regulatory Approvals.....................................   35
  Accounting Treatment....................................................   36
  Rights of the Security Holders of the Company...........................   36
TERMS OF THE SHARE EXCHANGE ..............................................   37
TAX CONSEQUENCES..........................................................   42
UNAUDITED PRO FORMA FINANCIAL INFORMATION.................................   43
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS........   46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CBT.....   49
CBT MANAGEMENT AND EXECUTIVE COMPENSATION.................................   51
BUSINESS OF KNOWLEDGE WELL................................................   61
SELECTED COMBINED FINANCIAL DATA OF KNOWLEDGE WELL........................   70
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF KNOWLEDGE WELL.............................................   71
APPROVAL OF AN INCREASE IN NUMBER OF SHARES UNDER THE 1994 SHARE OPTION
 PLAN.....................................................................   75
  General.................................................................   75
  Vote Required...........................................................   75
  Summary of the 1994 Plan................................................   75
  Tax Information.........................................................   76
  Participation in the 1994 Plan..........................................   77
OTHER MATTERS.............................................................   77
INDEX TO FINANCIAL STATEMENTS.............................................  F-1

ANNEX A
  AMENDED AND RESTATED SHARE PURCHASE AGREEMENT............................. A-1
ANNEX B
  AMENDED AND RESTATED DECLARATION OF REGISTRATION RIGHTS................... B-1
ANNEX C
  AMENDED AND RESTATED ESCROW AGREEMENT..................................... C-1
ANNEX D
  FORM OF LOCK-UP AGREEMENT................................................. D-1
ANNEX E
  FAIRNESS OPINION.......................................................... E-1

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

  Public Reference            New York Regional Office    Chicago Regional
   Room                       7 World Trade Center         Office
  450 Fifth Street,           Suite 1300                  500 West Madison
   N.W.                       New York, NY 10048           Street
  Room 1024                                               Suite 1400
  Washington, DC 20549                                    Chicago, IL 60661

You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as CBT, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about us at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006.

   The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This document incorporates by reference the documents set forth below that we have previously filed with the SEC and documents that we may file with the SEC between the date of this proxy statement and the date of the Extraordinary General Meeting. These documents contain important information about us and our financial results.

    . Amendment No. 1 to Annual Report on Form 10-K for fiscal year ended December 31, 1998

    .  Annual Report on Form 10-K for fiscal year ended December 31, 1998

    .  Quarterly Report on Form 10-Q for fiscal quarter ended March 31,
       1998

    .  Current Report on Form 8-K dated June 12, 1998

    .  Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 1998

    .  Current Report on Form 8-K dated September 29, 1998

    .  Current Report on Form 8-K dated October 1, 1998

    .  Current Report on Form 8-K dated October 5, 1998

    .  Quarterly Report on Form 10-Q for fiscal quarter ended September 30,
       1998

    .  Current Report on Form 8-K dated December 10, 1998

    .  Current Report on Form 8-K dated February 1, 1999

    . The description of our ordinary shares contained in our registration statement on Form 8-A filed on March 9, 1995, as amended on April 10, 1995

    . The description of our subscription rights contained in our registration statement on Form 8-A filed on October 5, 1998

   You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at 900 Chesapeake Drive, Redwood City, California 94063; telephone (650) 817-5900.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE SHARE PURCHASE AGREEMENT, THE SHARE EXCHANGE, THE ISSUANCE OF CBT ORDINARY SHARES (OR AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES) PURSUANT TO THE SHARE EXCHANGE, AND THE AMENDMENT OF THE 1994 SHARE OPTION PLAN. NEITHER CBT NOR KNOWLEDGE WELL HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT WHICH IS CONTAINED IN THIS PROXY STATEMENT.

   THIS PROXY STATEMENT IS DATED MAY 4, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO CBT SHAREHOLDERS NOR THE ISSUANCE OF CBT ORDINARY SHARES (OR AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES) IN CONNECTION WITH THE ACQUISITION OF KNOWLEDGE WELL BY CBT SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                               ----------------

                                  TRADEMARKS

   This proxy statement contains trademarks of CBT and Knowledge Well and may contain other trademarks.

                               ----------------

                          FORWARD-LOOKING STATEMENTS

   We and Knowledge Well have made forward-looking statements in this document that are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of us and Knowledge Well as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," or similar expressions. You should understand that certain important factors, in addition to those discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future results and could cause those results to differ materially from those expressed in our forward-looking statements. In connection with these forward-looking statements, you should carefully review the risks set forth in this proxy statement under "Risk Factors," as well as those in the documents that we incorporate by reference.

                               ----------------

   All information contained in this proxy statement with respect to CBT has been provided by us. All information contained in this proxy statement with respect to Knowledge Well has been provided by Knowledge Well.

                          QUESTIONS AND ANSWERS ABOUT
                               THE SHARE EXCHANGE

Q:   What is the Share Exchange about?

A: We are proposing to acquire Knowledge Well in a share-for-share transaction. We are seeking the approval of our shareholders of the Share Purchase Agreement between us, Knowledge Well and the shareholders of Knowledge Well, and of the agreements related to the Share Purchase Agreement that further set forth the terms of the acquisition of Knowledge Well. In this proxy statement, we refer to this transaction as the Share Exchange.

Q:   What kind of business and financial results does Knowledge Well have?

A: Knowledge Well develops, markets and sells interactive software which allows individuals to pursue business, management and professional education, degrees and/or other credentials from home or work. Knowledge Well is in an early stage of development, and from inception through March 31, 1999, Knowledge Well recognized an aggregate of approximately $220,000 of revenue. Currently, Knowledge Well's future business and financial results substantially depend upon a software development contract with Kansas State University. This contract will allow users of Knowledge Well software to pursue college credits and/or degrees granted by Kansas State University. Knowledge Well has released three KSU undergraduate business degree courses to KSU faculty members for use by such faculty members in their classes. However, Knowledge Well does not expect to make such courses generally commercially available until late 1999. Knowledge Well will market the degree products developed under its agreement with KSU to individuals who are not KSU students but who would like to acquire KSU credits and/or study towards a KSU degree. Knowledge Well has also developed non-credit business courses with subject matter derived from the KSU relationship. These courses are currently shipping.

Q:   Why is CBT acquiring Knowledge Well?

A:   We are acquiring Knowledge Well to:

  . gain access to new market opportunities through Knowledge Well's development resources;

  . take advantage of revenue and marketing synergies, including offering broader and stronger product lines across an expanded customer base;

  .  gain access to the library of courseware developed by Knowledge Well;

  . obtain the benefits of Knowledge Well's existing relationship with Kansas State University; and

  . employ the experience, skills and expertise of Knowledge Well's management.

Q:   What is CBT paying for the acquisition?

A: We will issue CBT ordinary shares to the shareholders of Knowledge Well in exchange for their ordinary shares of Knowledge Well. In addition, we will assume the obligations of Knowledge Well under all outstanding options to purchase ordinary shares of Knowledge Well such that, after the closing of the Share Exchange, all such options will be exercisable for CBT ordinary shares. As a result, at the closing of the Share Exchange we will issue to the shareholders of Knowledge Well an aggregate of 4,018,395 CBT ordinary shares (or American Depositary Shares representing such ordinary shares). If all assumed options vest and are exercised, we will issue to the option holders of Knowledge Well an additional 818,814 CBT ordinary shares (or American Depositary Shares representing such ordinary shares) in exchange for payment by the option holders of the aggregate option exercise price. As a result, we could issue a total of as many as 4,837,209 shares in connection with the Share Exchange.

Q: Will CBT issue ordinary shares or American Depositary Shares in the Share Exchange?

A: We have promised to try to set up an additional American Depositary Receipt Facility at The Bank of New York prior to the closing of the Share Exchange. If we are able to set up the additional American Depositary Receipt Facility prior to the closing of the Share Exchange, the shareholders of Knowledge Well will receive American Depositary Shares instead of CBT ordinary shares.

    Like our existing restricted and unrestricted American Depositary Shares, each American Depositary Share that would be issued under the additional American Depositary Receipt Facility would represent one CBT ordinary share. Therefore, if American Depositary Shares are issued in the Share Exchange, your equity interest in CBT will be no lesser or greater than if CBT ordinary shares are issued in the Share Exchange.

    To simplify the discussion of the Share Exchange, this proxy statement generally refers to the security to be received by the shareholders of Knowledge Well as "CBT ordinary shares." However, this does not change the fact that it is possible that the shareholders of Knowledge Well will receive American Depositary Shares instead of CBT ordinary shares in the Share Exchange.

Q:  What is the escrow fund?

A: The escrow fund is similar to a security deposit and will consist of 402,000 CBT ordinary shares that will be issued in exchange for ordinary shares of Knowledge Well outstanding immediately prior to the closing of the Share Exchange.
    Knowledge Well and the shareholders of Knowledge Well made a number of factual representations, covenants and agreements in the Share Purchase Agreement. If any of these representations, covenants or agreements are breached, then we can, subject to certain limitations, make claims against the escrow fund for monetary losses that we incur as a result of these breaches. If we recover any money from the escrow fund, then the number of CBT ordinary shares that the shareholders of Knowledge Well will receive upon distribution of the escrow fund will be reduced by their proportional share of such claim.

Q:  When will the escrow fund be distributed?

A: The CBT ordinary shares held in the escrow fund (less any CBT ordinary shares used to satisfy claims, as described above) will be distributed on the second anniversary of the closing of the Share Exchange.

Q: What if the monetary losses that CBT incurs as a result of breaches of representations, covenants or agreements of Knowledge Well or the shareholders of Knowledge Well exceeds the amount of the escrow fund?

A: We can, subject to certain limitations, make claims against the individual shareholders of Knowledge Well for monetary losses that exceed the escrow fund. However, we cannot recover from an individual shareholder more than that shareholder received in the Share Exchange or more than that shareholder's pro rata share of any loss we suffer.

Q:  When do you expect the Share Exchange to be completed?

A: We are working towards completing the Share Exchange as quickly as possible. We expect to complete the Share Exchange in June, 1999.

Q:  What are the tax consequences of the Share Exchange?

A: The Share Exchange will not cause any tax gain or loss recognition to us or our shareholders.

Q:  Will my rights as a CBT shareholder change as a result of the Share
    Exchange?

A:  No.

Q: Why is there an Independent Committee of the Board of Directors approving the Share Purchase Agreement and the Share Exchange?

A: William G. McCabe and Gregory M. Priest, are principal shareholders and former officers of Knowledge Well. John M. Grillos is a small shareholder in Knowledge Well. They are also current members of our board of directors and our former and/or current officers. Because of their economic interest in Knowledge Well, these individuals did not participate in our decision making process with respect to the Share Purchase Agreement and the Share Exchange. Instead, an Independent Committee consisting of John P. Hayes, James S. Krzywicki and Patrick J. McDonagh, each a director of CBT who is not affiliated with Knowledge Well, considered and approved the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange.

Q: Is approval of the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange conditioned on approval of the amendment to the 1994 Plan?

A: No, they are two separate and independent proposals. Therefore, you can approve both of the proposals, one of the proposals, or neither of the proposals.

Q:   What more do I need to know?

A: Read this proxy statement carefully and sign and date the enclosed proxy card and return it in the enclosed return envelope.

     The Independent Committee of our board of directors unanimously recommends that you approve the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange.

                          QUESTIONS AND ANSWERS ABOUT
             THE INCREASE IN SHARES AUTHORIZED UNDER THE 1994 PLAN

Q:  What is the amendment to the 1994 Share Option Plan about?

A: We are proposing to amend the 1994 Plan to increase the number of our ordinary shares reserved for issuance under the plan by 2,000,000 shares.

Q:  How many shares are currently reserved for issuance under the 1994 Plan?

A: As of the record date, there were 7,247,036 CBT ordinary shares reserved for issuance under the 1994 Plan.

Q: Why does CBT believe it is important to increase the number of shares reserved for issuance under the 1994 Plan?

A: As of the Record Date, options to purchase a total of 3,379,228 CBT ordinary shares were outstanding and options to purchase a total of 1,649,799 CBT ordinary shares remained available for future grant under the 1994 Plan. We rely heavily on our 1994 Plan to attract, motivate and retain high quality executives and key personnel. Accordingly, our board of directors believes that it is in our best interests to increase the number of shares reserved for issuance under the 1994 Plan so that we may continue to provide ongoing incentives to our employees in the form of options to purchase ordinary shares in amounts consistent with past practices.

Q: Is the amendment to the 1994 Share Option Plan conditioned on approval of the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange?

A: No, they are two separate and independent proposals. Therefore, you can approve both of the proposals, one of the proposals, or neither of the proposals.

Q:  What do I need to do?

A: Read this proxy statement carefully and sign and date the enclosed proxy card and return it in the enclosed return envelope.

    Our board of directors unanimously recommends that you approve the amendment to increase the number of ordinary shares issuable under the 1994 Plan.

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the proposals, you should carefully read the entire proxy statement and the documents to which we have referred. See "Where You Can Find More Information". In connection with the Share Exchange, in particular, we have attached the Share Purchase Agreement as Annex A to this document. We encourage you to read the Share Purchase Agreement. It is the legal document that governs the Share Exchange.

General
-------

Record Date for Voting (page 15)

   Holders of CBT ordinary shares whose names appear in the Register of Members maintained by our Registrar on the date these materials are mailed to them will receive notice of the Extraordinary General Meeting. Holders of CBT ordinary shares on the date of the Extraordinary General Meeting may vote pursuant to this proxy statement.

   The Bank of New York, as depositary for the outstanding CBT ADSs, has the right, subject to certain limitations, to vote all of the CBT ordinary shares represented by ADSs. However, The Bank of New York must cast its votes in accordance with the instructions received from the holders of ADSs representing such ordinary shares if such holders give instructions. The close of business on May 3, 1999 was the record date for determining which holders of CBT ADSs are entitled to instruct The Bank of New York as to how to vote the ordinary shares represented by the ADSs held by such holders on that date. At the record date, there were a total of 44,520,579 CBT ordinary shares issued and outstanding, of which 44,520,579 were represented by ADSs.

Voting (page 15)

   You will have one vote for each CBT ordinary share that you own on the date of the Extraordinary General Meeting. If you owned CBT ADSs on the record date, you will have the right to instruct The Bank of New York to vote one CBT ordinary share in accordance with your instructions for each CBT ADS that you owned on the record date.

   The affirmative vote of the holders of a majority of the CBT ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting, excluding the holders who are also shareholders of Knowledge Well, is required to approve Proposal One. The affirmative vote of the holders of a majority of the CBT ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting is required to approve Proposal Two.

Proposal One: Approval of the Share Exchange:
---------------------------------------------

Business of Knowledge Well (page 59)

   Knowledge Well provides software that delivers business, management and professional education courses. Knowledge Well delivers the software components of its courses over intranets and local area networks and on CD-ROMs. Students can easily access these interactive courses via basic, industry-standard computers. For students pursuing a degree, the software will be supplemented with internet access to faculty and other students. Knowledge Well aims to provide a self-paced education and training solution which allows students to obtain degrees and/or other credentials from outside the college campus.

   Knowledge Well has entered into a co-development relationship with Kansas State University ("KSU") to develop and market degree and non-degree courses of study, including educational software that may be authorized for full college credit at KSU toward KSU bachelor and advanced degrees. The initial degree program that Knowledge Well intends to build under this relationship will be a bachelor's degree in business. Knowledge Well has released three KSU undergraduate business degree courses to KSU faculty members for use by such faculty members in their classes. However, Knowledge Well does not expect to make such courses generally commercially available until late 1999. Knowledge Well will market the degree products developed under its agreement with KSU to individuals who are not

KSU students but who would like to acquire KSU credits and/or study towards a KSU degree. Knowledge Well has released 59 not-for-credit courses on business and management topics, primarily created from material received from Knowledge Well's relationship with KSU.

   Knowledge Well Limited was incorporated in Ireland on August 7, 1996. Its principal executive office is at Blackrock Business Park, Carysfort Avenue, Blackrock, County Dublin, Ireland. The phone number from the United States at that address is 011-353-1-296-3557 and the facsimile number is 011-353-1-296-3565.

   Knowledge Well Group Limited was incorporated in Ireland on May 1, 1997. Its principal executive office is at Blackrock Business Park, Carysfort Avenue, Blackrock, County Dublin, Ireland. The phone number from the United States at that address is 011-353-1-296-3557 and the facsimile number is 011-353-1-296-3565.

   Knowledge Well Limited and Knowledge Well Group Limited are "sister" companies in that they have substantially identical shareholders. In addition, a given shareholder's percentage ownership in one company is substantially identical to that shareholder's percentage ownership of the other company. As a result of the Share Exchange, we will acquire both companies. In this proxy statement, we refer to Knowledge Well Limited and Knowledge Well Group Limited collectively as "Knowledge Well."

Risk Factors (page 19)

   The proposed Share Exchange involves risks, including, among others:

  .  difficulties in the integration process; and

  .  substantial expenses.

Moreover, Knowledge Well's business also involves operating risks.

Terms of the Share Purchase Agreement
(page 37 and Annex A)

   CBT, Knowledge Well and the shareholders of Knowledge Well have entered into a Share Purchase Agreement. The Share Purchase Agreement is attached to this proxy statement as Annex A. It proposes that we acquire all of the outstanding ordinary shares of Knowledge Well from the shareholders of Knowledge Well in exchange for our ordinary shares and assume all the options outstanding under Knowledge Well's employee stock plans. We urge you to read the Share Purchase Agreement carefully, as it is the legal document governing the transaction.

   Closing. The Share Exchange will take place no later than five business days following satisfaction or waiver of the conditions of closing, including approval by the holders of a majority of the CBT ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting (excluding the holders who are also shareholders of Knowledge Well).

   Acquisition Price. We will issue CBT ordinary shares to the shareholders of Knowledge Well in exchange for their ordinary shares of Knowledge Well and we will assume all outstanding options to purchase ordinary shares of Knowledge Well. As a result, at the closing of the Share Exchange we will issue to the shareholders of Knowledge Well an aggregate of 4,018,395 CBT ordinary shares (or American Depositary Shares representing such ordinary shares). If all assumed options vest and are exercised, we will issue to the option holders of Knowledge Well an additional 818,814 CBT ordinary shares (or American Depositary Shares representing such ordinary shares) in exchange for payment by the option holders of the aggregate option exercise price. As a result, we could issue a total of as many as 4,837,209 shares in connection with the Share Exchange. Specifically, we will pay to each Knowledge Well shareholder for each Knowledge Well ordinary share sold: such number of CBT ordinary shares as is equal to the Exchange Ratio. The "Exchange Ratio" means the quotient obtained by dividing (x) 4,837,209 by (y) the sum of (1) the total number of Knowledge Well ordinary shares in issue immediately prior to the closing of the Share Exchange plus (2) the total number of shares of Knowledge Well of any class issuable upon exercise of all options, warrants and similar rights outstanding immediately prior to the closing of the Share Exchange. In addition, we will assume the options outstanding under Knowledge Well's employee stock plans, appropriately adjusted to reflect the Exchange Ratio. Although the total number of ordinary shares that we may issue will not exceed 4,837,209, the Exchange Ratio will change to the extent that options, warrants or similar rights to acquire Knowledge Well shares are exercised prior to the Closing. As of April 5, 1999, the Exchange Ratio was 0.1635 CBT shares for each Knowledge Well share.

   Treatment of Employee Equity Benefit Plans. As mentioned above, we will assume the options outstanding under Knowledge Well's employee stock plans.

   Additional American Depositary Receipt Facility. We have promised to try to set up an additional American Depositary Receipt Facility at The Bank of New York prior to the closing of the Share Exchange. If we do, then Knowledge Well shareholders will receive CBT ADSs rather than CBT ordinary shares. Each ADS that may be issued to Knowledge Well shareholders would represent one CBT ordinary share. In this proxy statement, we generally refer to the securities to be received by Knowledge Well shareholders in the Share Exchange as "CBT ordinary shares", however, as discussed above, it is possible that they will receive CBT ADSs in the Share Exchange. If American Depositary Shares are issued in the Share Exchange, your equity interest in CBT will be no lesser or greater than if CBT ordinary shares are issued in the Share Exchange.

   Representation and Warranties. The shareholders of Knowledge Well made a number of factual representations to us. These representations survive until two years after the closing of the Share Exchange. However, the tax representations last until six years after the closing of the Share Exchange.

   Escrow and Indemnification. We will deposit 402,000 of the CBT ordinary shares to be issued to the Knowledge Well shareholders into an escrow fund. If Knowledge Well or the shareholders of Knowledge Well breach their representations, covenants or agreements, then we can, subject to certain limitations, make a claim against the escrow fund and the shareholders of Knowledge Well.

   Conduct of Knowledge Well's Business Prior to the Closing. In addition to specific restrictions, Knowledge Well shall carry on its business as usual until the closing of the Share Exchange or termination of the Share Purchase Agreement.

   No Solicitation. Knowledge Well may not solicit acquisition offers from another party and shall notify us of any unsolicited offers.

   Conditions to the Share Exchange. A number of conditions have to be satisfied or waived for the parties to close the Share Exchange, including approval of the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange by the holders of a majority of the CBT ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting (excluding the holders who are also shareholders of Knowledge Well.)

Reasons for the Share Exchange (page 25)

   The Independent Committee believes that the Share Exchange will benefit us for the following reasons:

  . Access to significant development resources and products providing new market opportunities in a potentially large and rapidly expanding segment of the education market;

  . Revenue and marketing synergies, including the ability to offer broader and stronger product lines than either company can offer on its own, as well as permit our and Knowledge Well's sales forces to market Knowledge Well's products to our significant customer base;

  .  Access to the library of courseware already developed by Knowledge Well;

  . Access to Knowledge Well's existing relationship with Kansas State University; and

  .  The experience, skills and expertise of Knowledge Well's management.

Opinion of Financial Advisor
(page 29 and Annex E)

   In deciding to approve the Share Exchange, the Independent Committee of our board of directors considered an opinion dated November 29, 1998 from its financial advisor, Lehman Brothers. This opinion stated that the Exchange Ratio to be paid in the Share Exchange was fair on such date, from a financial point of view, to us. This opinion is attached as Annex E. You are urged to read the entire Lehman Brothers opinion carefully.

Ownership of CBT following the Share Exchange (page 35)

   Based upon our capitalization as of May 3, 1999, the shareholders and optionholders of Knowledge Well will hold approximately 9% of the total number of equivalent ADSs issued and outstanding after consummation of the Share Exchange. This percentage assumes that Knowledge Well shareholders and optionholders will exercise all options to purchase CBT ordinary shares, including options to purchase ordinary shares of Knowledge Well that we will assume in the Share Exchange, exercisable within 60 days of the date of the Extraordinary General Meeting. In addition, after the closing of the Share Exchange we may grant options to certain employees of Knowledge Well that become our employees after the Share Exchange. We do not know the aggregate number of options that we will grant to these individuals.

Accounting Treatment (page 36)

   We intend to account for the Share Exchange under the purchase method of accounting in accordance with generally accepted accounting principles.

Tax Consequences (page 42)

   No tax gain or loss will be recognized by us or our shareholders as a result of the Share Exchange.

Regulatory Approvals (page 35)

   The Share Exchange is subject to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). CBT and William G. McCabe have each made the notifications required under the HSR Act, and have furnished certain information to the Federal Trade Commission and the Antitrust Division of the Department of Justice. Certain aspects of the Share Exchange must also comply with federal and state securities laws.

   The Share Exchange has been notified to the Irish Minister for Enterprise, Trade and Employment under the Mergers, Take-Overs and Monopolies (Control) Act, 1978 (as amended) and the Minister has informed us in writing that he has decided not to make an order under Section 9 of that Act in relation to the Share Exchange.

Interests of Certain Persons in the Share Exchange (page 34)

   Certain shareholders and former officers of Knowledge Well are also current members of our board of directors and/or our former or current officers and will derive substantial economic gain from the Share Exchange. These individuals did not participate in our decision making process with respect to approving the Share Exchange.

   The Independent Committee recognized these interests and determined that they neither supported nor detracted from the fairness of the Share Exchange.

Registration Rights (page 41 and Annex B)

   We have agreed to use our reasonable best efforts to cause the CBT ordinary shares to be issued pursuant to the Share Exchange to be registered under the Securities Act and have agreed to prepare and file with the SEC a registration statement covering all of such CBT ordinary shares within 30 days after the closing of the Share Exchange to permit the resale of all such CBT ordinary shares. We have further agreed to maintain the effectiveness of the related registration statement for two years following the closing of the Share Exchange.

Lock-Up Agreements (page 41 and Annex D)

   Certain shareholders of Knowledge Well, including Messrs. McCabe and Priest, have agreed from the closing of the Share Exchange to October 1, 1999, not to dispose of any CBT ordinary shares issued in the Share Exchange or upon exercise of options assumed by us in connection with the Share Exchange without the prior written consent of the members of our board of directors who are not former shareholders of Knowledge Well. Additionally, these individuals have agreed from October 1, 1999 to October 1, 2000, not to dispose of more than 50% of these CBT ordinary shares without the prior written consent of the members of our board of directors who are not former shareholders of Knowledge Well.

Independent Committee Recommendation (page 25)

   On November 29, 1998, the Independent Committee of our board of directors unanimously approved the Share Exchange, subject to shareholder approval at the Extraordinary General Meeting. The Independent Committee of our board of directors unanimously recommends that you approve the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange.

Forward-Looking Statements May Prove Inaccurate (page 2)

   CBT and Knowledge Well have made forward-looking statements in this document that are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of CBT and Knowledge Well as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," or similar expressions. You should understand that certain important factors, in addition to those discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future results of CBT and Knowledge Well and could cause those results to differ materially from those expressed in our forward-looking statements.

Proposal Two: Approval of the Increase in Number
------------------------------------------------
of Shares under the 1994 Share Option Plan
------------------------------------------

Summary of the 1994 Share Option Plan (page 73)

   The 1994 Share Option Plan permits the granting of options to purchase ordinary shares. Options granted under the 1994 Plan may be either "incentive stock options" as defined in the U.S. Internal Revenue Code of 1986 or nonstatutory share options. The purposes of the 1994 Plan are to attract and retain the best available personnel, provide additional incentives to our current employees and consultants and promote the success of our business.

Board Recommendation (page 73)

   On January 18, 1999, our board of directors approved, subject to shareholder approval at the Extraordinary General Meeting, an amendment to the 1994 Plan to increase the number of ordinary shares reserved for issuance under the 1994 Plan by 2,000,000 ordinary shares. Our board of directors unanimously recommends that you approve the amendment to the 1994 Plan.

                        COMPARATIVE PER SHARE PRICE DATA

Comparative Per Share Data

   The following table shows actual ("historical") per share information and information as if CBT and Knowledge Well had been combined for the periods shown ("pro forma combined"), calculated by applying the Exchange Ratio of
0.1635 CBT shares for each Knowledge Well share. The historical data is based on our historical consolidated financial statements and the historical combined financial statements of Knowledge Well included elsewhere in this proxy statement or incorporated by reference in this proxy statement. You should read this data together with our historical consolidated financial statements, the historical combined financial statements of Knowledge Well and related notes thereto. The data presented does not indicate what Knowledge Well/CBT's future results of operations will be or the actual results that would have occurred if the Share Exchange had occurred at the beginning of the periods indicated. No adjustment has been included for any anticipated cost savings or other synergies. See "Unaudited Pro Forma Financial Information."

                                         Knowledge Well    CBT       Knowledge Well
                                            Combined    Pro Forma     Combined Pro
                          CBT Historical   Historical   Combined(1) Forma Equivalent
                          -------------- -------------- ----------  ----------------
Book value per share(2):
  December 31, 1998(3)..      $ 3.49        $   0.20      $ 4.32         $ 0.71
Basic earnings per
 share(2):
  Year ended December
   31, 1998(3)..........      $ 0.38        $ (0.49)      $ 0.10         $ 0.02
Diluted earnings per
 share(2):
  Year ended December
   31, 1998(3)..........      $ 0.36        $ (0.49)      $ 0.09         $ 0.01

--------
(1) See "--Selected Unaudited Pro Forma Financial Information."

(2) Figures in the "CBT Historical," "CBT Pro Forma Combined" and "Knowledge Well Combined Pro Forma Equivalent" columns are per share. Figures in the "Knowledge Well Combined Historical" column are per share of the sum of Knowledge Well Group Limited ordinary shares and Knowledge Well Limited ordinary shares.

(3) Knowledge Well figures in the "Knowledge Well Combined Historical", "CBT Pro Forma Combined" and "Knowledge Well Combined Pro Forma Equivalent" are for the twelve months ended October 31, 1998.

   On May 22, 1998, we effected a split of each of our issued and outstanding ordinary shares of IR37.5p into four ordinary shares of IR9.375p each. As a consequence of this ordinary share split, each ADS represents and is exchangeable for one ordinary share. The comparative per share data above has been restated to reflect the effects of this ordinary share split.

   On August 31, 1998, Knowledge Well Limited effected a split of each of its issued and outstanding ordinary shares of $1.00 into four ordinary shares of $0.25 each. The comparative per share data above has been restated to reflect the effects of Knowledge Well Limited's ordinary share split.

   No cash dividends have ever been declared or paid with respect to our ordinary shares or Knowledge Well ordinary shares.

   The closing price of a CBT ADS on the Nasdaq National Market on December 9, 1998, the last trading day prior to public announcement of the Share Exchange, was $12.4375.

                        SELECTED HISTORICAL AND SELECTED
                       PRO FORMA COMBINED FINANCIAL DATA

Selected Historical Financial Data

 Selected Historical Consolidated Financial Data of CBT

   The selected historical consolidated financial data of CBT below sets forth selected financial information for each of the fiscal years in the five-year period ended December 31, 1998.

                                                  Year Ended December 31,
                                              --------------------------------
                                               1998    1997  1996  1995  1994
                                              ------  ------ ----- ----- -----
                                               (dollars in millions, except
                                                      per share data)
Revenues..................................... $162.2  $137.0 $87.4 $55.4 $39.2
Net income................................... $ 16.5  $ 18.1 $ 4.5 $ 5.6 $ 1.8
Net Income per share (1):
  Basic...................................... $ 0.38  $ 0.45 $0.12 $0.18 $0.07
  Diluted.................................... $ 0.36  $ 0.41 $0.11 $0.15 $0.06
Dividends per share..........................    --      --    --    --    --
Total Assets................................. $190.2  $141.3 $96.6 $82.7 $20.1
Redeemable convertible preferred shares......    --      --    --    --  $ 4.7
Long Term Debt...............................    --      --    --  $ 0.8 $ 0.8
Shareholders' equity (deficit)............... $154.8  $107.7 $68.2 $59.1 $(5.2)

 Selected Historical Combined Financial Data of Knowledge Well

   Knowledge Well Group Limited and Knowledge Well Limited are "sister" companies in that they have substantially identical shareholders that own substantially the same percentage of each company. In addition to being under common control, the companies have identical management. Under US GAAP, financial statements of "related" businesses may be presented on a combined basis for any period that they are under common control or management. Knowledge Well Group Limited and Knowledge Well Limited are related businesses that have been under common control and management since inception. Thus, the selected historical combined financial data of Knowledge Well sets forth selected financial information for Knowledge Well Group Limited and Knowledge Well Limited on a combined basis for the periods indicated.

                                            Year ended  Year ended  Inception to
                                            October 31, October 31, October 31,
                                            ----------- ----------- ------------
                                               1998        1997         1996
                                            ----------- ----------- ------------
                                             (dollars in thousands, except per
                                                        share data)
Revenues...................................   $    48     $  0.00      $ 0.00
Net loss...................................   $(4,422)    $(1,595)     $  (58)
Net loss per share(2):
  Basic....................................   $ (0.49)    $ (0.30)     $(3.15)
  Diluted..................................   $ (0.49)    $ (0.30)     $(3.15)
Dividends per share........................       --          --          --
Total assets...............................   $ 5,774     $ 1,430      $  122
Long-term debt.............................       --          --          --
Shareholders' equity (deficit).............   $ 3,463     $ 1,060      $  (59)

--------
(1) The per share data has been restated to reflect the effects of the ordinary share split.

(2) The per share data has been restated to reflect the effects of the Knowledge Well Limited ordinary share split.

Selected Unaudited Pro Forma Financial Information

   The following selected unaudited pro forma financial information of CBT give effect to the Share Exchange as if the Share Exchange had occurred at January 1, 1998. The Share Exchange is intended to be treated as a purchase transaction for accounting and financial reporting purposes. You should read this together with the consolidated financial statements and accompanying notes of CBT incorporated by reference herein and Knowledge Well included herein and the unaudited pro forma condensed combined financial statements and accompanying discussion and notes set forth under "Unaudited Pro Forma Financial Information" included herein. The pro forma amounts in the table below are presented for your information and do not indicate what the financial position or the results of operations of the combined company would have been had the Share Exchange occurred at January 1, 1998. The pro forma amounts also do not indicate what the financial position or future results of operations of the combined company will be. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies. See "Unaudited Pro Forma Financial Information."

                                                                  Year Ended
                                                               December 31, 1998
                                                               -----------------
                                                                  (dollars in
                                                               millions, except
                                                                per share data)
CBT--Knowledge Well Pro Forma Combined
Revenues......................................................      $162.3
Net income....................................................      $  4.8
Net Income per share:
  Basic.......................................................      $ 0.10
  Diluted.....................................................      $ 0.09
Dividends per share...........................................         --
Total assets..................................................      $252.5
Long-term debt................................................         --
Shareholders' equity .........................................      $212.5

                         EXTRAORDINARY GENERAL MEETING

Record Date for Voting of American Depositary Shares

   The Bank of New York, as the Registrar and Transfer Agent for our ADSs, as well as the depositary for our ordinary shares represented by the ADSs, has fixed the close of business on May 3, 1999 as the record date for the determination of ADS Holders entitled to give instructions for the exercise of voting rights at the Extraordinary General Meeting and any adjournment thereof.

   As of the record date, a total of 44,520,579 CBT ordinary shares, par value IR9.375p per share, were issued and outstanding (or, 44,520,579 equivalent
ADSs). Each CBT ordinary share is represented by one ADS. The ADSs are quoted on the Nasdaq National Market under the symbol "CBTSY." As of the record date there were approximately 350 registered holders of ADSs. The CBT ordinary shares represented by the ADSs are owned of record by AIB Custodial Nominees Limited on behalf of The Bank of New York.

   The Bank of New York has the right, subject to certain limitations set forth in the deposit agreements, each as amended and restated as of May 22, 1998, among CBT, The Bank of New York and the owners and beneficial owners of American Depositary Receipts representing ADSs, to vote all of the CBT ordinary shares represented by our ADSs. Under the terms of the deposit agreements, however, The Bank of New York is required to cast its votes with respect to those CBT ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received. Holders of ADSs may not vote at the Extraordinary General Meeting.

Quorum; Voting of Ordinary Shares

   Holders of CBT ordinary shares whose names appear in the Register of Members ("Members") maintained by our Registrars, Bank of Ireland, on the date materials are dispatched to Members are entitled to receive notice of the Extraordinary General Meeting or any adjournment thereof. In addition, Members on the date of the Extraordinary General Meeting are entitled to attend and vote at the Extraordinary General Meeting.

   The presence at the Extraordinary General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Extraordinary General Meeting, and who together hold not less than one-third of our voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. Abstentions will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions will have no effect on the outcome of the voting as they will not be considered as votes cast with respect to any matter.

   Votes may be given at the Extraordinary General Meeting either personally or by proxy. Voting at the Extraordinary General Meeting will be by a show of hands unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A proxy has the right to demand or join in demanding a poll. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way. If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the CBT ordinary shares represented thereby in accordance with such choice. If no choice is specified, the shares will be voted for each proposal set forth in the accompanying Notice of Extraordinary General Meeting, as more fully described in this proxy statement.

Voting of ADSs

   Under the terms of the deposit agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by us for the purpose of such meeting or, if different, as close thereto as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the deposit agreements.

   Upon receipt of notice of any meeting of CBT or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by us, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

  . the information contained in the notice of meeting received by The Bank of New York from us;

  . a statement that the owners of ADSs as at the close of business on a specified record date are entitled (subject to any applicable provisions of Irish law and of our Articles of Association) to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

  . a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given (subject to any applicable provisions of Irish law and of our Articles of Association); and

  . a statement as to the manner in which such instructions may be given (including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph if no instruction is received) to The Bank of New York to give a discretionary proxy to a person designated by us.

   Upon the written request of an owner of ADSs on such record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will endeavor, insofar as practicable, to vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to our Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

   The deposit agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by us with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by us to vote such ordinary shares, under circumstances and according to the terms as set forth in the deposit agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given when we notify The Bank of New York, and we have agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

  . a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the "SEC") pursuant to the U.S. Securities Exchange Act of 1934, as amended;

  . the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e. a contest);

  . relates to a merger or consolidation (except when our proposal is to merge with a wholly-owned subsidiary, provided our shareholders, dissenting thereto, do not have rights of appraisal);

  .  involves rights of appraisal;

  .  authorizes mortgaging of property;

  . authorizes or creates indebtedness or increases the authorized amount of indebtedness;

  . authorizes or creates preferred shares or increases the authorized amount of existing preferred shares;

  . alters the terms or conditions of any shares then outstanding or existing indebtedness;

  . involves the waiver or modification of preemptive rights, except when our proposal is to waive such rights with respect to shares being offered pursuant to share option or purchase plans involving the additional issuance of not more than 5% of the outstanding ordinary shares);

  . alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and our proposal involves a change in the number of its directors by not more than 10% or not more than one;

  . changes the existing quorum requirements with respect to shareholder meetings;

  . authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding provided that when no plan is amended to extend its duration, we shall factor into the calculation the number of ordinary shares that remain available for issuance and the number of ordinary shares subject to outstanding options and any ordinary shares being added and if there is more than one plan being considered at the same meeting, all ordinary shares are aggregated;

  . authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of our average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions (or which have been or are to be approved by such unions), and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan);

  . changes our purposes or powers to an extent which would permit us to change to a materially different line of business and it is our stated intention to make such a change;

  . authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of our previously outstanding shares;

  . authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transactions;

  . authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest; or

  . reduces earned surplus by 51% or more or reduces earned surplus to an amount less than the aggregate of three years' ordinary share dividends computed at the current dividend rate.

   The first proposal to be acted upon at the Extraordinary General Meeting, which is approving the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange, is not a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by us where no instruction is received. Therefore, with respect to the first proposal, The Bank of New York will not give a discretionary proxy to a person designated by us to vote such ordinary shares unless it receives instruction to give such discretionary proxy.

   The second proposal to be acted upon at the Extraordinary General Meeting, which is amending the 1994 Plan to increase the number of ordinary shares reserved for issuance thereunder by 2,000,000 ordinary shares, is a matter for which The Bank of New York may deem that instruction has been given for it to give a discretionary proxy to a person designated by us where no instruction is received. Therefore, with respect to the second proposal, The Bank of New York will give a discretionary proxy to a person designated by us to vote such ordinary shares for which no instruction has been given.

   The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from us, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares by us. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by us pursuant to the deposit agreements.

Solicitation of Proxies

   We will pay the cost of preparing, assembling, printing and mailing the proxy statement, the Notice of Extraordinary General Meeting and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Extraordinary General Meeting. We will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by our officers and other regular employees.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date or by attending the Extraordinary General Meeting and voting in person.

Shareholder Proposals to be Presented at Next Annual General Meeting

   Subject to applicable laws, proposals of our shareholders that are intended to be presented by such shareholders at our 1999 Annual General Meeting of shareholders must have been received at our offices located at 900 Chesapeake Drive, Redwood City, California 94063 no later than November 26, 1998 and must have satisfied the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

Vote Required

   The affirmative vote of the holders of a majority of the ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting, excluding the holders who are also shareholders of Knowledge Well, is required to approve the proposal to approve the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange. Unless otherwise instructed, the proxies will vote "FOR" the proposal to approve the Share Purchase Agreement, the Share Exchange and the issuance of ordinary shares pursuant to the Share Exchange.

   The affirmative vote of the holders of a majority of the ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting is required to approve the proposal to approve the amendment to the 1994 Plan. Unless otherwise instructed, the proxies will vote "FOR" the proposal to approve the amendment to the 1994 Plan.

                                  RISK FACTORS

   In deciding on the proposals in this proxy statement, you should consider carefully the risks described below, elsewhere in this proxy statement and in the documents that we have incorporated herein by reference. This proxy statement contains forward-looking statements that involve known and unknown risks and uncertainties. See "Forward-Looking Statements." The matters set forth below are cautionary statements identifying important factors with respect to such forward-looking statements, including risks and uncertainties that could cause actual results to differ materially and adversely from those in such forward-looking statements.

Risk Relating to CBT and CBT Shareholders

   Failure of Knowledge Well to Improve Financial Results. We are acquiring all of the outstanding shares of Knowledge Well in exchange for approximately 4,018,395 CBT ordinary shares (which shares had a value of approximately $43.2 million as of the date of the signing of the Share Purchase Agreement, and a value of approximately $62.3 million as of April 30, 1999). We will also assume all outstanding options to acquire Knowledge Well shares, which options will be exercisable for up to approximately 818,814 CBT ordinary shares (which shares had a value of approximately $8.8 million as of the date of the signing of the Share Purchase Agreement, and a value of approximately $12.7 million as of April 30, 1999 due to appreciation in the price of our stock since the agreement was signed). Knowledge Well is in an early stage of development. From inception through March 31, 1999, Knowledge Well recognized an aggregate of approximately $220,000 of revenue. In addition, Knowledge Well had total assets of approximately $5.8 million as of October 31, 1998. As such, if Knowledge Well fails to generate significant revenue and substantially improve its financial results, we may not realize any return on our investment and we may suffer dilution from the issuance of shares.

Risks Relating to the Share Exchange

   Difficulties of Integrating CBT and Knowledge Well. Our successful combination with Knowledge Well will require substantial effort from each company. Difficulties in combining the companies could have an adverse impact on our ability to fully benefit from the Share Exchange. Management, for example, will have to focus significant attention on the integration process. Research and development and sales and marketing personnel will also have to coordinate their efforts. In addition, the integration process could cause an interruption of, or loss of momentum in, our and Knowledge Well's activities.

   Substantial Expenses Resulting from the Share Exchange. We and Knowledge Well estimate that the negotiation and implementation of the Share Exchange will result in aggregate pre-tax expenses of approximately $2.2 million, primarily relating to costs associated with combining the companies and the fees of attorneys, accountants and the financial advisor to the Independent Committee. Although we and Knowledge Well do not believe that the costs will significantly exceed $2.2 million, the estimate may be incorrect or unanticipated events may substantially increase the costs of combining the operations of the companies. In addition, we expect to record a non-cash expense of approximately $5.4 million with respect to the write-off of acquired in-process research and development. In any event, we anticipate that costs associated with the Share Exchange and the write-off of acquired in-process research and development and goodwill amortization will negatively impact results of operations in the quarter in which the Share Exchange closes. In addition, the amortization of acquired intangible assets will negatively impact results of operations in future quarters.

Risks Relating to Knowledge Well

   Limited Operating History. From December 1996 to date, Knowledge Well's primary business operation was product development. Knowledge Well's first telesales representative was hired in March 1998 and Knowledge Well's first direct field sales representative was hired in late October 1998. As of March 31, 1999, Knowledge Well had a total of 18 customers and, from inception through March 31, 1999, recognized an aggregate of approximately $220,000 of revenue. Consequently, Knowledge Well has a very limited operating history upon which an evaluation of its business and its prospects can be based. In particular, holders of our ordinary shares and ADSs have a very limited basis upon which to evaluate the level of future market acceptance of Knowledge Well's products. Knowledge Well's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development, particularly companies in new and rapidly evolving markets such as interactive business, management and professional education. Such risks include, but are not limited to, the changing nature and unpredictability of Knowledge Well's business environment, technological change and intense competition.

   To address these risks, Knowledge Well must, among other things, do the following:

  .  increase its customer base;

  .  implement and execute its business and marketing strategies;

  .  continue to develop and upgrade its product offerings;

  .  provide superior customer service and order fulfillment;

  .  respond to competitive developments; and

  .  attract, retain and motivate qualified personnel.

Failure to successfully do so would have a material adverse effect on Knowledge Well's business, prospects, financial condition and results of operations.

   Accumulated Deficit. Knowledge Well has incurred net losses in each quarter since inception. Knowledge Well had an accumulated deficit of approximately $6.1 million as of October 31, 1998, and such deficit has continued to increase. A substantial portion of the accumulated deficit is due to the significant commitment of resources to Knowledge Well's product development group and, to a lesser extent, Knowledge Well's sales organization. Knowledge Well would expect to continue to devote substantial resources in these areas as a stand-alone company and as a result would need to recognize significant quarterly revenues to achieve profitability.

   Anticipated Losses. Knowledge Well anticipates that it will incur operating losses for the foreseeable future, and Knowledge Well believes that its future success will depend on its ability to significantly increase revenues. Knowledge Well's limited operating history makes an accurate prediction of future operating results difficult or impossible. Knowledge Well's revenues may not increase and Knowledge Well may not achieve or maintain profitability or generate cash from operations in any future periods.

   Dependence on Development and Marketing Alliances. Although Knowledge Well only recently began to sell its products, Knowledge Well's business plan significantly depends on maintaining its existing relationship with Kansas State University ("KSU") and on entering into additional, successful development and marketing alliances with other education content providers. Knowledge Well has entered into an education and development alliance with KSU under which Knowledge Well is currently developing courses for an undergraduate degree in business. This agreement was recently amended to provide Knowledge Well with the ability to develop with KSU faculty experts a master's degree in business administration. Knowledge Well has released three KSU undergraduate business degree courses to KSU faculty members for use by such faculty members in their classes. However, Knowledge Well does not expect to make such courses generally commercially available until late 1999. As a result, Knowledge Well will not generate revenue from these business degree courses until at least that time. Knowledge Well will market the degree products developed under its agreement with KSU to individuals who are not KSU students but who would like to acquire KSU credits and/or study towards a KSU degree. Knowledge Well has also developed non-credit business courses with subject matter derived from the KSU relationship. These courses are currently shipping. Knowledge Well has also entered into a partnership agreement with Hamilton College under which Hamilton has agreed to grant certificates and continuing education credits in connection with Knowledge Well's Business Management Competencies Program, subject to certain conditions.

   If KSU does not continue to cooperate with Knowledge Well, if Knowledge Well does not successfully develop courses for this alliance, or if Knowledge Well cannot negotiate additional alliances in the future on acceptable terms or at all, Knowledge Well's business, financial condition, results of operations and prospects could be materially adversely affected.

   KSU and any future development partner of Knowledge Well could pursue existing or alternative distance learning initiatives in preference to and in competition with those being developed with Knowledge Well. In the event Knowledge Well is not able to maintain or expand its current development alliance with KSU or enter into new development and/or marketing alliances, its operating results and financial condition could be materially adversely affected. Knowledge Well expects that cost of revenues may fluctuate from period to period in the future based upon many factors, including the number of titles licensed that were developed exclusively by Knowledge Well compared to the licensing of royalty-bearing titles developed pursuant to development alliances, and the timing of expenses associated with development alliances. In addition, the level of cooperation and coordination necessary in development alliances may result in longer development times and less control over the timing of product introductions than for courses developed solely by Knowledge Well.

   Lengthy Sales Cycle. Organizations license Knowledge Well's products to provide business, management and professional education for their employees. Organizations will use Knowledge Well's products as a part of their overall continuing education and training programs or they will implement such programs with Knowledge Well's products . As a result, the licensing and implementation of Knowledge Well's software products will generally involve a significant commitment of management attention and resources by prospective customers. Accordingly, Knowledge Well's sales process will be subject to delays associated with a long approval process that typically accompanies significant expenditures. Knowledge Well expects that the sales cycle associated with the licensing of its software products will continue to be characterized by a lengthy approval process over which Knowledge Well has little or no control.

   Potential Fluctuations in Operating Results; Uncertainty of Future Operating Results. Knowledge Well anticipates that its quarterly operating results will fluctuate in the future depending on factors such as

  .  the size and timing of orders and their fulfillment;

  . the mix of sales between products developed solely by Knowledge Well and products developed through development and marketing alliances;

  .  demand for Knowledge Well's products;

  .  changes in pricing policies by Knowledge Well or by its competitors;

  . the number, announcement, introduction and acceptance of new products, product enhancements and technologies by Knowledge Well and its competitors;

  . mix of sales between Knowledge Well's field sales force, other direct sales channels and telephone sales channels;

  .  changes in the level of operating expenses;

  .  competitive conditions in the industry;

  .  loss of significant customers;

  .  changes in Knowledge Well's sales incentive plans;

  .  availability of existing or new products;

  .  budgeting cycles of Knowledge Well's customers;

  . customer order deferrals in anticipation of enhancements or new products offered by Knowledge Well or its competitors;

  .  the cancellation of licenses;

  .  software bugs and other product quality problems;

  .  personnel changes;

  .  changes in Knowledge Well's strategy;

  .  litigation costs and expenses;

  .  seasonal trends;

  .  general domestic and international economic and political conditions;
     and

  . Knowledge Well expects that it may experience seasonality in its operating results attributable to traditional increases in enrollments in degree programs in January and September.

   Risks Associated with Expanding Distribution. To date, Knowledge Well has licensed its products through its direct sales force only. Knowledge Well's ability to achieve significant revenue growth will depend in large part on its success in recruiting and training sufficient direct sales personnel and establishing and maintaining relationships with third party distribution channels. Although Knowledge Well has invested significant resources to expand its direct sales force, it may experience difficulty in recruiting qualified sales personnel and in establishing necessary third party distribution channels. Knowledge Well may not be able to successfully expand its direct sales force or establish third party distribution channels, and failure to do so would materially adversely affect Knowledge Well's business and prospects.

   Reliance On Key Personnel. In connection with the Share Exchange, certain of Knowledge Well's executive officers resigned from Knowledge Well to assume positions as our executive officers. As our executive officers, they will manage our business as a whole. Accordingly, these former Knowledge Well executive officers will focus significantly less of their attention on Knowledge Well's operations. As a result, Knowledge Well will hire new managers to replace them. Knowledge Well's future success also depends on its continuing ability to employ highly qualified technical, sales and marketing personnel. Competition for such qualified personnel is intense, particularly in sales and software development. Failure to attract, assimilate or retain any of these and other key personnel could have a material adverse effect upon Knowledge Well's business, prospects, operating results and financial condition.

   Competition. Knowledge Well competes in the market for interactive software products that teach business, management and professional skills and/or courses. Knowledge Well also competes more generally in the business, management and professional education and training market. The market for interactive software products that teach business, management and professional skills and/or courses is highly fragmented and competitive, and Knowledge Well expects this competition to increase. In addition, new competitors may enter the market in the future and larger companies may compete with Knowledge Well in the business, management and professional education market through the acquisition of Knowledge Well's competitors. Such competitors may also include large corporations that are developing internal business, management and professional training programs, as well as colleges and universities.

   Knowledge Well's competition in the business, management and professional education market comes primarily from traditional education and training providers, including colleges and universities and for-profit entities. Knowledge Well also competes with other suppliers of business, management and professional education and training, including several other companies that produce interactive software training. Knowledge Well expects that as organizations establish in-house educational programs, more competitors will enter the interactive software education market. Many of Knowledge Well's current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, than Knowledge Well. In addition, significant price competition in the business, management and professional education and training market could impose increasing price pressures on Knowledge Well.

   Accordingly, Knowledge Well may not be able to provide products that compare favorably with new instructor-led techniques or other interactive training software. Moreover, competitive pressures may require Knowledge Well to reduce its prices significantly.

   Product Concentration. Knowledge Well currently expects business, management and professional interactive education software products and related services to account for all or substantially all of its future revenues. As a result, factors adversely affecting the pricing of or demand for these products and services, such as competition or technological change, could have a material adverse effect on Knowledge Well's business, prospects, operating results and financial condition. Knowledge Well's future financial performance will depend, in significant part, on the successful development, introduction and customer acceptance of its education products, and Knowledge Well may be unable to achieve these successes. Also, if the market for Knowledge Well's products fails to grow, or grows more slowly than Knowledge Well currently anticipates, its business, prospects, operating results and financial condition would be materially and adversely affected.

   Dependence on Emerging Market for Business, Management and Professional Education. The market for business, management and professional education software is rapidly evolving. New methods of delivering interactive education software often appear in the marketplace, including intranet and Internet deployment systems. Many of these new delivery and education management systems will involve new methods of doing business . Some companies also add multimedia and other product features to educational software. Currently, there are no universally accepted standards for the presentation of educational content and the tracking of student performance through interactive education software. To the extent standards evolve, Knowledge Well will need to develop products that support such standards. Accordingly, Knowledge Well's future success will depend upon, among other factors, its ability to develop and implement products that address these emerging market requirements. Knowledge Well may not successfully meet changing market needs.

   Economic Conditions. The revenue growth and profitability of Knowledge Well's business depends on the overall demand for interactive business, management and professional education software and related services as well as new developments within the education and training industry. The demand for interactive business, management and professional education software and related services depends, in part, on general economic and business conditions. Thus, a weakening of the global economy could result in decreased revenues or growth rates.

   Risk of Increasing Taxes. Knowledge Well Limited has significant operations in Ireland and, if and when it becomes profitable, it will pay taxes at rates substantially lower than those in the United States. The extent of this tax benefit may vary from period to period, and Knowledge Well's tax situation may change.

   Currency Fluctuations. Knowledge Well prepares its combined financial statements in U.S. dollars. However, a substantial portion of Knowledge Well's costs and assets are denominated in Irish Pounds. Fluctuations in exchange rates may have a material adverse effect on Knowledge Well's results of operations, particularly its operating margins, and could result in exchange losses. Knowledge Well cannot predict the impact of future exchange rate fluctuations on its results of operations. Knowledge Well Limited, whose functional currency is the Irish Pound, incurs substantially all of its operating expenses in Irish Pounds. At September 30, 1998, Knowledge Well Limited had net assets unhedged of IR(Pounds)353,000. To date, Knowledge Well has not sought to hedge the risks associated with fluctuations in exchange rates, but may undertake such hedging in the future. Hedging techniques, even if implemented, may not successfully eliminate or reduce the effects of currency fluctuations.

   Euro Currency. Certain participating members of the European Union have adopted the Euro as the common legal currency effective January 1, 1999. On that same date they established the fixed conversion rates between the participating existing sovereign currencies and the Euro. Knowledge Well's research and development operations are based in Europe. Although it does not know for sure, Knowledge Well does not believe that the Euro conversion will have a material impact on its business and financial condition.

   Risks Associated with Intellectual Property. Knowledge Well regards its software as proprietary and relies primarily on a combination of the following to protect its rights:

  .  statutory and common law copyright,

  .  trademark and trade secret laws,

  .  customer licensing agreements, and

  .  employee and third-party nondisclosure agreements.

   Knowledge Well generally does not include in its software any mechanisms to prevent unauthorized use. Instead, Knowledge Well generally requires its customers to enter into a license agreement which restricts copying and use of its products. Despite these precautions, a third party may copy or otherwise obtain and use Knowledge Well's courseware and technology without authorization. If unauthorized copying or misuse of Knowledge Well's products occur to a substantial degree, its business, financial condition and results of operations could be materially adversely affected.

   Third parties may claim that Knowledge Well's products infringe their proprietary rights. Knowledge Well expects that software developers will increasingly face such claims as the number of products and competitors in the business, management and professional education software industry grows and the products in the industry become more similar. Any such claim, with or without merit, could result in costly litigation or might require Knowledge Well to enter into royalty or licensing agreements. Such royalty or license agreements, if required, may not be available on acceptable terms or at all.

   Product Liability. Knowledge Well's license agreements with its customers typically contain provisions designed to limit its exposure to potential product liability claims. It is possible, however, that these provisions may not be effective as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. Although Knowledge Well has never experienced any product liability claims, the sale and support of its software products may lead to such claims, which may be substantial. A successful product liability claim brought against Knowledge Well could have a material adverse effect upon its business, operating results and financial condition.

   Risk of Software Defects. Knowledge Well's software products are complex and may contain errors or defects, especially when first introduced or when new versions or enhancements are released. Despite testing by Knowledge Well and by current and potential customers, defects and errors may be found in products after the products are commercially available, resulting in loss of revenues or delay in market acceptance.

   Year 2000 Compliance. Knowledge Well uses a number of computer software programs and operating systems in its internal operations, including applications used in order processing, inventory management, distribution, financial business systems and various administrative functions. Although Knowledge Well believes that its internal software applications contain source code that is able to interpret appropriately the upcoming calendar year 2000, failure by Knowledge Well to make any required modifications to make such software "Year 2000" compliant could result in systems interruptions or failures that could have a material adverse effect on its business. Knowledge Well does not anticipate that it will incur material expenses to make its computer software programs and operating systems "Year 2000" compliant. However, unanticipated costs necessary to update software, or potential systems interruptions, could exceed Knowledge Well's present expectations and have a material adverse effect on its business, financial condition and results of operations.

   Knowledge Well is also subject to external forces that might affect industry and commerce generally, such as Year 2000 compliance failures at utility or transportation companies and related service interruptions. Some commentators have stated that a significant amount of litigation will arise out of Year 2000 compliance issues, and Knowledge Well is aware of lawsuits against other software vendors. Because of the unprecedented nature of such litigation and unknown impact of the Year 2000 problem, it is uncertain to what extent Knowledge Well may be affected by such litigation. Knowledge Well does not currently have information concerning the Year 2000 compliance status of its customers. If Knowledge Well's current or future customers fail to achieve Year 2000 compliance or if they divert technology expenditures to focus on preparing their business for the Year 2000, then capital expenditure, software investment and training budgets may be spent on remediation efforts rather than business, management and professional education and training. Such a diversion of software investment and education and training funds could reduce the demand for Knowledge Well's products both directly, if current and potential customers allocate less funds to business, management and professional education and training, and indirectly, by delaying the purchase and implementation of new systems. This could adversely affect Knowledge Well's future revenues, although Knowledge Well does not know the impact at this time.

            APPROVAL OF THE SHARE EXCHANGE AND RELATED TRANSACTIONS

Proposal

   On November 29, 1998, the Independent Committee of our board of directors unanimously approved, subject to shareholder approval, the acquisition of Knowledge Well Group Limited and Knowledge Well Limited, two private companies formed under the laws of Ireland, which we collectively refer to as "Knowledge Well,", pursuant to a Share Purchase Agreement and related agreements between CBT, Knowledge Well, and all of the shareholders of Knowledge Well. The Share Purchase Agreement provides that we acquire from Knowledge Well shareholders all of the ordinary shares of Knowledge Well and assume the options outstanding under Knowledge Well's employee stock plans in exchange for 4,837,209 CBT ordinary shares. Throughout this proxy statement we refer to this transaction as the "Share Exchange".

   The Independent Committee of our board of directors believes that the Share Exchange is in our best interests.

Vote Required

   The affirmative vote of the holders of a majority of our ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting, excluding the holders who also hold Knowledge Well ordinary shares, is required to approve the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange. Unless otherwise instructed, the proxies will vote "FOR" the approval of the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange.


 THE INDEPENDENT COMMITTEE UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL ONE.


Reasons for the Share Exchange

   Other than statements of historical fact, the statements made in this section, including statements about the benefits expected to result from the Share Exchange and about future financial performance and the analyses performed by the Independent Committee's financial advisor, are forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those incorporated by reference in the proxy statement and those set forth in "Risk Factors" and elsewhere in this proxy statement.

 CBT's Reasons for the Share Exchange

   The Independent Committee believes that the Share Exchange will benefit us for the following reasons:

  . Access to significant development resources and products providing new market opportunities in a potentially large and rapidly expanding segment of the education market;

  . Revenue and marketing synergies, including the ability to offer broader and stronger product lines than either company can offer on its own, as well as permit CBT's and Knowledge Well's sales forces to market Knowledge Well's products to our significant customer base;

  .  Access to the library of courseware already developed by Knowledge Well;

  . Access to Knowledge Well's existing relationship with Kansas State University; and

  .  The experience, skills and expertise of Knowledge Well's management.

   In the course of its deliberations, the Independent Committee reviewed and considered a number of other factors relevant to the Share Exchange. The Independent Committee considered, among other things:

  . Information concerning our business, prospects, financial performance, financial condition, operations and technology;

  . The Independent Committee's review, performed in conjunction with its financial and legal advisors, of the information provided by Knowledge Well concerning its business, prospects, financial performance, financial condition, operations and technology;

  . Estimates of the projected future financial performance of Knowledge Well following an acquisition by us, which were prepared by management of Knowledge Well. Key projections and assumptions were:

    . Revenues of approximately $8 million, $17 million and $28 million in 1999, 2000 and 2001, respectively;

    . Completion of two years of business courses toward the undergraduate degree in business at KSU by the end of the first quarter of 2000; and

    . An approximate doubling in sales headcount at the end of 1999, compared to the start of the year, and an additional tripling of sales headcount at the end of 2001, compared to the end of 1999;(1)

  .  The historical trading prices of CBT ADSs;

  . Comparable financial metrics, including multiples paid in other comparable transactions and trading multiples of comparable companies in the education software industry;

  . An analysis of the respective projected contributions to revenue, operating profits and net profits of the combined companies;

  . Financial presentations by Lehman Brothers, including its opinion that the Exchange Ratio to be paid pursuant to the Share Exchange is fair to us;

  . Reports from financial and legal advisors as to the results of their due diligence investigations of Knowledge Well; and

  . The reasonableness of the terms of the Share Purchase Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations.

   While the Independent Committee evaluated both companies' prospects in terms of the future potential of their industry, businesses, products and employees, the Independent Committee recognized that the financial forecasts might be affected by inherent uncertainties in the education market, the rapid changes that take place in the marketplace and in the technology, and in the difficulty in predicting future revenue streams.

 Potentially Negative Impact

   The Independent Committee also considered the potentially negative impact of the Share Exchange, including, but not limited to:

  .  The difficulties of integrating CBT and Knowledge Well;

  . The substantial expenses to be incurred in connection with the Share Exchange, including costs of integrating the businesses and transaction expenses arising from the Share Exchange;

  . The effect on future results of operations of the amortization of goodwill to be recognized as a result of the Share Exchange;

  .  The dilutive effect of the issuance of ordinary shares in the Share
     Exchange;
(1) This paragraph contains forward-looking statements reflecting current expectations. Knowledge Well's actual future performance may not meet the stated expectations. Actual results may differ materially from those indicated in the forward-looking statements. We strongly encourage you to review the section entitled "Risk Factors--Risks Relating to Knowledge Well" commencing on page 19 for a discussion of factors that could affect future performance.

  . The difficulty of managing separate operations at different geographic locations; and

  .  The other risks described under "Risk Factors" herein.

   The Independent Committee assessed the value of Knowledge Well not only as a stand-alone company, but also, and more importantly, as a part of our organization. By acquiring Knowledge Well, we can enter into a new market and diversify our business from the current focus on information technology. This diversification may benefit our future financial performance, or hedge against the risks of relying on a single market. Furthermore, Knowledge Well offers a faster entry into the business, management and professional education software market because it has already developed products and formed an important alliance with Kansas State University. The Independent Committee believed that we stand to benefit from revenue and marketing synergies by building on Knowledge Well's foundation. We will also gain the skills and expertise of Knowledge Well's management, together with the individuals' experience in both the information technology education software market and the business, management and professional education market.

   Throughout its negotiations with Knowledge Well, the Independent Committee sought guidance from Lehman Brothers, which provided advice on the valuation of Knowledge Well based on projections provided by Knowledge Well's management. Arms-length negotiation between the Independent Committee and Knowledge Well resulted in a proposed acquisition price of $52 million, including the assumption of options to purchase CBT shares. In order to maintain our cash reserves and to assure that the shareholders of Knowledge Well who would join CBT's management would be properly incented to pursue shareholder value, the Independent Committee concluded that we should use stock to purchase Knowledge Well, with the number of shares issued to Knowledge Well shareholders determined by the trading price of our ADSs. The $52 million total acquisition price (including assumed options) translated into approximately 4.8 million of our ordinary shares. Lehman Brothers formally performed the financial analysis described below and confirmed that the Exchange Ratio is fair to us from a financial point of view.

   After reviewing the potentially negative factors associated with the Share Exchange, as well as the potentially negative operational issues and public market reaction if the Share Exchange is not completed, the Independent Committee concluded that they were outweighed by the positive factors described above and accordingly determined that the Share Exchange is fair to, and in the best interests of, CBT and our shareholders.

 Knowledge Well's Reasons for the Share Exchange

   Knowledge Well's management believes that the Share Exchange will benefit Knowledge Well for the following reasons:

  . Our larger and more established sales force will facilitate the distribution of Knowledge Well's products;

  . Our significant customer base provides marketing opportunities for Knowledge Well's products;

  . Our financial resources will help to provide the funds necessary to expand Knowledge Well's business operations, particularly its research and development activities; and

  . Combining the technological and engineering resources of CBT and Knowledge Well is expected to allow Knowledge Well to better utilize its research and development efforts to further innovate and enhance new and existing product offerings.

Material Contacts and Independent Committee Deliberations

   During a series of informal meetings occurring between October 7 and 12, 1998, individual members of our board of directors discussed the possibility of acquiring Knowledge Well. In the course of these informal discussions, it was concluded that an independent committee of our board would need to be formed to consider such an acquisition. In the interest of time, on October 13 and 14, 1998, Mr. McCabe and Mr. Priest, on our behalf, approached representatives of Lehman Brothers to inform them we were considering acquiring Knowledge Well and to request that they be prepared to engage in a discussion of the potential acquisition with members of an independent committee.

   Between October 14, 1998 and October 27, 1998, certain members of our board of directors who were neither directors, officers nor shareholders of Knowledge Well and who otherwise had no economic interest in Knowledge Well held informal discussions with representatives of Lehman Brothers regarding the possible engagement of Lehman Brothers as the financial advisor to the to-be-formed independent committee, and Lehman Brothers commenced its due diligence review of CBT and Knowledge Well.

   At a meeting of our board of directors held on October 27, 1998, our board of directors formed an Independent Committee consisting of John P. Hayes, Patrick J. McDonagh and James S. Krzywicki to consider the acquisition of Knowledge Well. The members of the Independent Committee are neither directors, officers nor shareholders of Knowledge Well and otherwise have no economic interest in Knowledge Well. To date, Knowledge Well has been engaged primarily in product development and creating its sales organization and has not employed significant legal or financial staff. On certain occasions prior to the commencement of discussions of the potential acquisition, Mr. Hayes, who is a personal friend of Messrs. McCabe and Priest, had at their request assisted them with certain Knowledge Well projects with legal or financial components. These projects were done on Mr. Hayes' own time and he was not remunerated in any way with respect to them.

   On October 28, 1998, at a telephonic meeting of the Independent Committee, Lehman Brothers made a formal presentation to the Independent Committee regarding their qualifications to provide financial advisory services concerning the proposed acquisition of Knowledge Well. The Independent Committee also considered appointing an independent Irish legal counsel separate from our outside Irish general counsel, Binchys, Solicitors.

   On October 30, 1998, the Independent Committee agreed in principle to retain Lehman Brothers to act as financial advisor to the Independent Committee.

   On November 3, 1998, Mr. Hayes, on behalf of the Independent Committee, met with and retained Arthur Cox, Solicitors, to act as Irish counsel to the Independent Committee. In this capacity, among other matters, representatives from Arthur Cox advised the Independent Committee on its fiduciary duties with respect to the proposed transaction.

   On November 4, 1998, the Independent Committee, Arthur Cox and Lehman Brothers met telephonically to discuss the valuation of Knowledge Well. Lehman Brothers presented their preliminary valuation of Knowledge Well and the projected financial results of Knowledge Well. Binchys and Wilson Sonsini Goodrich & Rosati, P.C. ("WSGR") participated in the early portion of the call for logistical reasons, and left the meeting prior to discussion of Lehman Brothers' findings.

   From November 4, 1998 to November 20, 1998, representatives of the Independent Committee, Lehman Brothers, Arthur Cox, Binchys and WSGR participated in a series of telephonic meetings in which the structure of the transaction was discussed. During this period, the Independent Committee, and its counsel and financial advisor, engaged in due diligence discussions with a variety of Knowledge Well personnel.

   From November 4, 1998 to November 20, 1998, Mr. Hayes, as spokesman for the Independent Committee, participated in a series of discussions with a representative of the shareholders of Knowledge Well to negotiate the price of the Share Exchange.

   From November 4, 1998 to November 27, 1998, Mr. Hayes, as spokesman for the Independent Committee, ,Binchys, WSGR, Knowledge Well and Knowledge Well's counsel negotiated the terms of the Share Purchase Agreement and related agreements.

   On or about November 22, 1998, Mr. Hayes, as spokesman for the Independent Committee, and Messrs. McCabe and Priest, on behalf of the shareholders of Knowledge Well, agreed upon $52 million of total consideration.

   On November 27, 1998, the Independent Committee, Lehman Brothers, CBT, Knowledge Well and CBT's auditors and advisors discussed the proposed accounting treatment for the transaction as a pooling-of-interests.

   On November 28, 1998, the Independent Committee reviewed the assumption of Knowledge Well employee stock options, the Share Purchase Agreement and related agreements.

   At a November 29, 1998 meeting of the Independent Committee, Lehman Brothers orally presented their opinion, which they subsequently confirmed in writing, that the exchange ratio to be paid by us in the Share Exchange was fair to us from a financial point of view. Arthur Cox reviewed with the Independent Committee its fiduciary duties. Satisfied with the due diligence of Knowledge Well and after discussion of the foregoing matters and the additional benefits that could be realized by us, the Independent Committee concluded that the Share Exchange is in our best interests and our shareholders best interests regardless of whether the transaction is accounted for as a purchase or as a pooling-of-interests and approved the transaction and the Share Purchase Agreement.

   On November 30, 1998, the Independent Committee, on our behalf, Knowledge Well and the shareholders of Knowledge Well executed the Share Purchase Agreement and related agreements. The signature pages were held in escrow pending resolution of certain accounting and ministerial drafting issues.

   From November 30, 1998 to December 8, 1998, the Independent Committee, our accountants and significant shareholders of Knowledge Well continued to discuss the accounting treatment of the transaction as a pooling-of-interests. On December 8, 1998, we were advised that the transaction could not be accounted for as a pooling-of-interests.

   On December 9, 1998, the signature pages for the Share Purchase Agreement and the related agreements were released from escrow and delivered to the parties.

   On December 9, 1998, the Independent Committee held a meeting to discuss amending and restating the Share Purchase Agreement (as executed on November 30, 1998) to reflect certain changes as a result of the intention to account for the Share Exchange as a purchase transaction. The Independent Committee, on our behalf, Knowledge Well and the shareholders of Knowledge Well agreed upon such changes on December 9, 1998 and executed the Amended and Restated Share Purchase Agreement reflecting such changes on March 30, 1999.

   Throughout the course of the negotiations between the Independent Committee and Knowledge Well, Mr. Hayes often negotiated the terms of the transaction as spokesman for the Independent Committee, without the presence of the other committee members. The Independent Committee authorized and directed Mr. Hayes to conduct such negotiations, and all such negotiations by Mr. Hayes were conducted in accordance with frequent telephonic instructions from the other members of the Independent Committee.

   During the negotiation of the transaction, Messrs. McCabe and Priest represented the Knowledge Well shareholders. In addition, the Knowledge Well shareholders were represented by Mason, Hayes & Curran, Solicitors, with respect to Irish legal matters.

Fairness Opinion of the Financial Advisor to the Independent Committee

   The Independent Committee of our board of directors engaged Lehman Brothers to act as its financial advisor in connection with the Share Exchange. The Independent Committee instructed Lehman Brothers, in its role as a financial advisor, to evaluate the fairness, from a financial point of view, to us of the Exchange Ratio to be paid in the Share Exchange, and to conduct such investigations as Lehman Brothers deemed appropriate for such purposes. On November 29, 1998, Lehman Brothers delivered its oral opinion to the Independent Committee of our board of directors (subsequently confirmed in writing as of such date) to the effect that, as of such date and based upon and subject to certain matters stated therein, from a financial point of view, the Exchange Ratio to be paid in the Share Exchange was fair to us.

   The full text of Lehman Brothers' written opinion dated November 29, 1998 is attached as Annex E to this Proxy Statement (the "Lehman Opinion") and is incorporated herein by reference. Shareholders may read the Lehman Opinion for a discussion of assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in rendering its Opinion. The summary of the Lehman Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such Opinion.

   No limitations were imposed by the Independent Committee on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. The form and amount of the consideration to be paid by us in the Share Exchange was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to CBT or Knowledge Well but made its determination as to the fairness of the Exchange Ratio on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the Independent Committee and was rendered to the Independent Committee in connection with its consideration of the Share Exchange. Lehman Brothers' opinion does not constitute a recommendation to any holder of our American Depository Shares as to how such holder should vote with respect to the Share Exchange. Lehman Brothers was not requested to opine as to, and its opinion does not address, our underlying business decision to proceed with or effect the Share Exchange.

   In arriving at its opinion, Lehman Brothers reviewed and analyzed:

  . the Share Exchange and the specific terms of the Share Purchase
    Agreement, including with respect to the management of CBT following consummation of the Share Exchange

  . publicly available information concerning us that Lehman Brothers believed to be relevant to its analysis, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

  . financial and operating information with respect to the business, operations and prospects of Knowledge Well and CBT furnished to Lehman Brothers by Knowledge Well and CBT, respectively

  . a trading history of our American Depository Shares from April 13, 1995 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant

  . a comparison of our historical financial results and present financial condition with those of other companies that Lehman Brothers deemed relevant

  . a comparison of the historical financial results and present financial condition of Knowledge Well with those of other companies that Lehman Brothers deemed relevant

  . third-party research analysts' quarterly and annual earnings estimates for us

  . a comparison of the financial terms of the Share Exchange with the financial terms of certain other transactions that Lehman Brothers deemed relevant

  . the potential pro forma financial effects of the Share Exchange on us, including operating synergies, revenue enhancements and other strategic benefits expected by managements of CBT and Knowledge Well to result from a combination of the businesses of CBT and Knowledge Well

   In addition, Lehman Brothers had discussions with the managements of CBT and Knowledge Well concerning their respective businesses, operations, assets, financial conditions and prospects, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

   In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of CBT and Knowledge Well that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the financial projections of Knowledge Well, upon advice of Knowledge Well, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Knowledge Well as to the future financial performance of Knowledge Well and that Knowledge Well would perform in accordance with such projections. However, in performing its analysis, Lehman Brothers was not provided with, and did not have access to, financial projections of us prepared by our management. Accordingly, with respect to our future financial performance, upon our direction, Lehman Brothers assumed that the estimates of third-party research analysts (in particular, BancBoston Robertson Stephens in a report dated October 13, 1998 and Goldman Sachs in a First Call Note dated November 6, 1998) were a reasonable basis upon which to analyze and evaluate the future financial performance of us and that we would perform substantially in accordance with such estimates. With respect to the projected operating synergies, revenue enhancements and other strategic benefits expected to result from the combination of the business of CBT and Knowledge Well, upon advice of CBT and Knowledge Well, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the managements of CBT and Knowledge Well and that such projected operating synergies, revenue enhancements and other strategic benefits will be achieved substantially as projected. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Knowledge Well and did not make or obtain any evaluations or appraisals of the assets or liabilities of Knowledge Well. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

   In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CBT or Knowledge Well. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

 Discounted Cash Flow Analysis

   Lehman Brothers prepared an after-tax cash flow model that was based upon financial projections prepared by the management of Knowledge Well. Lehman Brothers used discount rates of 30% to 40% and a terminal value based on a range of revenue multiples of 4.0x to 5.0x applied to Knowledge Well's projected fiscal 2001 revenues. The terminal value multiples were selected based on the trading multiples of similar publicly traded companies and the multiples of recently completed or proposed acquisitions of similar assets and companies.

   This methodology implied a range of exchange ratios of 0.1415 to 0.1886 American Depository Shares or ordinary shares (as the case may be) of CBT for each Knowledge Well Share, based upon the closing price of our American Depository Shares on November 27, 1998 of $10.75. The Exchange Ratio of 0.1635 falls within this range.

 Comparable Transactions Analysis

   Lehman Brothers reviewed certain publicly available information on selected transactions which were announced or took place from April 1997 to May 1998, including,

  . the acquisition of The ForeFront Group, Inc. by CBT Group PLC

  . the acquisition of Mastering, Inc. by PLATINUM Technology, Inc.

  . the acquisition of National Education Corporation by Harcourt General,
    Inc.

  . the acquisition of International Business Schools by Education Investment
    Corporation

  . the acquisition of College for Financial Planning by Apollo Group, Inc.

   For each transaction, relevant transaction multiples were analyzed including the total purchase price, determined as the equity purchase price plus assumed obligations, divided by latest twelve month revenues. The selected transactions provided a range of revenue multiples of 1.8x to 7.6x which were used to arrive at an enterprise value of Knowledge Well.

   This methodology implied a range of exchange ratios of 0.1100 to 0.1729 American Depository Shares or ordinary shares, as the case may be, of CBT for each Knowledge Well Share, based upon the closing price of our American Depository Shares on November 27, 1998 of $10.75. The Exchange Ratio of 0.1635 falls within this range.

   Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Knowledge Well and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the Share Exchange that would affect the acquisition values of Knowledge Well and such acquired companies.

 Knowledge Well Comparable Company Analysis

   Lehman Brothers reviewed the public stock market trading multiples for selected companies that Lehman Brothers deemed comparable to Knowledge Well, as follows:

  . Post-Secondary Education Tier

   . Apollo Group, Inc.

   . DeVry, Inc.

   . Education Management Corporation

   . ITT Educational Services, Inc.

   . Strayer Education, Inc.

  . Technology-Based Education Tier

   . Asymetrix Learning Systems, Inc.

   . Caliber Learning Network, Inc.

   . CBT Group PLC

   Using publicly available information, including estimates published in third-party research reports, Lehman Brothers calculated and analyzed certain actual and projected financial, operating and stock market information. The analysis indicated that enterprise values of the post-secondary education tier, determined as equity market value plus net debt, as a multiple of latest twelve months revenues and latest twelve months earnings before interest and taxes ranged from 2.7x to 9.4x and 23.3x to 33.2x, respectively; latest twelve months revenue multiples in the technology-based education tier ranged from 2.2x to 3.1x. The analysis also indicated that equity market values of the post-secondary education tier as a multiple of calendar 1998 earnings ranged from 34.5x to 53.0x.

   This methodology implied a range of exchange ratios of 0.1415 to 0.2044 American Depository Shares or ordinary shares, as the case may be, of CBT for each Knowledge Well Share, based upon the closing price of our American Depository Shares on November 27, 1998 of $10.75. The Exchange Ratio of 0.1635 falls within this range.

   Because of the inherent differences between the businesses, operations and prospects of Knowledge Well and the businesses, operations and prospects of the companies included in the comparable company groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of Knowledge Well and companies in the comparable company groups that would affect the public trading values of Knowledge Well and such comparable companies.

 CBT Stock Trading Analysis

   Lehman Brothers reviewed the daily historical closing prices of our American Depository Shares from April 13, 1995 to November 27, 1998 and compared that trading history with those of other companies that Lehman Brothers deemed relevant. Based on this analysis, CBT's American Depository Shares increased 70% during this period; such other companies that Lehman Brothers deemed relevant, on average, increased 373% during this period.

 CBT Comparable Company Analysis

   Lehman Brothers reviewed the public stock market trading multiples for selected companies that Lehman Brothers deemed comparable to us, as follows:

  . Information Technology Training/Education Tier

   . Computer Learning Centers, Inc.

   . DeVry, Inc.

   . ITT Educational Services, Inc.

   . Learning Tree International, Inc.

  . Tools/Distribution Tier

   . Asymetrix Learning Systems, Inc.

   . Caliber Learning Network, Inc.

   Using publicly available information, including estimates published in third-party research reports, Lehman Brothers calculated and analyzed certain actual and projected financial, operating and stock market information. The analysis indicated that enterprise values of the information technology training/education tier, determined as equity market value plus net debt, as a multiple of revenues and latest twelve months earnings before interest and taxes ranged from 0.7x to 4.7x and 8.0x to 33.2x, respectively; latest twelve months revenue multiples in the tools/distribution tier ranged from 2.2x to 3.1x. The analysis also indicated that equity market values of the information technology training/education tier as a multiple of calendar 1998 earnings ranged from 11.5x to 53.0x. By comparison, enterprise value as a multiple of latest twelve months revenues and latest twelve months earnings before interest and taxes for us were 2.3x and 13.0x, respectively, and equity value as a multiple of calendar 1998 earnings was 22.9x.

 Contribution Analysis

   Lehman Brothers analyzed the relative income statement contribution of CBT and Knowledge Well to the combined company based on 2000 projected financial data and assuming no cost savings or operating synergies. Projected financial data was based on third-party research estimates with respect to us and provided by management of Knowledge Well with respect to Knowledge Well. This analysis indicated that Knowledge Well will contribute approximately 9% of the combined company's net income. In the transaction, Knowledge Well shareholders will receive approximately 9% of the combined company's equity.

 Pro Forma Share Exchange Consequences Analysis

   Lehman Brothers also prepared a pro forma Share Exchange model which incorporates CBT's and Knowledge Well's financial projections for the years 1999 and 2000 as well as the companies' estimates of future cost savings, operating synergies and strategic benefits expected to result from the Share Exchange. Lehman Brothers then compared our earnings on a standalone basis to the earnings attributable to our interest in the pro forma combined company. Lehman Brothers noted that, on a purchase method of accounting basis, the transaction is dilutive to our pro forma earnings in both 1999 and 2000.

   Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Independent Committee selected Lehman Brothers because of its expertise, reputation and familiarity with the training sector and because its investment banking professionals have substantial experience in transactions comparable to the Share Exchange.

   Pursuant to the terms of our engagement letter agreement dated October 28, 1998 with Lehman Brothers, we have agreed to pay Lehman Brothers a fee of $250,000 payable upon issuance of the opinion letter and creditable against a transaction fee of $750,000 payable upon successful completion of the transaction contemplated by the Share Purchase Agreement. In addition, we have agreed to reimburse Lehman Brothers for its reasonable expenses incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities which may arise under federal securities laws.

   In the ordinary course of its business, Lehman Brothers actively trades in our equity securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Share Exchange

   In considering the recommendation of the Independent Committee of our board of directors with respect to the Share Purchase Agreement, the Share Exchange and the issuance of CBT ordinary shares pursuant to the Share Exchange, holders of our ordinary shares and ADSs should be aware that a number of our directors have certain interests in the Share Exchange as below discussed. The Independent Committee, consisting of three directors of our board of directors who were neither directors, officers nor shareholders of Knowledge Well and otherwise have no economic interest in Knowledge Well, has considered these interests, among other matters, in recommending the approval of the Share Exchange.

   William G. McCabe is a former Chief Executive Officer and the current Chairman of our board of directors and is also the founder and a former member of the board of each of Knowledge Well Limited and Knowledge Well Group Limited. Immediately prior to the closing of the Share Exchange, Mr. McCabe will be the beneficial owner of approximately 69.0% (on a fully diluted basis) of Knowledge Well. Mr. McCabe will receive beneficial ownership of 2,792,355 CBT ordinary shares upon the closing of the Share Exchange. In addition, by assuming options outstanding under the Knowledge Well stock option plans, we will also assume

Mr. McCabe's options to purchase Knowledge Well ordinary shares, such that Mr. McCabe will have options to acquire up to 546,361 CBT ordinary shares pursuant to such assumption.

   Gregory M. Priest is our former Vice President, Finance and Chief Financial Officer and our current President and Chief Executive Officer and a member of our board of directors. At the time the Share Purchase Agreement was executed, Mr. Priest was the President and Chief Executive Officer and a member of the board of each of Knowledge Well Limited and Knowledge Well Group Limited. Immediately prior to the closing of the Share Exchange, Mr. Priest will be the beneficial owner of approximately 9.7% of Knowledge Well (on a fully diluted basis). Mr. Priest will receive 325,073 CBT ordinary shares upon the closing of the Share Exchange. In addition, by assuming options outstanding under the Knowledge Well stock option plans, we will also assume Mr. Priest's options to purchase Knowledge Well ordinary shares, such that Mr. Priest will have options to acquire up to 143,184 CBT ordinary shares pursuant to such assumption.

   John M. Grillos, our current Chief Operating Officer and a member of our board of directors, is also the owner of approximately 0.9% of Knowledge Well (on a fully diluted basis). Mr. Grillos will receive 44,846 CBT ordinary shares upon the closing of the Share Exchange. In addition, ITech Partners L.P., a venture capital limited partnership of which Mr. Grillos serves as the sole general partner, is the owner of approximately 0.7% of Knowledge Well (on a fully diluted basis). ITech Partners L.P. will receive 35,876 CBT ordinary shares upon the closing of the Share Exchange.

   Each CBT ordinary share is represented by one CBT ADS. The closing price of CBT ADSs on the Nasdaq National Market on the last trading day prior to the approval of the Share Exchange by the Independent Committee was $10.75 per ADS. The closing price of CBT ADSs on the Nasdaq National Market on April 30, 1999 was $15.5 per ADS.

   Based upon our capitalization as of May 3, 1999, the shareholders and optionholders of Knowledge Well will hold approximately 9% of the total number of equivalent ADSs issued and outstanding after consummation of the Share Exchange. This percentage assumes exercise by such shareholders and optionholders of all options to purchase CBT ordinary shares, including options to purchase ordinary shares of Knowledge Well that will be assumed by us in the Share Exchange, exercisable within 60 days of the date of the Extraordinary General Meeting.

Government and Regulatory Approvals

   Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, the Share Exchange cannot be consummated until notifications have been given and certain information has been furnished to the FTC or the Antitrust Division of the Department of Justice and the specified waiting period has been satisfied. The notifications required under the HSR Act as well as certain information have been furnished to the FTC and the Antitrust Division. At any time before or after consummation of the Share Exchange, and notwithstanding that the HSR Act waiting period has expired, the Antitrust Division, the FTC or any state or foreign governmental authority, could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Share Exchange or seeking divestiture of Knowledge Well or businesses of CBT or by CBT. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

   Under the Mergers, Take-Overs and Monopolies (Control) Act, 1978 (as amended) there is a requirement to notify the Minister for Enterprise, Trade and Employment prior to completion of a proposed merger or takeover if two or more of the parties involved in the proposal exceed one of two financial thresholds. Under the Mergers Act title to any shares concerned does not pass until the Minister has stated in writing that he has decided not to make an order in relation to the proposed merger or take-over, or he has stated in writing that he has made a conditional order in relation to it, or the relevant period under the Mergers Act has elapsed without the Minister having made any order in relation to the proposed merger or take-over. As we and certain of the shareholders of Knowledge Well exceed one or both of the financial thresholds the Share Exchange was notified to the Minister and the Minister has confirmed in writing that, based upon the information provided to him by us, the Share Exchange does not require to be notified and that the Minister does not intend to make an order under the Mergers Act.

   Based on information available to us, we believe that the Share Exchange will be effected in compliance with federal, state and foreign antitrust laws. However, there can be no assurance that a challenge to the consummation of the Share Exchange on antitrust grounds will not be made or that, if such a challenge were made, CBT and Knowledge Well would prevail.

Accounting Treatment

   We intend to account for the Share Exchange under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time of the closing of the Share Exchange. We intend to record an expense of approximately $5.4 million in the quarter in which the Share Exchange closes with respect to the write-off of in-process research and development acquired in the Share Exchange. The intangible assets recorded with respect to the Share Exchange are expected to be amortized over a period of five to ten years following the closing of the Share Exchange. Our results of operations will not include the results of Knowledge Well prior to the closing date of the Share Exchange.

Rights of the Security Holders of the Company

   The rights of our security holders will not be affected by the Share
Exchange.

                          TERMS OF THE SHARE EXCHANGE

   The following summarizes the material provisions of the Share Purchase Agreement and certain related agreements, copies of which are attached as Annexes A through D to this proxy statement and are incorporated herein by reference. This summary is qualified by reference to the more detailed information set forth in the Share Purchase Agreement and such related agreements.

   Closing. The closing of the Share Exchange will take place no later than five (5) business days, following satisfaction or waiver of the conditions to closing set forth in the Share Purchase Agreement, which are described below, unless another place or time is agreed to by us, Knowledge Well and the shareholders of Knowledge Well.

   Acquisition Price. We will issue the shareholders of Knowledge Well an aggregate of 4,018,395 CBT ordinary shares (or American Depositary Shares representing such ordinary shares). If all assumed options vest and are exercised, we will issue to the option holders of Knowledge Well an additional 818,814 CBT ordinary shares (or American Depositary Shares representing such ordinary shares) in exchange for payment by the option holders of the aggregate option exercise price. As a result, we could pay a total of as many as 4,837,209 shares in connection with the Share Exchange.We will pay to each Knowledge Well shareholder for each Knowledge Well ordinary share exchanged the number of our ordinary shares that is equal to the "Exchange Ratio". The "Exchange Ratio" is the quotient (rounded to the nearest 1/10,000th) obtained by dividing (x) 4,837,209 by (y) the sum of (1) the total number of Knowledge Well ordinary shares issued immediately prior to the closing plus (2) the total number of shares in Knowledge Well of any class issuable upon exercise of all options, warrants and similar rights outstanding immediately prior to the closing of the Share Exchange.

   Treatment of Employee Equity Benefit Plans. At the closing, we will assume all outstanding options to purchase shares in Knowledge Well under the Knowledge Well Limited 1998 Share Option Plan and the Knowledge Well Group Limited 1998 Share Option Plan. We must file a Form S-8 under the Securities Act of 1933 with respect to the assumed options no later than fifteen days after the closing of the Share Exchange.

   Representations and Warranties. CBT, Knowledge Well, and the shareholders of Knowledge Well each made a number of representations and warranties in the Share Purchase Agreement relating to CBT's and Knowledge Well's respective businesses and various other matters. All representations and warranties in the Share Purchase Agreement and all covenants to be performed prior to the closing will survive for two years following the closing of the Share Exchange, except as otherwise provided. The representations and warranties in the Share Purchase Agreement are complicated and not easily summarized. You are urged to carefully read the articles in the Share Purchase Agreement entitled "Representations and Warranties of the Shareholders," "Additional Representations and Warranties of the Shareholders," and "Representations and Warranties of CBT."

   Knowledge Well's Conduct of Business Before Completion of the Share Exchange. The Knowledge Well Shareholders and Martin Scully as a director of Knowledge Well have agreed that until completion of the Share Exchange, or the termination of the Share Purchase Agreement, or unless we consent in writing, that Knowledge Well will operate its business in good faith and its ordinary course of operations with the goal of:

  .  preserving unimpaired its goodwill and ongoing business;

  .  preserving intact its present business organization;

  . keeping available the services of its present officers and key employees and maintaining their relationships with

     -- customers,

     -- suppliers,

     -- distributors,

     -- licensors,

     -- licensees, and

     -- others having business dealings with them.

   Furthermore, Knowledge Well has agreed not to take a specific list of actions without our prior written consent. The agreements related to the conduct of Knowledge Well's business in the Share Purchase Agreement are complicated and not easily summarized. You are urged to carefully read the section in the Share Purchase Agreement entitled "Conduct of Business of Knowledge Well."

   No Other Negotiations Involving Knowledge Well. Until the Share Exchange is completed or the Share Purchase Agreement is terminated, Knowledge Well has agreed not to take any of the following actions with any party other than us:

  . soliciting, conducting discussions with or engaging in negotiations with any person, relating to the possible acquisition of Knowledge Well or any of its subsidiaries (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets,

  . providing information with respect to it or any of its subsidiaries to any person relating to the possible acquisition of Knowledge Well (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets,

  . entering into an agreement with any person providing for the acquisition of Knowledge Well (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its share capital or assets, or

  . making or authorizing any statement, recommendation or solicitation in support of any possible acquisition of Knowledge Well or any of its subsidiaries (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets by any person.

   Knowledge Well has agreed to promptly notify us and provide us with detailed information about any offer or proposal it receives relating to the above.

   Conditions to Completion of the Share Exchange. The respective obligations of each party to the Share Purchase Agreement to complete the Share Exchange are subject to the satisfaction of the following conditions before completion of the Share Exchange:

  . the Share Exchange must be approved by a majority of our shareholders who are present in person or by proxy and voting at our Extraordinary General Meeting, excluding our shareholders who are also shareholders of Knowledge Well; and

  . there must not be any law, regulation or order enacted or issued which has the effect of making the Share Exchange illegal or otherwise prohibiting completion of the Share Exchange, and all other U.S. and Irish governmental requirements must be satisfied.

   The Knowledge Well shareholders' obligations to complete the Share Exchange and related transactions are subject to the satisfaction or waiver of each of the following conditions before completion of the Share Exchange, any of which may be waived, in writing, exclusively by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the shareholders of Knowledge Well:

  . Our representations and warranties must be true and correct in all material respects as of November 30, 1998, our representations and warranties relating to our authorized share capital and issued and outstanding ordinary shares must be true and correct in all material respects as of the date of completion of the Share Exchange, and the shareholders of Knowledge Well must receive a certificate to such effect signed by one of our vice presidents;

  . We must perform or comply in all material respects with all of our agreements and covenants required by the Share Exchange, subject to provisions for curing any non-performance or non-compliance, and the shareholders of Knowledge Well must receive a certificate to such effect signed by one of our vice presidents;

  . Our ADSs that we will issue to the shareholders of Knowledge Well upon completion of the Share Exchange, or that they will receive upon resale of our ordinary shares, must be authorized for listing on the Nasdaq National Market upon official notice of issuance; and

  . We must arrange a restricted ADR facility so that the shareholders of Knowledge Well are able to receive restricted ADRs instead of restricted ordinary shares.

   Our obligations to complete the Share Exchange and related transactions are subject to the satisfaction or waiver of each of the following additional conditions before completion of the Share Exchange:

  . the representations and warranties of the Knowledge Well shareholders must be true and correct in all material respects as of November 30, 1998, the representations and warranties of the shareholders of Knowledge Well relating to the authorized share capital and issued and outstanding shares of Knowledge Well as well as the shareholders' good title to the shares must be true and correct in all material respects as of the date of completion of the Share Exchange, and we must receive a certificate verifying such signed by a representative of the shareholders of Knowledge Well;

  . Knowledge Well and the shareholders of Knowledge Well must perform or comply (subject to provisions for curing any non-performance or non-compliance) in all material respects with all agreements and covenants required by the Share Purchase Agreement before the completion of the Share Exchange, and we must receive a certificate to such effect signed by the Chief Executive Officer of Knowledge Well and a representative on behalf of the shareholders of Knowledge Well;

  . we must receive a legal opinion from Mason, Hayes & Curran, legal counsel to Knowledge Well, in reasonably satisfactory form;

  . each of the Knowledge Well "affiliates", as defined under Rule 145 of the Securities Act, must deliver a signed and effective affiliate agreement;

  . William G. McCabe, Gregory M. Priest, Jeffrey Newton, William Beamish, William Lewis and John M. Grillos each must execute and deliver to us an employment and noncompetition agreement that is reasonably satisfactory to us and consistent with all applicable laws;

  .  if requested by us, our independent accountants must:

       -- complete their audit of Knowledge Well's financial statements,

       -- confirm that the financial statements present fairly, in all material respects, the financial position of Knowledge Well, and

       -- confirm that, in their view, the financial statements satisfy the requirements of the SEC with respect to our reporting obligations under the U.S. federal securities laws;

  . all preferred shares of Knowledge Well Group Limited shall have been converted into ordinary shares on a one-for-one basis and no "C" ordinary shares of Knowledge Well Limited shall be outstanding; and

  . Messrs. McCabe, Priest, Beamish, Peregrine Company Managers Limited, John Grillos and Patricia Grillos, Itech Partners L.P., Finite Properties Limited, and Molyneux Secretarial Services Limited shall have executed a Lock-Up Agreement in the form attached as Annex D to this proxy statement.

   Termination of the Share Purchase Agreement. The Share Purchase Agreement may be terminated and the Share Exchange abandoned at any time prior to the completion of the Share Exchange:

  .  by mutual consent of the shareholders of Knowledge Well and us;

  . by us or by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the shareholders of Knowledge Well, if

       -- the Share Exchange is not completed by June 30, 1999,

       -- there is a final nonappealable order of a federal or state court in the United States or a court in Ireland effectively preventing the completion of the Share Exchange, or

       -- completion of the Share Exchange would be illegal;

  . by us if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange, by any governmental entity, which would

       -- prohibit our or Knowledge Well's ownership or operation of any material portion of the business of Knowledge Well or

       -- compel us or Knowledge Well to dispose of or hold separate, as a result of the Share Exchange, any material portion of the business or assets of Knowledge Well or us;

  . by us if we are not in material breach of our obligations under the Share Purchase Agreement and Knowledge Well or the shareholders of Knowledge Well have breached any representation, warranty, covenant or agreement contained in the Share Purchase Agreement, and as a result of such breach the conditions to the Share Exchange are not satisfied, subject to provisions for curing such breach; or

  . by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the shareholders of Knowledge Well, if Knowledge Well and the shareholders of Knowledge Well are not in material breach of their respective obligations under the Share Purchase Agreement and we have breached any representation, warranty, covenant or agreement contained in the Share Purchase Agreement and as a result of such breach the conditions to the Share Exchange are not satisfied, subject to provisions for curing such breach.

   Effect of Termination. If the Share Purchase Agreement is terminated, then the Share Purchase Agreement will become void and there will be no liability or obligation of CBT, Knowledge Well or the shareholders of Knowledge Well, or their respective officers, directors or shareholders, provided that each party will remain liable for any breaches of the Share Purchase Agreement prior to its termination, and provided that the provisions regarding the payment of expenses shall remain in full force and effect and survive any termination of the Share Purchase Agreement.

   Escrow and Indemnification. At the closing, we will deposit 402,000 of the CBT ordinary shares to be issued to Knowledge Well shareholders into an escrow account.

   The Knowledge Well shareholders have agreed to indemnify and hold us and our affiliates, officers, directors, employees and shareholders, who we refer to as "CBT Indemnitees," harmless against any damages, including reasonable attorneys' fees and expenses, resulting from

  . any breach of or inaccuracy in any representations and warranties of Knowledge Well or the shareholders of Knowledge Well set forth in the Share Purchase Agreement or in any certificate delivered by Knowledge Well or the shareholders of Knowledge Well pursuant to the Share Purchase Agreement, or

  . any breach or default by Knowledge Well or the shareholders of Knowledge Well of any covenant, obligation or other agreement of Knowledge Well or the shareholders of Knowledge Well set forth in the Share Purchase Agreement.

   In addition, each of the shareholders of Knowledge Well agreed, severally and not jointly, to indemnify and hold the CBT Indemnitees harmless against any damages resulting from any breach of or inaccuracy in any representations and warranties of such shareholder of Knowledge Well set forth in the Share Purchase Agreement. Subject to certain conditions, the liability of the shareholders of Knowledge Well under this indemnity, other than for damages caused by any breach of or inaccuracy in any representations or warranties relating to taxes, shall end two years after the date of completion of the Share Exchange. The liability of the shareholders of Knowledge Well under this indemnity for damages caused by any breach of or inaccuracy in any representations or warranties relating to taxes shall end six years after the date of completion of the Share Exchange.

   In no event shall

  . any shareholder of Knowledge Well be liable under the indemnity described above or any other theory of liability for damages in connection with the Share Exchange for an amount greater than the lesser of (1) such shareholder's pro rata share of the acquisition price or (2) such shareholder's pro rata share of any loss we suffer or

  . any CBT Indemnitee be reimbursed for any damages under the indemnity described above or any other theory of liability in connection with the transactions contemplated by the Share Exchange until the aggregate of all damages exceeds $500,000, after which all damages, including such $500,000, shall become payable in accordance with the provisions of the Share Purchase Agreement.

   As partial security for the obligations of each shareholder of Knowledge Well pursuant to the indemnity described above, the escrow amount shall be deposited with an escrow agent and shall be controlled by the terms of the escrow agreement in substantially the form attached as Annex C to this proxy statement.

   Registration Rights. Under the terms of a Declaration of Registration Rights, we have agreed to register the CBT ordinary shares to be issued in the Share Exchange. We have agreed to file with the SEC a registration statement covering all of the CBT ordinary shares within 30 days after the closing of the Share Exchange to permit the resale of all such CBT ordinary shares. We have further agreed to use our best efforts to cause the registration statement to become effective as soon thereafter as possible and to maintain the effectiveness of the registration statement for two years after the closing of the Share Exchange. The registration rights described above are subject to the shareholders of Knowledge Well providing certain information to us that is required to register the ordinary shares.

   Lock-Up. Under the terms of a lock-up agreement, certain shareholders of Knowledge Well, including Messrs. McCabe, Priest and Grillos have agreed

  . from the closing of the Share Exchange until October 1, 1999, not to offer to sell, contract to sell or otherwise sell, dispose of, or grant any rights with respect to any ordinary shares issued in the Share Exchange or upon exercise of options assumed by us in connection with the Share Exchange (we refer to these securities collectively as the "Locked-up Securities") without the prior written consent of the members of our board of directors who are not former shareholders of Knowledge Well, and

  . from October 1, 1999 to October 1, 2000, not to dispose of more than 50% of the Locked-up Securities without the prior written consent of the members of our board of directors who are not former shareholders of Knowledge Well.

The lock-up agreements permit the Locked-up Securities to be pledged as collateral in certain circumstances.

                                TAX CONSEQUENCES

 U.S. Tax Consequences of the Share Exchange. We will not recognize any tax gain or loss as a result of the Share Exchange, neither will you.

 Irish Capital Duty and Stamp Duty.

   Irish law generally requires a "capital company", which we are, to pay a "capital duty" on the issuance of shares. The rate of the duty would be 1% of the value of the consideration we receive for the shares. You will not have to pay any capital duty as a shareholder.

   A provision under Irish law, however, provides relief from capital duty and stamp duty (as discussed below) where a capital company engages in a good faith "amalgamation" or "reconstruction", as defined under the relevant legislation. To obtain this relief, we must fulfill several conditions. Furthermore, to obtain relief from stamp duty, we must be engaging in the amalgamation or reconstruction for commercial purposes and not for avoiding tax liabilities. We must apply to the Revenue Commissioners to obtain the relief. If we succeed in the application, then we will pay no capital duty on the acquisition of Knowledge Well.

   While we cannot guarantee that we will obtain the relief, our Irish counsel believe that we have met the conditions for it in acquiring Knowledge Well. However, we may still later become liable for capital duty, especially if Knowledge Well shareholders dispose of the shares acquired in the transaction within specific periods.

   Irish law generally requires the payment of "stamp duty", a tax on certain documents, on transfer of shares with an executed instrument of transfer, with certain exceptions such as transfers between spouses or transactions in companies registered in Ireland. The transferee of the shares on a sale generally has to pay IR(Pounds)1 for every IR(Pounds)100 or part thereof (the ad valorem rate), of the amount or value of the consideration (i.e., purchase price). Where the consideration for the sale is expressed in a currency other than Irish pounds, the duty will be charged on the Irish pound equivalent calculated at the rate of exchange on the date of the transfer. In the case of a transfer by way of gift (subject to certain exceptions) or for considerations less than the market value of the shares transferred, stamp duty will be charged at the ad valorem rate on such market value.

   A transfer to the depositary or custodian of CBT ordinary shares for deposit under the deposit agreements in return for ADSs will be similarly chargeable with stamp duty at the ad valorem rate as will a transfer of CBT ordinary shares from the depositary or the custodian upon surrender of an ADR for the purpose of the withdrawal of the underlying CBT ordinary shares in accordance with the terms of the deposit agreements, unless, in either case, the transfer does not relate to a sale or contemplated sale or any other change in the beneficial ownership of such CBT ordinary shares, in which case the transfer will be chargeable with nominal duty of IR(Pounds)10.

   The person accountable for payment of stamp duty is the transferee or, in the case of a transfer by way of gift or for a consideration less than the market value, both parties to the transfer. Stamp duty is normally payable within 30 days after the date of execution of the transfer. Late or inadequate payment of stamp duty will result in liability to interest, penalties and fines.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

   The following unaudited pro forma consolidated financial information of CBT is based on the historical consolidated financial statements and has been prepared to illustrate the effects of the acquisitions of Knowledge Well Limited and Knowledge Well Group Limited, combined herein as Knowledge Well Group Limited, as though such acquisitions had occurred on January 1, 1998 for the purposes of presenting the pro forma statements of operations and on December 31, 1998 for the purposes of presenting the pro forma balance sheet. This pro forma information should be read in conjunction with the respective historical financial statements and related notes thereto of CBT and Knowledge Well Group Limited incorporated by reference or included elsewhere in this proxy statement.

   Our pro forma results of operations for the year ended December 31, 1998 have been derived from our financial statements for the year ended December 31, 1998, and Knowledge Well Group Limited's combined financial statements for the year ended October 31, 1998.

   For financial accounting purposes, the acquisition of Knowledge Well will be accounted for using the purchase method of accounting. Accordingly, Knowledge Well's assets and liabilities have been adjusted to reflect their fair values in the pro forma condensed consolidated balance sheet as of October 31, 1998. The effects resulting from these adjustments have been reflected in the pro forma condensed consolidated statement of operations. The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the acquisition as though such transaction had occurred on January 1, 1998 for the purpose of presenting the pro forma statements of operations and on December 31, 1998 for the purposes of presenting the pro forma balance sheet.

   The unaudited pro forma consolidated financial information is not necessarily indicative of how our balance sheet and results of operations would have been presented had the transactions referenced above actually been consummated at the assumed dates, nor is it necessarily indicative of presentation of our balance sheet and results of operations for any future period. The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto incorporated by reference or included herein.

                                 CBT GROUP PLC

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            (dollars in thousands)

                         December 31, 1998  October 31, 1998
                         -----------------  ----------------
                                             Knowledge Well    Pro Forma
                                CBT              Group        Adjustments     Pro Forma
                         -----------------  ----------------  -----------     ---------
         ASSETS
Current assets:
 Cash...................          $ 65,648           $ 4,745      $   --       $ 70,393
 Short term
  investments...........            36,386               --           --         36,386
 Accounts receivable,
  net...................            43,508               --           --         43,508
 Inventories............               247               --           --            247
 Deferred tax assets,
  net...................               253               --           --            253
 Prepaid expenses.......             5,777               343          --          6,120
                                  --------           -------      -------      --------
  Total Current assets..           151,819             5,088                    156,907
                                  --------           -------      -------      --------
 Intangibles, net.......             4,237               --        33,950 (e)    60,700
                                                                   22,513 (f)
 Property and equipment,
  net...................            17,636               686          --         18,322
 Investment.............               550               --           --            550
 Other assets...........            16,002               --           --         16,002
                                  --------           -------      -------      --------
  Total assets..........          $190,244           $ 5,774      $56,463      $252,481
                                  ========           =======      =======      ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Borrowings under bank
  overdraft facility and
  overdrafts............          $    --            $    74      $   --       $     74
 Accounts payable.......             5,161                96          --          5,257
 Accrued payroll and
  related expenses......             6,790                45          --          6,835
 Other accrued                      20,023               978        2,200 (d)    23,201
  liabilities...........
 Deferred revenues......             3,004               971          --          3,975
                                  --------           -------      -------      --------
  Total current
   liabilities..........            34,978             2,164        2,200        39,342
                                  --------           -------      -------      --------
Non current liabilities
 Minority equity
  interest..............               383               --           --            383
 Other accrued
  liabilities...........                82               147          --            229
                                  --------           -------      -------      --------
  Total non current
   liabilities..........               465               147          --            612
                                  --------           -------      -------      --------
Shareholders' equity
 Ordinary shares .......             6,725             3,319          636 (a)     7,361
                                                                   (3,319)(c)
 Preferred shares.......               --                 15          (15)(c)       --
 Additional paid-in                127,869             6,773       62,490 (a)   190,359
  capital...............                                           (6,773)(c)
 Accumulated profit                 19,293            (6,075)      (5,400)(b)    13,893
  (deficit).............                                            6,075 (c)
 Capital redemption.....               231               --           --            231
 Other comprehensive                   685              (395)         395 (c)       685
  income................
 Receivable from                       --               (174)         174 (c)       --
  shareholder...........
 Treasury stock, 25,769                 (2)              --           --             (2)
  shares at cost........
                                  --------           -------      -------      --------
  Total shareholders'
   equity...............           154,801             3,463       54,263       212,527
                                  --------           -------      -------      --------
  Total liabilities and
   shareholders'
   equity...............          $190,244           $ 5,774      $56,463      $252,481
                                  ========           =======      =======      ========

     See accompanying notes to the Unaudited Pro Forma Condensed Consolidated
                             Financial Statements

                                 CBT GROUP PLC

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)

                           12 Months Ended  12 Months Ended
                          December 31, 1998 October 31, 1998
                          ----------------- ----------------
                                             Knowledge Well   Pro Forma      Pro
                                 CBT             Group       Adjustments    Forma
                          ----------------- ---------------- -----------   --------
Revenues................      $162,232          $    48        $   --      $162,280
Cost of revenues........        25,137              --             --        25,137
                              --------          -------        -------     --------
Gross profit............       137,095               48            --       137,143
Operating expenses:
Research and
 development............        25,832            3,027            --        28,859
Sales and marketing.....        75,395            1,088            --        76,483
General and
 administrative.........        15,893              352            --        16,245
Amortization of acquired
 intangibles............           --               --           6,331 (h)    6,331
Acquired research and
 development............           --               --             980 (g)      980
Costs of acquisition....         5,505              --             --         5,505
                              --------          -------        -------     --------
  Total operating
   expenses.............       122,625            4,467          7,311      134,403
                              --------          -------        -------     --------
Income (loss) from
 operations.............        14,470           (4,419)        (7,311)       2,740
Other Income, net.......         4,734               (3)           --         4,731
                              --------          -------        -------     --------
Income before provision
 for income taxes.......        19,204           (4,422)        (7,311)       7,471
Provisions for income
 taxes..................        (2,666)             --             -- (i)    (2,666)
                              --------          -------        -------     --------
Net income (loss).......      $ 16,538          $(4,422)       $(7,311)    $  4,805
                              ========          =======        =======     ========
Net income per Share--
 Basic(1)...............      $   0.38                                     $   0.10
                              ========                                     ========
Shares used in computing
 net income per
 share--Basic(1)........        43,630                                       48,467
                              ========                                     ========
Net income per share--
 Diluted(1).............      $   0.36                                     $   0.09
                              ========                                     ========
Shares used in computing
 net income per
 share--Diluted(1)......        45,979                                       50,816
                              ========                                     ========

--------
(1) The per share data has been restated to reflect the effects of the ordinary share split and the Knowledge Well Limited share split.



    See accompanying notes to the Unaudited Pro Forma Condensed Consolidated
                              Financial Statements

                                 CBT GROUP PLC

       NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

   The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States after eliminating all material intercompany accounts and transactions. The acquisition of Knowledge Well is being accounted for under the purchase method of accounting.

   The purchase price of Knowledge Well is $63.1 million and has been allocated as follows:

                                                                        Dollars
                                                                          In
                                                                       Thousands
                                                                       ---------
       Current and tangible assets....................................   5,774
       Liabilities assumed............................................  (2,311)
                                                                        ------
       Net assets.....................................................   3,463
       Core developed technology......................................   4,900
       In-process technology..........................................   5,400
                                                                        ------
       Technology.....................................................  10,300
                                                                        ------
       Assembled workforce............................................   1,150
       Hamilton college license agreement.............................   2,600
       Covenant not to compete........................................   2,000
       Kansas State License agreement.................................  23,300
                                                                        ------
       Other identifiable intangible assets...........................  29,050
                                                                        ------
       Capitalized transaction costs..................................  (2,200)
       Implied goodwill...............................................  22,513
                                                                        ------
       Purchase consideration.........................................  63,126
                                                                        ------

   The purchase consideration has been calculated by multiplying 4,837,209 shares to be issued by $13.05 which was our average share price for five days prior and five days post the announcement of the acquisition. This method of calculating the share price is consistent with APB No. 16 and EITF 95-19 under U.S. GAAP.

   The following pro forma adjustments have been recorded to reflect the acquisition:

   Condensed Consolidated Balance Sheet--adjustments to reflect the acquisition as if it had occurred on December 31, 1998

  (a) The issuance of 4.8 million CBT ordinary shares for the issued and outstanding ordinary shares of Knowledge Well at a purchase consideration of $63.1 million. The ordinary shares of CBT Group PLC will increase by approximately $636,000 and Additional Paid In Capital will increase by the remainder of the purchase consideration, approximately $62,490,000.

  (b) The $5.4 million of acquired in-process research and development will be written off to expense in the period in which the closing of the acquisition occurs. This write off of in-process research and development is not reflected in the Unaudited Pro Forma Consolidated Statements of Operations because pro forma adjustments are limited to those events that are expected to have a continuing impact.

     The $5.4 million of acquired in-process research and development represents our management's estimate of the current fair value of those specifically identified Knowledge Well research and development projects for which technological feasibility has not been established and for which alternative future uses do not exist. In estimating such current fair value, management considered the estimated future after-tax cash flows attributable to these projects, which were then discounted to present value utilizing appropriate discount rates commensurate with the risks of reaching technological feasibility, completing the in-process projects, and achieving the estimated cash flows (the discount rate was 25%).

  (c) Elimination of Knowledge Well pre acquisition shareholder's equity, as follows:

                                                                        Dollars
                                                                          In
                                                                       Thousands
                                                                       ---------
       Ordinary shares...............................................   $3,319
       Preference shares.............................................       15
       Additional paid-in capital....................................    6,773
       Accumulated deficit...........................................   (6,075)
       Other comprehensive income....................................     (395)
       Receivable from shareholder...................................     (174)
                                                                        ------
       Total Knowledge Well shareholders equity......................    3,463
                                                                        ------

  (d) Estimated transaction costs of $2.2 million representing primarily financial advisor, legal and other professional fees.

  (e) Identifiable Intangible Assets

                                                           Dollars  Amortization
                                                             In        Period
                                                          Thousands    Years
                                                          --------- ------------
       Assembled workforce...............................  $ 1,150        5
       Hamilton College license agreement................    2,600        5
       Covenant not to compete...........................    2,000        2
       Core developed technology.........................    4,900        5
       Kansas State license agreement....................   23,300       10
                                                           -------
                                                           $33,950
                                                           =======

  (f) Excess purchase price of $22.5 million as goodwill. The final figure for goodwill will be increased by any reduction in net assets at the date of closure of the acquisition, currently estimated from October 31, 1998 to March 31, 1999 to be $2.5 million.

   Statements of Operations - adjustments to reflect the acquisition as if it had occurred on January 1, 1998.

  (g) Amortization of core developed technology.

  (h) Amortization of Acquired Intangibles:

                                                                        Dollars
                                                                          In
                                                                       Thousands
                                                                       ---------
       Assembled workforce............................................  $  230
       Covenant not to compete........................................   1,000
       Kansas State license agreement.................................   2,330
       Hamilton College license agreement.............................     520
       Implied goodwill...............................................   2,251
                                                                        ------
                                                                         6,331
                                                                        ------

    The following are the assumptions used in determining the method and term of amortization of each of the intangibles noted above:

    (i) The assembled workforce intangible will be amortized on a straight-line basis over a period of five years. The assembled workforce has been allocated a useful life of five years based on an expected employee turnover rate of 20% per year, which rate is consistent with historical turnover rates for our employees;

    (ii) The covenant not to compete intangible will be amortized on a straight line basis over a period of two years. The covenant not to compete to be included in the employment and non-competition agreements with Messrs. McCabe and Priest have not yet been fully negotiated. However, we currently expect such covenants to have a two-year term and accordingly, we have allocated a useful life of two years to the covenant not to compete;

    (iii) The Kansas State University license agreement intangible will be amortized on a straight-line basis over a period of ten years. We have conservatively allocated a useful life of ten years to this license based on its initial ten-year term;

    (iv) The Hamilton College license agreement intangible will be amortized on a straight-line basis over a period of five years. We have conservatively allocated a useful life of five years to this license based on its initial five-year term;

    (v) The implied goodwill will be amortized on a straight-line basis over a period of ten years. The goodwill has been allocated a useful life of ten years consistent with the period allocated to the Kansas State University license, which is the most significant of the acquired intangibles.

  (i) Amortization of goodwill and other identifiable intangible assets are non-tax deductible.

   The actual allocation of the purchase price will not occur until the closing and will be based on the respective fair values of the assets and liabilities of Knowledge Well at that time.

   The unaudited pro forma consolidated information reflects our best estimates; however the actual financial position and results of operations may differ from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the unaudited pro forma consolidated financial information and the date on which the acquisition closes. However, in the opinion of management any final adjustments will not be material to the future financial position and/or results of operations.

                         SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT OF CBT

   The following table sets forth certain information regarding the beneficial ownership of our ADSs (or their equivalents) as of December 31, 1998 (unless otherwise stated) by (a) each director, (b) each Named Executive Officer (as defined below in "Executive Compensation and Other Matters--Summary Compensation Table"); (c) each person who is the beneficial owner of more than five percent (5%) of our ADSs; and (d) all current directors and executive officers as a group. The number and percentage of ADSs beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any equivalent ADSs as to which the individual has sole or shared voting power or investment power and also any equivalent ADSs that the individual has the right to acquire within sixty (60) days of December 31, 1998 through the exercise of share options or other rights. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares shown as beneficially owned.

                                                        Equivalent
                                                           ADSs     Approximate
                                                       Beneficially Percentage
         Name of Person or Identity of Group              Owned      Owned (1)
         -----------------------------------           ------------ -----------
Massachusetts Financial Services Company ("MFS")(2)..   5,186,298      11.7%
  500 Boylston Street
  Boston, MA 02116
Capital Research and Management Company
   ("Capital")(3)....................................   2,810,000       6.4%
  333 South Hope Street
  Los Angeles, CA 90071
Putnam Investments, Inc. ("Putnam")(4)...............   1,117,060       2.5%
  One Post Office Square
  Boston, MA 02109
William G. McCabe (5)................................      40,996         *
Gregory M. Priest (6)................................      41,470         *
John M. Grillos (7)..................................       5,000         *
William A. Beamish (8)...............................      23,004         *
William B. Lewis (9).................................      71,443         *
Jeffrey N. Newton (10)...............................      41,380         *
James J. Buckley (11)................................     247,930         *
John P. Hayes (12)...................................      14,814         *
Patrick J. McDonagh..................................     102,000         *
James S. Krzywicki...................................       3,000         *
All current directors and executive officers as a
 group (9 persons) (13)..............................     591,037       1.3%

--------
  * Less than 1%.
 (1) Based on 44,358,880 of our ADSs (or their equivalents) issued and outstanding as of December 31, 1998.
 (2) Based on information contained in the Schedule 13G/A filed with the SEC for the fiscal year ended December 31, 1998 by MFS. Certain shares are beneficially owned by non-reporting entities as well as MFS.
 (3) Based on information contained in the Schedule 13G filed with the SEC for the fiscal year ended December 31, 1998 by Capital. Capital disclaimed beneficial ownership pursuant to Rule 13d-4.
 (4) Based on information contained in the Schedule 13G filed with the SEC for the fiscal year ended December 31, 1998 by Putnam. Putnam disclaimed beneficial ownership on behalf of certain of its affiliated reporting entities.
 (5) Includes 15,996 equivalent ADSs issuable upon the exercise of share options held by Mr. McCabe, which options are exercisable within sixty
     (60) days of December 31, 1998.

 (6) Includes 41,458 equivalent ADSs issuable upon the exercise of share options held by Mr. Priest, which options are exercisable within sixty
     (60) days of December 31, 1998.
 (7) Includes 5,000 equivalent ADSs issuable upon the exercise of share options held by Mr. Grillos, which options are exercisable within 60 days of December 31, 1998.
 (8) Includes 23,004 equivalent ADSs issuable upon the exercise of share options held by Mr. Beamish, which options are exercisable within sixty
     (60) days of December 31, 1998.
 (9) Includes 60,625 equivalent ADSs issuable upon the exercise of share options held by Mr. Lewis, which options are exercisable within sixty (60) days of December 31, 1998.
(10) Includes 41,380 equivalent ADSs issuable upon the exercise of share options held by Mr. Newton, which options are exercisable within sixty
     (60) days of December 31, 1998.
(11) Includes 245,414 equivalent ADSs issuable upon the exercise of share options held by Mr. Buckley, which options are exercisable within sixty
     (60) days of December 31, 1998.
(12) Includes 14,814 equivalent ADSs issuable upon the exercise of share options held by Mr. Hayes, which options are exercisable within sixty (60) days of December 31, 1998.
(13) Includes 447,691 equivalent ADSs issuable upon the exercise of options held by current directors and our executive officers as a group, which options are exercisable within sixty (60) days of December 31, 1998.

                   CBT MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

   The following persons were our executive officers at the end of the last fiscal year:

          Name           Age                            Position
          ----           ---                            --------
William G. McCabe.......  42 Chairman of the Board
Gregory M. Priest.......  35 President, Chief Executive Officer and Director
John M. Grillos.........  57 Executive Vice President, Chief Operating Officer and Director
William A. Beamish......  44 Executive Vice President, Product Strategy
William B. Lewis........  43 Executive Vice President, Global Field Sales
Jeffrey N. Newton.......  44 Executive Vice President, Global Channel Sales

   William G. McCabe was the Chairman of the board of directors, Chief Executive Officer and President from September 1991 until September 1996, when he resigned as President. In December 1996, Mr. McCabe resigned as Chief Executive Officer. In August 1998, Mr. McCabe resigned as Chairman, but remained a member of the board of directors. In December 1998, Mr. McCabe was re-appointed as the Chairman of the board of directors.

   Gregory M. Priest was appointed President and Chief Executive Officer in December 1998. From February 1998 until December 1998, Mr. Priest was President and Chief Executive Officer of Knowledge Well and of Knowledge Well, Inc. Mr. Priest served as Vice President, Finance and Chief Financial Officer from December 1995 to January 1998. Mr. Priest has been a director since June 1996. Prior to joining us, Mr. Priest was an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation, a private law firm representing technology companies, where he was elected to the partnership in 1995. From June 1989 to July 1990, Mr. Priest served as a law clerk to Justice Thurgood Marshall of the United States Supreme Court.

   John M. Grillos was appointed Executive Vice President and Chief Operating Officer in December 1998. Mr. Grillos has been a director since February 1994. Since June 1996, Mr. Grillos has been the sole General Partner of ITech Partners, L.P., a venture capital limited partnership focused on seed stage information technology companies. Prior to joining ITech Partners, Mr. Grillos was employed by BancBoston Robertson Stephens, an investment banking firm, in its venture capital group.

   William A. Beamish was appointed Executive Vice President, Product Strategy in December 1998. Mr. Beamish was Vice President, Product Strategy and Development from 1993 until he resigned on March 31, 1998. Mr. Beamish joined CBT Systems Ltd. in 1985 as a design consultant. He became head of product development in 1988 and Development Center Manager in 1990.

   William B. Lewis was appointed Executive Vice President Global Field Sales in December 1998. Since March 1997, Mr. Lewis served as Vice President, North American Sales. From January 1996 until March 1997, Mr. Lewis served as Area Vice President of Sales for the southern region and served as Regional Vice President of Sales for the southern region from January 1994 to January 1996. Mr. Lewis joined us as a sales manager for the southern region in April 1992 and served in that capacity until January 1994.

   Jeffrey N. Newton was appointed Executive Vice President, Global Channel Sales in December 1998. Mr. Newton served as Vice President, Business Development from March 1997 until he resigned in June 1998. From January 1996 until March 1997, Mr. Newton served as Area Vice President of Sales for the northern region and served as Regional Vice President of Sales for the northern region from January 1994 to January 1996. Mr. Newton joined us as a sales manager for the northern region in April 1992 and served in that capacity until January 1994.

   Our executive officers are elected by our board of directors on an annual basis and serve until their successors have been duly elected. There are no family relationships among our executive officers.

Recent Executive Officer Changes

   On October 1, 1998, Mr. James J. Buckley, our Chairman and Chief Executive Officer and a member of our board of directors, and Mr. Richard Y. Okumoto, our Senior Vice President of Finance and Chief Financial Officer and also a member of our board of directors, stepped down from their respective positions. The decision was made jointly by the members of our board of directors, including Mr. Buckley and Mr. Okumoto. Upon resignation, we entered into severance agreements and mutual releases with each of Messrs. Buckley and Okumoto.

   Messrs. Buckley and Okumoto were replaced on an interim basis by a newly formed management committee, consisting of members of our board of directors. The members of the management committee were Mr. William G. McCabe, our former Chairman and Chief Executive Officer, Mr. Gregory M. Priest, our former Vice President of Finance and Chief Financial Officer, and John M. Grillos, a member of our board of directors. Effective December 10, 1998, we appointed Mr. McCabe as Chairman of the Board, Mr. Priest as President and Chief Executive Officer and Mr. Grillos as Executive Vice President and Chief Operating Officer. Messrs. Priest and Grillos also remain members of our board of directors.

   In December 1998, we also appointed Mr. William A. Beamish as Executive Vice President, Product Strategy and Mr. Jeffrey N. Newton as Executive Vice President, Global Channel Sales. Both of those individuals had been our executives and had left our employ earlier in 1998. Also in December 1998, we promoted Mr. William B. Lewis to Executive Vice President, Global Field Sales. Prior to the promotion, Mr. Lewis was our Vice President, North American Sales.

   We believe, based in part on the low levels of employee attrition that we have experienced since the end of the third quarter of 1998, that our recent management changes have helped to restore the confidence of our employees. We had sequential revenue growth of approximately 20% in the fourth quarter of 1998, as compared to the third quarter. We believe that this improvement demonstrates an improved level of confidence in the customer base. There may, however, be material problems in our relations with our employees or customers in the future.

   In connection with the Share Exchange, we will enter into employment and noncompetition agreements with Messrs. McCabe, Priest, Grillos, Beamish, Lewis and Newton prior to the closing of the Share Exchange. In the event that the Share Exchange is not completed for any reason, some or all of these executives could choose not to execute the agreements and to leave their full-time employment with us. This could have a material adverse effect on us.

                          Summary Compensation Tables

   In the following tables we disclose compensation earned by each individual serving as our Chief Executive Officer or acting in a similar capacity and each of the four other most highly compensated executive officers, whom we refer to as our "Named Executive Officers", for the fiscal years ended December 31, 1998, 1997 and 1996:

                 Annual Compensation and Long-term Compensation

                          Annual Compensation   Long-Term Compensation
                         --------------------- -------------------------
                                               Other Annual  Options to   All Other
  Name and Principal           Salary          Compensation Purchase ADS Compensation
       Position          Year   (1)     Bonus      (2)      Equivalents       (3)
  ------------------     ---- -------- ------- ------------ ------------ ------------
James J. Buckley (4) ..  1998 $417,340 $   --    $   --       120,000       $  --
  (Former) Chairman and  1997  385,000     --        --           --           --
  Chief Executive        1996  125,618  50,000       --       970,000          --
  Officer
William G. McCabe (5)..  1998  250,000     --        --       470,000       29,720
  Chairman of the Board  1997  250,000     --        --           --        31,800
                         1996  120,000 380,000       --       200,000       32,080
Gregory M. Priest (6)..  1998   56,601     --        --       410,000          --
  President and Chief    1997  180,000 172,000       --        90,000          --
  Executive Officer      1996  125,000  89,250       --        10,000          --
William B. Lewis (7)...  1998  280,147  19,500       --       365,196          --
  Executive Vice         1997  215,000  75,000   139,047       70,000          --
  President              1996   72,000 118,000       --        72,000          --
  Global Field Sales
Jeffrey N. Newton (8)..  1998  203,121  86,398    40,000      350,000          --
  Executive Vice         1997  223,000  57,000    86,086       70,000          --
  President              1996   72,000 116,000       --        80,000          --
  Global Channel Sales
Richard Y. Okumoto
 (9)...................  1998  229,713     --        --       200,000          --
  (Former) Senior Vice
  President,
  Finance and Chief
  Financial Officer
John M. Grillos (10)...  1998   19,154     --        --       290,000          --
  Executive Vice         1997      --      --        --           --           --
  President
  and Chief Operating
  Officer
William A. Beamish
 (11)..................  1998  527,500     --        --       290,000        2,851
  Executive Vice         1997  200,000     --        --           --         6,072
  President              1996   74,666     --        --           --         6,403
  Product Strategy

--------
 (1) Salary includes amount deferred pursuant to our 401(k) plan.
 (2) Includes $139,047 and $86,086 paid in 1997 to Messrs. Lewis and Newton, respectively, for relocation expenses.
 (3) Includes payments of $32,080 in 1996, $31,800 in 1997 and $29,720 in 1998
     to Mr. McCabe and payments of $6,403 in 1996, $6,072 in 1997 and $2,851 in 1998 to Mr. Beamish, pursuant to defined contribution pension schemes.
 (4) Mr. Buckley joined us in September 1996 as President and Chief Operating Officer. In December 1996, Mr. Buckley became our Chief Executive Officer and was appointed our Chairman in August 1998. He resigned as an executive officer and director of us in September 1998. Consequently, Mr. Buckley's compensation is from September 1996 through September 1998.

 (5) Mr. McCabe was our Chairman of the Board, Chief Executive Officer and President until September 1996, when he resigned as President. In December 1996, he resigned as Chief Executive Officer and in August 1998, he resigned as Chairman of the Board. In December 1998, Mr. McCabe was re-appointed Chairman of the Board. Mr. McCabe is compensated for his management services pursuant to a consulting agreement with a third-party consulting firm. Amounts are paid by CBT Systems Limited to the consulting firm which compensates its employees, including Mr. McCabe. We have not reviewed any agreement between the consulting firm and its employees with respect to compensation amounts.
 (6) Mr. Priest was elected an executive officer of us in December 1995, and resigned as an executive officer effective January 31, 1998. In December 1998, he was appointed our President and Chief Executive Officer.
 (7) Mr. Lewis became Area Vice President of Sales for the southern region in January 1996 and Vice President North American Sales in March 1997. Mr. Lewis was appointed Executive Vice President Global Field Sales in December 1998.
 (8) Mr. Newton became Area Vice President for the northern region in January 1996 and Vice President, Business Development in March 1997. He resigned in June 1998. In December 1998, Mr. Newton was appointed Executive Vice President, Global Channel Sales.
 (9) Mr. Okumoto joined us in February 1998 and resigned in September 1998.
(10) Mr. Grillos was appointed our Chief Operating Officer in December 1998.
(11) Mr. Beamish was our Vice President, Product Strategy and Development from 1993 until he resigned on March 31, 1998. In December 1998, he was appointed Executive Vice President, Product Strategy.

                       Option Grants in Last Fiscal Year

   The following table provides information with respect to options granted during fiscal 1998 to our Named Executive Officers:

                                                                             Potential Realizable
                                          Percent of                           Value At Assumed
                            Number of    Total Options                       Annual Rates of Stock
                         Equivalent ADSs  Granted to    Exercise              Price Appreciation
                           Over Which    Employees in  Price Per              for Option Term (1)
                          Options Were    Last Fiscal  Equivalent Expiration ---------------------
          Name           Granted (2) (3)     Year        ADS (4)     Date        5%        10%
------------------------ --------------- ------------- ---------- ---------- ---------- ----------
James J. Buckley........     120,000          2.0%       $36.00    1/13/08   $2,716,824 $6,884,967
William G. McCabe.......      60,000          1.0%       $36.00    1/13/08    1,358,412  3,442,483
                             410,000          6.8%       $ 9.94    12/9/08    2,562,352  6,493,504
Gregory M. Priest.......     410,000          6.8%       $ 9.94    12/9/08    2,562,352  6,493,504
William B. Lewis .......      50,000          0.8%       $ 6.94    1/13/08      218,147    552,829
                             300,000          5.0%       $ 9.94    12/9/08    1,874,892  4,751,344
Jeffrey N. Newton.......      50,000          0.8%       $ 6.94    1/13/08      218,147    552,829
                             300,000          5.0%       $ 9.94    12/9/08    1,874,892  4,751,344
Richard Y. Okumoto......         --           --            --         --           --         --
John M. Grillos.........     290,000          4.8%       $ 9.94    12/9/08    1,812,395  4,592,966
William A. Beamish......      50,000          0.8%       $ 6.94    1/13/08      218,147    552,829
                             290,000          4.8%       $ 9.94    12/9/08    1,812,395  4,592,966

--------
(1) Potential realizable value assumes that the share price (based on the fair market value of the ADSs) increases from the date of grant until the end of the ten-year option term at the annual rate specified (5% and 10%). If the price of the ADSs were to increase at such rates from $14.875 per ADS, the price at the last trading day of fiscal 1998, over the next ten years, the resulting ADS price at 5% and 10% appreciation would be approximately $24.23 and $38.58, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future share price. We do not necessarily agree that this method can properly determine the value of an option.
(2) All options in this table were granted under the 1994 Plan. The options expire ten years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with us. The

   1994 Plan is currently administered by the Stock Option Committee of our board of directors, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.
(3) Unless otherwise indicated, options generally vest over four years such that 1/4th of the equivalent ADSs subject to the option vest one year from the respective date of grant, 1/4th vest on the second anniversary of the respective date of grant and 1/48th vest each month thereafter.
(4) Options were granted at an exercise price equal to the fair market value of our ADSs, as determined by reference to the closing price of the ADSs as reported on the Nasdaq National Market on the last trading day prior to the date of grant.

                Aggregated Option Exercises in Last Fiscal Year

                       and Fiscal Year End Option Values

   The following table provides information with respect to option exercises in fiscal 1998 by our Named Executive Officers and the value of such officers' unexercised options at December 31, 1998:

                                                     Number of Equivalent ADSs
                                                      Subject to Unexercised     Value of Unexercised
                                                      Options at Fiscal Year-    In-The-Money Options
                         Equivalent ADSs    Value               End             at Fiscal Year End (3)
                           Acquired on    Realized   ------------------------- -------------------------
          Name             Exercise (1)      (2)     Exercisable Unexercisable Exercisable Unexercisable
------------------------ --------------- ----------- ----------- ------------- ----------- -------------
James J. Buckley........     140,000     $ 6,599,782   245,414          --      $    --     $      --
William G. McCabe ......     554,000      25,325,000       996      470,000          --      2,023,350
Gregory M. Priest.......      84,384       4,355,930    34,376      547,504       95,805     2,286,810
William B. Lewis........      60,678       3,058,946    42,126      451,500      334,375     2,683,031
Jeffrey N. Newton.......      85,252       4,409,193    22,215      463,337      176,332     2,776,987
Richard Y. Okumoto......         --              --        --           --           --            --
John M. Grillos.........         --              --      5,000      295,000          --      1,431,150
William A. Beamish......       9,480         406,833     8,422      399,170      125,270     2,297,687

--------
(1) Our employees, including our Named Executive Officers, have a choice of acquiring either ordinary shares or ADSs representing such ordinary shares upon exercise of options.
(2) Market value of underlying shares based on the closing price of the ADSs on the Nasdaq National Market on the date of exercise, minus the exercise price.
(3) Market value of shares underlying in-the-money share options is based on the closing price of $14.875 per ADS on the Nasdaq National Market on December 31, 1998, which is the last trading day of fiscal 1998, minus the exercise price.

Stock Options Repricing

     The principal purpose of our equity incentive plan is to provide an equity incentive to employees to remain in our employment and to work diligently in our best interests. Our board of directors determined that this purpose would not be achieved for employees holding options exercisable at prices above the market price of our ADSs, and further determined that it was critical to our best interests and to those of our shareholders that we retain the services of these employees. Accordingly, on October 16, 1998, our board of directors authorized the repricing of outstanding options to purchase ADSs under our stock option plans (except that members of our board of directors and Mr. Buckley were excluded from the repricing), and the repricing/option exchange became effective on that date. Employees exchanged eligible outstanding options with exercise prices in excess of the closing sales price of our ADS on October 16, 1998 for new options with an exercise price equal to such price. Other than the exercise price, each new option issued upon exchange has substantially the same terms as the surrendered option, including number of shares, vesting and expiration. The exercise price for repriced options was $6.94, the closing sales price of our ADS on October 15, 1998. Options held by certain of our Named Executive Officers were repriced as part of the repricing/option exchange. The following table provides information with respect to the repricing for our Named Executive Officers.

                         Ten Year Option/SAR Repricing

                                                                                        Length of
                                                                                         Original
                                   Number of  Market Price                             Option Term
                                  Securities  of Stock at                              Remaining at
                                  Underlying    Time of    Exercise Price                Date of
                                  Options/SAR Repricing or   at Time of                Repricing or
                                  Repriced or  Amendment    Repricing or  New Exercise  Amendment
          Name             Date     Amended       ($)      Amendment ($)   Price ($)     (Years)
------------------------ -------- ----------- ------------ -------------- ------------ ------------
William B. Lewis........ 10/16/98   63,004      $437,090       $11.31        $6.94         7.25
William B. Lewis........ 10/16/98   52,500       364,219        20.25         6.94         8.42
William B. Lewis........ 10/16/98   50,000       346,875        36.00         6.94         9.24
Jeffrey N. Newton....... 10/16/98   14,170        98,304        11.31         6.94         7.25
Jeffrey N. Newton....... 10/16/98   50,002       346,889        17.00         6.94         7.49
Jeffrey N. Newton....... 10/16/98   52,501       364,226        20.25         6.94         8.42
Jeffrey N. Newton....... 10/16/98   50,000       346,875        36.00         6.94         9.24
William A. Beamish...... 10/16/98   17,585       121,996        11.31         6.94         7.25
William A. Beamish...... 10/16/98    5,004        34,715        17.00         6.94         7.49
William A. Beamish...... 10/16/98   45,000       312,188        20.25         6.94         8.42
William A. Beamish...... 10/16/98   50,000       346,875        36.00         6.94         9.24

                                          The Members of the Stock Option
                                           Committee

                                          Patrick J. McDonagh

                                          James S. Krzywicki

                     Employment Contracts and Arrangements

   On July 24, 1996, we entered into an agreement with James J. Buckley pursuant to which Mr. Buckley became our President and Chief Operating Officer, effective as of September 1, 1996. Under the terms of his agreement, Mr. Buckley received an annual base salary of $385,000 and a potential performance bonus of approximately $150,000. In addition, Mr. Buckley received an option to purchase an aggregate of 970,000 ADSs at an exercise price equal to the fair market value of the ADSs on such date. The ADSs subject to the option vest over four years, with the initial 25% vesting after one year and the remainder on a monthly basis thereafter.

   On September 30, 1998, Mr. Buckley resigned from our employ. Upon resignation, we entered into a severance agreement and mutual release with Mr. Buckley. Under the severance agreement, Mr. Buckley will continue to receive his annual base salary through September 1999. In addition, as of September 30, 1998, Mr. Buckley had vested in options to purchase 525,414 of the 970,000 ADSs referred to above. A total of 280,000 of such vested options had been exercised prior to September 30, 1998, and the remaining 245,414 vested options are exercisable until September 30, 1999. The remaining 444,586 unvested options together with all other options granted after July 24, 1996, none of which had vested as of September 30, 1998, expired upon Mr. Buckley's resignation. Mr. Buckley's options were not repriced on October 16, 1998.

   On September 30, 1998, Mr. Okumoto resigned from our employ. Upon resignation, we entered into a severance agreement and mutual release with Mr. Okumoto. Under the severance agreement, Mr. Okumoto continued to receive his annual base salary through March 1999. As of September 30, 1998, all of Mr. Okumoto's options to purchase ADSs were unvested and, therefore, expired upon his resignation.

   On January 2, 1996, we entered into an employment agreement with Gregory M. Priest, under which we agreed to employ Mr. Priest as our Vice President, Finance and Chief Financial Officer and also agreed that Mr. Priest would be nominated to serve as one of our directors. Under the terms of the agreement, Mr. Priest received during the year ended December 31, 1997 an annual base salary of $180,000. Mr. Priest also received a performance bonus of $172,000 in the year ended December 31, 1997. The agreement did not contain a minimum term of employment and both parties acknowledged that Mr. Priest's employment with CBT was at-will. Mr. Priest entered into an agreement with us in January 1998 pursuant to which he resigned as our Vice President, Finance and Chief Financial Officer effective as of February 1, 1998. Mr. Priest continued to serve as one of our directors.

   We entered into a consulting agreement with Mr. Priest in February 1998, pursuant to which Mr. Priest agreed to provide consulting services to us, initially involving the transition of Mr. Priest's successor as our Vice President, Finance and Chief Financial Officer. Mr. Priest's agreement provided that he would be paid on an hourly basis and his options would continue to vest. Mr. Priest's agreement contained customary provisions regarding confidentiality and assignment of intellectual property. On October 16, 1998, the Stock Option Committee, in recognition of Mr. Priest's dedication of an increased amount of time and attention to our business as a member of the management committee of our board of directors, amended Mr. Priest's outstanding options to reinstate the expiration dates that existed prior to his resignation from us.

   CBT Systems Limited has entered into a consulting agreement with a third-party consulting firm pursuant to which the consulting firm provides certain management services to CBT Systems Limited, including the services of Messrs. McCabe, Beamish and Hayes. Messrs. McCabe, Beamish and Hayes as employees of the consulting firm during 1998. Amounts due under the consulting agreement are paid by CBT Systems Limited to the consulting firm. Messrs. McCabe, Beamish and Hayes are separately compensated by the consulting firm. During 1998, the consulting firm billed CBT Systems Limited an aggregate of $845,031 for services provided by Messrs. McCabe, Beamish and Hayes.

   We entered into an agreement with Mr. Beamish in February 1998 under which Mr. Beamish agreed to resign as our Vice President, Product Strategy and Development effective March 31, 1998. Mr. Beamish continued to provide consulting services to us pursuant to the consulting arrangement described above through

December 31, 1998. Under the consulting agreement, Mr. Beamish's outstanding options were to continue to vest until December 31, 1998. On October 16, 1998, the Stock Option Committee, in recognition of Mr. Beamish's dedication of an increased amount of time and attention to our business following the resignations of Messrs. Buckley and Okumoto, amended Mr. Beamish's outstanding options to reinstate the expiration dates that existed prior to his resignation. These options were also repriced on that date.

   We entered into a consulting agreement with Mr. Newton in June 1998 under which Mr. Newton agreed to resign as our Vice President North American Sales effective June 30, 1998. Mr. Newton continued to provide consulting services to us pursuant to a consulting agreement through December 31, 1998. Under the consulting agreement, Mr. Newton's outstanding options were to continue to vest until October 31, 1999. On October 16, 1998, the Stock Option Committee, in recognition of Mr. Newton's dedication of an increased amount of time and attention to our business following the resignations of Messrs. Buckley and Okumoto, amended Mr. Newton's outstanding options to reinstate the expiration dates that existed prior to his resignation. These options were also repriced on that date.

   Prior to the closing of the Share Exchange, we will enter into employment and noncompetition agreements with Messrs. McCabe, Priest, Grillos, Beamish, Lewis and Newton as described below. Among other things, the employment and noncompetition agreements with Messrs. McCabe, Priest, Beamish and Newton will replace their existing consulting arrangements.

   Immediately prior to the closing of the Share Exchange, we will enter into an employment agreement with William G. McCabe whereby we employ Mr. McCabe as our Chairman of the Board of Directors. Mr. McCabe will receive a minimum base salary at the rate of $250,000 per year. The employment relationship is at-will. In the event Mr. McCabe terminates his employment voluntarily, or we terminate his employment for cause, Mr. McCabe will agree not to engage in the business of developing or selling computer-based training for information technology professionals, on-line business degrees, or any other interactive education business in which we are then involved for a period of one year after such termination, or until October 31, 2000, whichever is later. Mr. McCabe shall not receive any compensation or benefits under the employment agreement on account of such termination. In the event we terminate Mr. McCabe's employment without cause, then we will make a lump sum payment to him equal to his base salary for a period of one year, or for the period from such termination to October 31, 2000, which ever is longer, and his outstanding stock options will continue to vest during such period. As an alternative to an employment agreement, we may enter into a consulting agreement with a third party consulting firm pursuant to which the consulting firm will provide services to us, including the services of Mr. McCabe, in substantially the same terms above described.

   Immediately prior to the closing of the Share Exchange, we will enter into an employment agreement with Gregory M. Priest whereby we employ Mr. Priest as our President and Chief Executive Officer. Mr. Priest will receive a minimum base salary at the rate of $250,000 per year. In addition, he will be eligible to receive a performance bonus of up to $200,000. The employment relationship is at-will. In the event Mr. Priest terminates his employment voluntarily, or we terminate his employment for cause, Mr. Priest will agree not to engage in the business of developing or selling computer-based training for information technology professionals, on-line business degrees, or any other interactive education business in which we are then involved for a period of one year after such termination, or until October 31, 2000, whichever is later. Mr. Priest shall not receive any compensation or benefits under the employment agreement on account of such termination. In the event we terminate Mr. Priest's employment without cause, then we will make a lump sum payment to him equal to his base salary plus the maximum performance bonus for a period of one year, or for the period from such termination to October 31, 2000, which ever is longer, and his outstanding stock options will continue to vest during such period.

   Immediately prior to the closing of the Share Exchange, we will enter into an employment agreement with John M. Grillos whereby we employ Mr. Grillos as our Executive Vice President and Chief Operating Officer. Mr. Grillos will receive a minimum base salary at the rate of $200,000 per year. In addition, he will be eligible to receive a performance bonus of up to $100,000. The employment relationship is at-will. In the event

Mr. Grillos terminates his employment voluntarily, or we terminate his employment for cause, Mr. Grillos will agree not to engage in the business of developing or selling computer-based training for information technology professionals, on-line business degrees, or any other interactive education business in which we are then involved for a period of one year after such termination, or until October 31, 2000, whichever is later. Mr. Grillos shall not receive any compensation or benefits under the employment agreement on account of such termination. In the event we terminate Mr. Grillos's employment without cause, then we will make a lump sum payment to him equal to his base salary plus the maximum performance bonus for a period of one year, or for the period from such termination to October 31, 2000, which ever is longer, and his outstanding stock options will continue to vest during such period.

   Immediately prior to the closing of the Share Exchange, we will enter into an employment agreement with William Beamish whereby we employ Mr. Beamish as our Executive Vice President, Product Strategy. Mr. Beamish will receive a minimum base salary at the rate of $200,000 per year. In addition, he will be eligible to receive a performance bonus of up to $100,000. The employment relationship is at-will. In the event Mr. Beamish terminates his employment voluntarily, or we terminate his employment for cause, Mr. Beamish will agree not to engage in the business of developing or selling computer-based training for information technology professionals, on-line business degrees, or any other interactive education business in which we are then involved for a period of one year after such termination, or until October 31, 2000, whichever is later. Mr. Beamish shall not receive any compensation or benefits under the employment agreement on account of such termination. In the event we terminate Mr. Beamish's employment without cause, then we will make a lump sum payment to him equal to his base salary plus the maximum performance bonus for a period of one year, or for the period from such termination to October 31, 2000, which ever is longer, and his outstanding stock options will continue to vest during such period. As an alternative to an employment agreement, we may enter into a consulting agreement with a third party consulting firm pursuant to which the consulting firm will provide services to us, including the services of Mr. Beamish, in substantially the same terms above described.

   Immediately prior to the closing of the Share Exchange, we will enter into an employment agreement with William B. Lewis whereby we employ Mr. Lewis as our Executive Vice President, Global Field Sales. Mr. Lewis will receive a minimum base salary at the rate of $200,000 per year. In addition, he will be eligible to receive a performance bonus of up to $150,000. The employment relationship is at-will. In the event Mr. Lewis terminates his employment voluntarily, or we terminate his employment for cause, Mr. Lewis will agree not to engage in the business of developing or selling computer-based training for information technology professionals, on-line business degrees, or any other interactive education business in which we are then involved for a period of one year after such termination, or until October 31, 2000, whichever is later. Mr. Lewis shall not receive any compensation or benefits under the employment agreement on account of such termination. In the event we terminate Mr. Lewis's employment without cause, then we will make a lump sum payment to him equal to his base salary plus the maximum performance bonus for a period of one year, or for the period from such termination to October 31, 2000, which ever is longer, and his outstanding stock options will continue to vest during such period.

   Immediately prior to the closing of the Share Exchange, we will enter into an employment agreement with Jeffrey N. Newton whereby we employ Mr. Newton as our Executive Vice President, Global Channel Sales. Mr. Newton will receive a minimum base salary at the rate of $200,000 per year. In addition, he will be eligible to receive a performance bonus of up to $150,000. The employment relationship is at-will. In the event Mr. Newton terminates his employment voluntarily, or we terminate his employment for cause, Mr. Newton will agree not to engage in the business of developing or selling computer-based training for information technology professionals, on-line business degrees, or any other interactive education business in which we are then involved for a period of one year after such termination, or until October 31, 2000, whichever is later. Mr. Newton shall not receive any compensation or benefits under the employment agreement on account of such termination. In the event we terminate Mr. Newton's employment without cause, then we will make a lump sum payment to him equal to his base salary plus the maximum performance bonus for a period of one year, or for the period from such termination to October 31, 2000, which ever is longer, and his outstanding stock options will continue to vest during such period.

                             Director Compensation

   No director receives any cash compensation for his services as a member of our board of directors, although each director is reimbursed for his expenses in attending board and related committee meetings. Directors who serve on committees of our board of directors receive no additional compensation.

   In December 1998, each of Messrs. Kryzwicki and McDonagh were granted, pursuant to a resolution approved by the full board of directors, options to purchase 50,000 CBT ordinary shares. Under the terms of the option plan under which such options were granted, the exercise price of these options is the closing price of a CBT ADS on the Nasdaq National Market on December 8, 1998. These options vest over four years.

               Compensation and Stock Option Committee Interlocks
                           and Insider Participation

   During fiscal 1998, the Compensation Committee of our board of directors consisted of Messrs. McCabe, McDonagh and Grillos. From January 1, 1998 through October 15, 1998, the Stock Option Committee consisted of Messrs. McDonagh and Grillos. Since October 16, 1998, the Stock Option Committee has consisted of Messrs. McDonagh and Krzywicki. Mr. Krzywicki was not an officer or employee of us or our subsidiaries during fiscal 1998 or at any time prior to fiscal 1998. Mr. McDonagh was not an officer or employee of us or our subsidiaries during fiscal 1998 or at any time since September 1991. From our inception to September 1991, Mr. McDonagh was our Chief Executive Officer.

   Mr. McCabe has served on the Compensation Committee since February 1995. Mr. McCabe also served as our Chief Executive Officer through December 1996, President through September 1996 and Chairman of the Board through August 12, 1998. From October 1, 1998 through December 1, 1998, Mr. McCabe was a member of the interim management committee of our board of directors and since December 1, 1998, Mr. McCabe has been the Chairman of our board of directors. Mr. Grillos was not an officer or employee of us or our subsidiaries at any time prior to October 1, 1998. From October 1, 1998 through December 1, 1998, Mr. Grillos was a member of the interim management committee of our board of directors and since December 1, 1998, Mr. Grillos has been our Chief Operating Officer.

   Since Knowledge Well does not have a compensation committee, the entire board of directors of Knowledge Well performs the functions of a compensation committee. During 1998, Mr. McCabe was a director of Knowledge Well and Mr. Priest, a director of CBT, served as Knowledge Well's President and Chief Executive Officer.

                           BUSINESS OF KNOWLEDGE WELL

General

   Knowledge Well provides software that delivers business, management and professional education skills and/or courses. Knowledge Well delivers the software components of its courses over intranets and local area networks and on CD-ROMs. Students can easily access these interactive courses via basic, industry-standard computers. For students pursuing a degree, the software will be supplemented with internet access to faculty and other students. Knowledge Well aims to provide a self-paced education and training solution which allows students to obtain degrees and/or other credentials from outside the college campus.

   Knowledge Well has entered into a co-development relationship with Kansas State University ("KSU") to develop and market degree and non-degree courses of study, including educational software that may be authorized for full college credit at KSU toward KSU bachelor and advanced degrees. The initial degree program that Knowledge Well intends to build under this relationship will be a bachelor's degree in business. Knowledge Well has released three KSU undergraduate business degree courses to KSU faculty members for use by such faculty members in the classes. However, Knowledge Well but does not expect to make such courses generally commercially available until late 1999. As a result, Knowledge Well will not generate revenue from these business degree courses until at least that time. Knowledge Well will market the degree products developed under its agreement with KSU to individuals who are not KSU students but who would like to acquire KSU credits and/or study towards a KSU degree. Knowledge Well has released 58 not-for-credit courses on business and management topics, primarily created from material received from Knowledge Well's relationship with KSU.

   Knowledge Well Limited ("KWL"), established in August 1996, is a private company, limited by shares, incorporated under the laws of Ireland. KWL's sole function is product development, sales and marketing. Knowledge Well Inc. ("KWI"), a Delaware corporation, was established in March 1997 to serve as the United States sales and marketing headquarters. Knowledge Well Group Limited ("KWGL"), established in May, 1997, is a private company, limited by shares, incorporated under the laws of Ireland. KWI is a wholly owned subsidiary of KWGL.

   For additional information about Knowledge Well's business, see the combined financial statements of Knowledge Well and related notes thereto included in this proxy statement.

Development, Technology and Distance Learning Partnerships

   In February 1998, Knowledge Well and KSU entered into a long term Educational Software Development Agreement to co-develop interactive educational software for students pursuing degree and non-degree KSU courses of study from outside of KSU. In addition to the courses the parties co-develop, Knowledge Well may independently develop courses and submit them to KSU for review and approval. Upon validation and approval by KSU, the result of the collaborative effort will be individual courses offered for KSU college credit. Students may even, on proper completion of a curriculum, receive a full college credit KSU degree. The content for the courses will be derived from existing KSU curriculum. Initially, Knowledge Well and KSU have agreed to co-develop a bachelor's degree in business for full KSU college credit. In November 1998, Knowledge Well and KSU amended the Educational Software Development Agreement between the parties to provide that Knowledge Well will build courseware for KSU's master's degree curriculum in business administration ("MBA"). In addition, Knowledge Well and KSU will work to define a graduate certificate program which will be derived from the courses that comprise the MBA program. Upon completion of such a program, KSU would grant a Graduate Certificate in Business Administration.

   CBT and Knowledge Well entered into a Software License Agreement (the "License Agreement") in October 1997. CBT granted Knowledge Well a non-exclusive license to use certain of its technology in the development of interactive education software. The License Agreement explicitly forbids any use by Knowledge Well of CBT's technology within CBT's information technology market area. In exchange, Knowledge Well has agreed to make its products compatible with CBT's products. Knowledge Well has to pay

CBT an annual licensing fee. The License Agreement also contains customary provisions involving the provision of product updates and the protection of confidential information.

   In September 1998, Knowledge Well entered into a distance learning partnership with Hamilton College, a regionally accredited educational institution. Knowledge Well and Hamilton have defined nine non-credit certificate programs from Knowledge Well's Business Competencies Program. Knowledge Well and Hamilton are also working to define continuing education unit programs that are expected to be granted and approved by Hamilton. The non-credit certificates and continuing education units will be awarded to students that complete a defined path of study from Knowledge Well's Business Competencies Program. The number of continuing education units to be awarded will be based on the number of topics covered and the contact hours associated with each competency.

Knowledge Well's Interactive Learning at a Distance Solution

   Technology has enabled interactive learning at a distance, a new method in delivering learning to the student outside the college campus. This new method has created new opportunities for individuals to participate in a learning experience by removing the traditional location and accessibility restrictions. Knowledge Well's products provides instruction in an interactive format. Students, for example, actively participate in question and answer sequences. Knowledge Well's products have been designed for employees and individuals who are not able or do not wish to attend a university as full-time business or management students, but who desire and can benefit from business and management education to advance in their careers.

   Knowledge Well's products provide education and training managers with a flexible, cost-effective solution that allows them to make education and training available to employees anytime, anywhere. Knowledge Well's technology-based education software provides a cost-effective solution that reduces the amount of time employees divert from their day-to-day responsibilities. The software also minimizes the expense associated with attending instructor-led training classes and is always accessible to employees.

   From December 1996 to date, Knowledge Well's primary business operation was product development. Knowledge Well's first telesales representative was hired in March 1998 and Knowledge Well's first field sales representative was hired in late October 1998. Knowledge Well has not yet recognized significant revenue. Consequently, Knowledge Well has a very limited operating history upon which you can evaluate its business and prospects. In particular, you have a very limited basis upon which to evaluate the level of future market acceptance of Knowledge Well's products. You must consider Knowledge Well's prospects in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development, particularly companies in new and rapidly evolving markets such as interactive business, management and professional education and training software. Such risks include the changing nature and unpredictability of Knowledge Well's business environment, technological change and intense competition, among others.

   The Knowledge Well business degree, certificate programs and continuing education learning at a distance solutions feature the following:

   Flexible Access Model. Knowledge Well's solutions offer many advantages to both end-users and administrators over traditional instructor-led training. Knowledge Well's courseware allow employees to:

    . tailor their business, management and professional education to their work schedules,

    .  begin their education at a level suitable to their needs,

    .  integrate the education with on-the-job practice,

    .  study only the relevant topics, and

    . access educational materials on an on-going basis as reference tools.

Knowledge Well designs all its software titles to be self-paced, so that students can learn when and where they want to, as well as to be highly interactive.

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

   Robust Administrative Systems. Knowledge Well has a network-based administration and assessment tool designed to allow information system, human resource or training managers to track employee usage and the performance of Knowledge Well courseware.

   High Quality Course Content. Knowledge Well will develop its business degree programs based on KSU curricula with the consultation of KSU faculty and subject matter experts. Knowledge Well will have access to KSU syllabi, reading lists and any other content material the parties deem appropriate to produce high quality, educationally rich courseware. Knowledge Well's software is interactive and allows students to practice and test skills as they learn. The courseware also includes sophisticated graphics and simulation to demonstrate many of the concepts introduced.

   Multiple Deployment Options. The courseware that Knowledge Well has developed and is developing can be made available to employees and individuals on networked or stand-alone computers. The courseware may also be deployed over intranets via Knowledge Well's intranet deployment product, Knowledge Web. Knowledge Well is also developing delivery tools to enable the courseware to be accessed over the Internet.

   In addition, Knowledge Well designs its products to allow education and training administrators to efficiently use their training budgets by tailoring business and management education programs to their organizations' needs. Corporate customers can offer Knowledge Well's education software across a network or a corporate intranet to all employees. Knowledge Well licenses its Business Competencies Program primarily through one, two or three year license agreements that provide access to the competencies licensed by each customer. This allows customers to build tailored business and management education. Under these license agreements, customers are able to exchange and update their courses or competencies on a periodic basis as their internal education needs evolve or as technologies advance. In addition, using Knowledge Well's administrative software, information system, human resource and training managers can design and monitor education programs for each employee.

Knowledge Well's Strategy

   Knowledge Well's objective is to expand its market position through the following strategies:

   Build Alliances with Subject Matter Experts. Knowledge Well's strategy is to identify and enter into co-development and marketing alliances with various universities and other subject matter experts to produce and distribute degree, non-degree and professional credential interactive software education and training. To date, Knowledge Well has entered into a co-development agreement with KSU. Knowledge Well believes this relationship provides a number of competitive advantages. The subject matter will be developed by various members of the KSU faculty and given directly to Knowledge Well's curriculum designers, editors, software developers and graphic artists to be turned into interactive courseware. This direct relationship with highly qualified subject matter experts allows Knowledge Well's development team to create interactive software that provides academically sound and educationally rich content.

   Leverage Customer Partnership Model. Knowledge Well intends to offer its customers business degree, non-business degree and continuing education and certificate programs. Knowledge Well's strategy is to expand its product offerings in each of these areas to allow Knowledge Well to enter into larger initial contracts and support incremental sales to its then existing customer base over time.

   Establish Corporate University Program. Companies face a critical issue in today's workplace in that employees often lack a fundamental grounding in the core disciplines of business and management. As a result, many organizations have developed or are in the process of developing corporate educational programs to address this deficiency. These programs have been developed to provide cross-functional learning to employees throughout the organization. Knowledge Well's goal is to identify these organizations and work with them to provide relevant, dynamic content that provides employees with a broad grounding in critical business functions.

   Expand Channels of Distribution. Knowledge Well is developing a direct field sales force and telesales organization to market to Fortune 1000 companies and other major United States and international organizations. Knowledge Well has also begun to market its software to governmental agencies. Knowledge Well's strategy aims to expand its direct field sales organization and develop indirect sales channels to reach organizations not effectively targeted by its direct field sales force. Knowledge Well also plans to enter into markets worldwide. Over the long term, Knowledge Well intends to continue to explore electronic distribution through on-line services and the Internet.

   Capitalize on Multimedia Technologies. Knowledge Well's current products include multimedia elements such as rich graphics, interactive text and simulations, and can be delivered on networked and stand-alone computers. Knowledge Well's strategy is to continue to enhance its products over time as its customers adopt enterprise-wide systems which have the capability to handle more advanced multimedia elements such as sound, video and complex animation.

Knowledge Well's Products

   Knowledge Well's products seek to address businesses' shift in focus on employee's knowledge, businesses' growing need for employee cross-functional capabilities and businesses' need to increase employee retention by creating opportunities for career enhancement.

   Business Degree Programs. Knowledge Well has developed or is developing, both independently and through development and marketing alliances, titles focused on degree, non-degree and credential granting programs. In February 1998, Knowledge Well and KSU entered into a long term Educational Software Development Agreement to co-develop a complete set of business degree programs. Individual courses will be offered for KSU college credit, and students may even, on proper completion of the curriculum, receive a full college credit KSU business degree. Knowledge Well has released three KSU undergraduate business degree courses to KSU faculty members for use by such faculty members in their classes. However, Knowledge Well does not expect to make such courses generally commercially available until late 1999. Knowledge Well will market the products developed under its agreement with KSU to individuals who are not KSU students but who would like to acquire KSU credits and/or study towards a KSU degree. Knowledge Well has released 58 not-for-credit courses on business and management topics, primarily created from material received from Knowledge Well's relationship with KSU.

   Certificate Programs and Continuing Education Units ("CEU's"). Under the Knowledge Well and Hamilton distance learning partnership, Hamilton will award continuing educational units for Knowledge Well software titles delivered using distance learning technologies. To date, Knowledge Well and Hamilton have defined nine non-credit certificate programs from Knowledge Well's Business Competencies Program and are working to define a series of non-credit certificate and CEU programs that will be awarded by Hamilton. Knowledge Well has completed four such certificate programs, although no significant revenues have yet been derived from these programs. The number of CEU's to be awarded will be based on the number of topics covered and the contact hours associated with each competency.

   Business Competencies Program. Knowledge Well's initial interactive learning at a distance solution will be a Business Competencies Program initially consisting of 70 software titles. Knowledge Well's Business Competencies Program offers employees and individuals relevant, advanced, business and management education. Knowledge Well's initial products provide basic business education to people in a wide variety of job functions and more advanced education for more sophisticated students.

   Currently, Knowledge Well has organized its Business Competencies Program software titles into the following competencies that are designed to provide comprehensive business, management and professional education and training:

    .  Core Management Competency

    .  Business Competency


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

    .  Management Competency

    .  Business Finance Competency

    .  Management Information Systems Competency

    .  Organizational Behavior Competency

    .  Marketing Competency

    .  Budgeting and Financial Planning Competency

    .  Interpreting Financial Statements Competency

   As of February 3, 1999, Knowledge Well has developed 48 software titles for the Business Competencies Program. The Business Competencies Program contains a Business Fundamentals course suitable for all employees, a Core Management Competencies curriculum of nine titles suitable for managers, prospective managers and other employees with business decision making authority, and comprehensive offerings in each competency area for students requiring more in-depth, advanced material in a particular competency area.

   Knowledge Well's courseware includes a sophisticated graphical interface that leads students through the subject software, presents case studies and requires students to respond actively to the course. Knowledge Well's interactive education software typically provides the user with anywhere from four to eight hours of instruction per individual title. At the end of a Business Competencies Program course, for example, students may take a test to measure accurately their mastery of the course content. The results of this test may be viewed by a central administrator using Knowledge Well's administrative program or exported to a standard database or spreadsheet.

   Knowledge Well offers administrative software designed to allow a central administrator to audit the use of each course, track employee performance and create specialized programs for employees by granting access to selected courses.

   Knowledge Well licenses its Business Competencies Program primarily through license agreements under which customers may use the delivered products for a period of one, two or three years. The license agreement format generally allows customers to exchange competencies or titles on each anniversary date where the agreement is for more than one year. In order to increase the number of titles or gain access to the library at a time other than the specified dates, the customer may enter into a new license agreement or upgrade the existing license agreement. Volume and multi-year discounts encourage customers to expand license agreements as their needs grow and as they become more familiar with Knowledge Well's product library. Knowledge Well's pricing generally varies by the number of students, number of competencies being licensed and the length of the contract.

   In addition to its support of traditional LAN environments, Knowledge Well offers products to address the emerging Internet and corporate intranet markets. Knowledge Web is an intranet deployment system which allows users to download Knowledge Well courseware titles across an intranet. Students can gain access to these titles through a standard browser. Knowledge Web enables customers to access and manage Knowledge Well courses over an intranet via internally managed web servers. Using Knowledge Web, students can choose to either download Knowledge Well courseware or interact with it in real time over an intranet using a live play capability. The downloaded courseware contains a utility to send the student records back to a central administrator so that the student progress may be monitored.

   The market for business and management education is rapidly evolving. New methods of delivering interactive education software often appear in the marketplace, including intranet and Internet deployment systems. Many of these new delivery systems will involve new and different business models and contracting mechanisms. Some companies also add multimedia and other product features to educational software. In addition, the existing delivery and education management systems do not have a universally accepted standard for the presentation of educational content and the tracking of student performance. If standards evolve,

Knowledge Well will need to develop products that support the new standards. Accordingly, Knowledge Well's future success will depend upon, among other factors, its ability to develop and implement products that address these emerging market requirements. Knowledge Well may not be successful in meeting changing market needs.

   Moreover, software products as complex as those offered by Knowledge Well may contain undetected errors or fail when first introduced or upon release of new versions. Despite testing by Knowledge Well and by current and potential customers, errors may be found in new products after commercial release, resulting in a loss of or delay in market acceptance.

Research and Development

   Knowledge Well believes that the development of an effective education product requires the combination of content, instructional design and technology. The first step in developing a new education program is to obtain content from subject matter experts and existing courses, including self-study courses, course descriptions, syllabi and reading lists. The Knowledge Well development team then writes a script for the program which includes a structure covering all of the relevant concepts, tasks to be completed, interactive features and tests to measure achievement and to reinforce the subject matter. During the development of a script for a new program, Knowledge Well's developers and editors, working with animators, simulation programmers and graphic designers, simultaneously plan and develop the course elements. These elements are then integrated into a single program. The program is then tested to ensure that each course delivers the desired education and training solutions.

   The core of Knowledge Well's product development is its product development engine--an environment comprising its proprietary software and off-the-shelf tools -- which has been optimized for the creation of interactive software education and training programs. Knowledge Well believes that the product development engine provides a competitive advantage by allowing Knowledge Well to:

  .create modular courses,

  .identify and change portions of a course without rewriting the entire course,

  .port courses more easily across operating systems, and

  .enhance the multimedia content of its courses more quickly and efficiently.

The technology generally supports a common product architecture, resulting in products that have a recognizable and consistent interface and are easier to support. Knowledge Well's goal is to continue to refine and enhance the product development engine to meet Knowledge Well's future development needs, including ensuring that its courseware is able to incorporate a wide variety of multimedia elements.

   Knowledge Well performs substantially all of its research and development activities for its courses at its Dublin, Ireland development facility. From time to time, Knowledge Well subcontracts outside development services to develop portions of particular courses. All products produced using these outside developers remain the sole property of Knowledge Well. Knowledge Well's research and development staff grew from 26 at December 31, 1997 to 43 at December 31, 1998. Knowledge Well intends to continue to make substantial investments in research and development.
Co-Development Relationship

   Knowledge Well's strategy is to expand its position in the business, management and professional software education market by forming development and marketing alliances with subject matter experts. To date, Knowledge Well has formed a co-development relationship with KSU. Knowledge Well believes this co-development relationship provides a competitive advantage, including access to highly qualified subject matter experts and advisors for assistance in developing courses of study. With the approval of KSU, products developed under the relationship will be available for full college credit from KSU towards KSU bachelor and advanced degrees, which Knowledge Well believes improves the marketability of such courses. Knowledge Well believes that this alliance also provides significant benefits to KSU by allowing KSU to achieve additional market penetration.

   Knowledge Well believes that an increasing proportion of its revenues in the future may be attributable to products developed through its alliances. If KSU or Hamilton does not continue to cooperate with Knowledge Well, if Knowledge Well does not successfully develop courses for these alliances in a timely fashion or at all, or if Knowledge Well cannot negotiate additional alliances in the future on acceptable terms or at all, Knowledge Well's business, results of operations and prospects could be materially adversely affected.

   Knowledge Well's development partner could pursue its existing or alternative distance learning initiatives in preference to and in competition with those being developed with Knowledge Well. In the event Knowledge Well is not able to maintain or expand its current development alliance or enter into new development and/or marketing alliances, its operating results and financial condition could be materially adversely affected.

   Knowledge Well expects that cost of revenues may fluctuate from period to period in the future based upon many factors, including the number of titles licensed that were developed exclusively by Knowledge Well compared to the licensing of royalty-bearing titles developed pursuant to its development alliance and the timing of expenses associated with the development alliance. In addition, the the level of cooperation and coordination necessary in development alliances may result in longer development times and less control over the timing of product introductions than for courses developed solely by Knowledge Well.

Customers

   Knowledge Well aims to license its courses to Fortune 1000 companies and other major United States and international organizations in a wide range of industries, as well as governmental agencies. To date, Knowledge Well has marketed its courseware through its direct field sales and telesales organizations in the United States. Knowledge Well is also exploring the possibility of distributing its courses through resellers. At March 31, 1999, Knowledge Well had 18 customers that licensed competencies/titles from its Business Competencies Programs.

Intellectual Property and Licenses

   Knowledge Well regards its software as proprietary and relies primarily on a combination of the following to protect its rights:

  .statutory and common law copyright,

  .trademark and trade secret laws,

  .customer licensing agreements, and

  .employee and third-party nondisclosure agreements.

Knowledge Well generally does not include in its software any mechanisms to prevent unauthorized use. Instead, Knowledge Well generally requires its customers to enter into a license agreement which restricts copying and use of its products. Despite these precautions, a third party may copy or otherwise obtain and use Knowledge Well's courseware and technology without authorization. If unauthorized copying or misuse of Knowledge Well's products occur to a substantial degree, its business and results of operations could be materially adversely affected.

   Third parties may claim that Knowledge Well's products infringe their proprietary rights. Knowledge Well expects that software developers will increasingly face such claims as the number of products and competitors in the business, management and professional education and training software industry grows and the products in the industry become more similar. Any such claim, with or without merit, could result in costly litigation or might require Knowledge Well to enter into royalty or licensing agreements. Such royalty or license agreements, if required, may not be available on acceptable terms or at all.


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

Competition

   Competition. Knowledge Well competes in the market for interactive software products that teach business, management and professional skills and/or courses, and, more generally, in the business, management and professional education and training market. The market for interactive software products that teach business, management and professional skills and/or courses is highly fragmented and competitive, and Knowledge Well expects this competition to increase. In addition, new competitors may enter the market in the future and larger companies may compete with Knowledge Well in the business, management and professional education market through the acquisition of Knowledge Well's competitors. Such competitors may also include large corporations that are developing internal business and management training programs, as well as colleges and universities.

   Knowledge Well's competition in the business, management and professional education market comes primarily from traditional education and training providers, including colleges and universities and for-profit entities. Knowledge Well also competes with other suppliers of business, management and professional education and training, including several other companies that produce interactive software training. Knowledge Well expects that as more organizations establish in-house educational programs, more competitors will enter the interactive software education market. Many of Knowledge Well's current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, than Knowledge Well. In addition, significant price competition in the business, management and professional education and training market could impose increasing price pressures on Knowledge Well.

   Accordingly, Knowledge Well may not be able to provide products that compare favorably with new instructor-led techniques or other interactive training software. Moreover, competitive pressures may require Knowledge Well to reduce its prices significantly.

Sales, Marketing and Customer Support

   Sales and Support. Knowledge Well hired its first direct field sales person in October 1998. At January 25, 1999, Knowledge Well employed 6 direct field sales and support people. Knowledge Well's telesales organization, which Knowledge Well established in June 1998 to focus on sales of Knowledge Well courseware to smaller corporate customers, government agencies and end-users, employed 4 people at January 25, 1999. Knowledge Well plans to continue to build both the direct field sales and telesales organizations in 1999.

   Indirect Sales. In order to achieve worldwide market penetration, Knowledge Well intends to broaden its sales strategy by expanding its indirect sales channels to include resellers. The indirect sales channels would give Knowledge Well access to a more diverse client base which Knowledge Well believes cannot be targeted cost-effectively through its direct sales force.

Employees

   As of January 25, 1999, Knowledge Well had a total of 56 full-time employees, of whom 10 were engaged in sales, marketing and customer support, 3 in management, administration and finance and 43 in product development. On January 25, 1999, 12 employees were located in the United States and 44 in the Republic of Ireland. None of Knowledge Well's employees is subject to a collective bargaining agreement, and Knowledge Well has not experienced any work stoppages. Knowledge Well believes that its employee relations are good.

   In connection with the Share Exchange, certain of Knowledge Well's executive officers resigned from Knowledge Well to assume positions as executive officers of CBT. As executive officers of CBT, they will manage CBT's business as a whole. Accordingly, these former executive officers of Knowledge Well will focus significantly less of their attention on Knowledge Well's operations in their new capacities. As a result,

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

Knowledge Well has to identify and hire new managers to replace them. Knowledge Well's future success also depends on its continuing ability to identify, hire, train and retain highly qualified technical, sales and marketing personnel. Competition for such qualified personnel is intense, particularly in sales and software development. Failure to attract, assimilate or retain any of these and other key personnel could have a material adverse effect upon Knowledge Well's business, prospects, operating results and financial condition.

Foreign Operations

   Knowledge Well's research and development organization is located in Dublin, Ireland. Operations outside the United States are subject to inherent risks, including fluctuations in exchange rates, political and economic conditions, unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing foreign subsidiary operations and potentially adverse tax consequences. Such factors could have a material adverse effect on Knowledge Well's future operations outside of the United States.

Properties

   Knowledge Well's U. S. headquarters is located in Austin, Texas. Knowledge Well's research and development organization is located in Dublin, Ireland. Knowledge Well currently occupies approximately 6,100 square feet at its Austin, Texas location and approximately 10,500 square feet in Dublin, Ireland.

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

               SELECTED COMBINED FINANCIAL DATA OF KNOWLEDGE WELL

   The selected combined financial data of Knowledge Well for the periods from inception to October 31, 1996 and for the years ended October 31, 1997 and 1998 are derived from the audited combined financial statements of Knowledge Well Limited and Knowledge Well Group Limited, included elsewhere in this proxy statement. The following data should be read in conjunction with "Management's Discussion and Analysis of the Financial Condition and Results of Operations of Knowledge Well" and Knowledge Well's Combined Financial Statements, including the Notes thereto, included herein.

                                 Knowledge Well

                               Year ended       Year ended      Inception to
                            October 31, 1998 October 31, 1997 October 31, 1996
                            ---------------- ---------------- ----------------
                              (dollars in thousands, except per share data)
Statement of Operations
 Data:
Revenues...................    $      48        $     --           $  --
Cost of revenues...........          --               --              --
                               ---------        ---------          ------
Gross profit...............           48              --              --
                               ---------        ---------          ------
Operating Expenses:
Research and development...        3,027            1,393              45
Sales and marketing........        1,088              301             --
General and
 administrative............          352              147              13
                               ---------        ---------          ------
Total operating expenses...        4,467            1,841              58
                               ---------        ---------          ------
Loss from operations.......       (4,419)          (1,841)            (58)
Other income (expense),
 net.......................           (3)             246             --
                               ---------        ---------          ------
Loss before provision for
 income taxes..............       (4,422)          (1,595)            (58)
Provisions for income
 taxes.....................          --               --              --
                               ---------        ---------          ------
Net loss...................       (4,422)          (1,595)            (58)
                               =========        =========          ======
Net loss per share--Basic
 and Diluted(1)............    $   (0.49)       $   (0.30)         $(3.15)
                               =========        =========          ======
Shares used in computing
 per share amounts(1)......    9,017,461        5,238,156          18,448
                               =========        =========          ======

                                                         October 31, October 31,
                                                            1998        1997
                                                         ----------- -----------
                                                         (dollars in thousands)
Balance Sheet Data:
Cash and short-term investments.........................   $4,745      $1,161
Working capital.........................................    2,923         945
Total assets............................................    5,774       1,430
Long-term debt, excluding current portion...............      --          --
Shareholders' equity....................................    3,463       1,060

--------
(1) The per share data has been restated to reflect the effects of the Knowledge Well Limited ordinary share split.

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

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS OF KNOWLEDGE WELL

   The following discussion should be read in conjunction with the combined financial statements and related notes thereto of Knowledge Well contained in this proxy statement.

Important Note About Forward Looking Statements

   The following contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify such forward looking statements. These forward looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted. Actual results may vary because of factors such as product ship schedules, life cycles, terms and conditions, product mix, competitive products and pricing, customer demand, technological shifts and other issues discussed elsewhere in this proxy statement. These forward-looking statements reflect management's opinions only as of the date hereof, and Knowledge Well assumes no obligation unless required by law to revise or publicly release the results of any revision to these forward-looking statements. Risks and uncertainties include, but are not limited to, those discussed in the section entitled "Risk Factors--Risks Relating to Knowledge Well." The following discussion and analysis should be read in conjunction with, and is qualified by, the financial statements, including the notes thereto, and selected financial data included elsewhere in this proxy statement. Historical results are not necessarily indicative of trends in operating results for any future period.

Overview

   Knowledge Well provides software that delivers business, management and professional education skills and/or courses. Knowledge Well delivers the software components of its courses over intranets and local area networks and on CD-ROMs. Students can easily access these interactive courses via basic, industry-standard computers. For students pursuing a degree, the software will be supplemented with internet access to faculty and other students. Knowledge Well aims to provide a self-paced education and training solution which allows students to obtain degrees and/or other credentials from outside the college campus.

Recent Developments

   On September 1, 1998, Knowledge Well Group Limited ("KWGL") made a Rights Issue of 1,604,664 preferred shares of $0.01 each (the "KWGL Rights Issue Shares") at a price of $2.18 per share. The Rights Issue was made on the basis of one KWGL Rights Issue Share for every five ordinary shares of $0.01 each in KWGL held as of the close of business on August 31, 1998. On the same date, Knowledge Well Limited ("KWL") made a Rights Issue of 1,604,664 "A" ordinary shares of $0.25 each (the "KWL Rights Issue Shares") at a price of $0.93 per share. The Rights Issue was made on the basis of one KWL Rights Issue Share for every five "A" ordinary shares of $0.25 each in KWL held as of the close of business on August 31, 1998. At the election of the shareholder, the KWGL Rights Issue Shares and the KWL Rights Issue Shares could be paid for in three installments, in which case the final installment was due on November 27, 1998. As a condition to participating in each of the Rights Issues, any shareholder of one company who was also a shareholder of the other company was required to purchase an equal number of shares in each of KWGL and KWL. Any KWGL Rights Issue Shares or KWL Rights Issue Shares not purchased by the shareholders were purchased by Gregory M. Priest as an underwriter of the Rights Issues. The purpose of the Rights Issues was to provide Knowledge Well with additional working capital without causing a dilutive effect on the existing shareholders of Knowledge Well.

   In February 1998, Knowledge Well and KSU entered into a long term Educational Software Development Agreement to co-develop interactive educational software for students pursuing degree and non-degree KSU courses of study from outside of KSU. In addition to the courses the parties co-develop, Knowledge Well may independently develop courses and submit them to KSU for review and approval. Upon validation and approval by KSU, the result of the collaborative effort will be individual courses offered for KSU college credit. Students may even, on proper completion of a curriculum, receive a full college credit KSU degree. The content for the courses will be derived from existing KSU curriculum. Initially, Knowledge Well and KSU have agreed to co-develop a bachelor's degree in business for full KSU college credit. In November 1998, Knowledge Well and KSU amended the Educational Software Development Agreement between the parties to provide that Knowledge Well will build courseware for KSU's master's degree curriculum in business administration ("MBA"). In addition, Knowledge Well and KSU will work to define a graduate certificate program which will be derived from the courses that comprise the MBA program. Upon completion of such a program, KSU would grant a Graduate Certificate in Business Administration.

   Knowledge Well has released three KSU undergraduate business degree courses to KSU faculty members for use by such faculty members in their classes. However, Knowledge Well does not expect to make such courses generally commercially available until late 1999. As a result, Knowledge Well will not generate revenue from these business degree courses until at least that time. Knowledge Well will market the degree products developed under its agreement with KSU to individuals who are not KSU students but who would like to acquire KSU credits and/or study toward a KSU degree. Knowledge Well has also developed non-credit business courses with subject matter derived from the KSU relationship. These courses are currently shipping and are expected to contribute several million dollars in revenue in 1999, although these expectations could fail to be met. In any event, 1999 revenues are not expected to be material to our combined revenues in 1999. We also expect to incur several million dollars in costs associated with our development under the KSU agreement in 1999, which we would expect to fund out of our corporate resources, particularly earlier in the year. These expenses may exceed our estimates and may not be covered by revenues from the associated products. We do not expect additional capital commitments associated with the KSU agreement to be material to our liquidity position.

Knowledge Well's Results of Operations

   KWL, established in August 1996, is a private company, limited by shares, incorporated under the laws of Ireland. KWL's function is product development, sales and marketing. Knowledge Well Inc. ("KWI"), a Delaware corporation, was established in March 1997 to serve as the United States sales and marketing headquarters. KWGL, established in May 1997, is a private company, limited by shares, incorporated under the laws of Ireland. KWI is a wholly owned subsidiary of KWGL.

   KWGL and KWL are "sister" companies in that they have substantially identical shareholdings. Accordingly, in accordance with US GAAP, the results of operations for KWL and KWGL are presented on a combined basis for all periods.

Combined Results of Operations for the Period from Inception to October 31, 1996 and for the Years Ended October 31, 1997 and 1998

Revenues

   Knowledge Well hired its first telesales representative in March 1998 and its first direct field sales representative in late October 1998. Knowledge Well from inception through March 31, 1999, recognized an aggregate of approximately $220,000 of revenue.

Operating Expenses

   Research and Development. Research and development expenses consist primarily of salaries and benefits for Knowledge Well's research and development personnel and fees paid to contractors. Research and development expenses were approximately $45,000, $1,393,000 and $3,027,000 from the period from inception to October 31, 1996 and in the years ended October 31, 1997 and 1998, respectively. The increase was primarily the result of increased headcount associated with product development. Knowledge Well expects that research and development expenses as a stand-alone company would continue to increase in absolute dollars through additional investments in product development.

   Sales and Marketing. Knowledge Well's marketing expenses consist primarily of salaries, printing costs, promotional expenses and related overhead costs. Sales and marketing expenses increased from $0 from the period from inception to October 31, 1996 to approximately $301,000 in the year ended October 31, 1997 to approximately $1,088,000 in the year ended October 31, 1998. The increase was primarily the result of the expansion of the United States sales organization. Since October 31, 1998, Knowledge Well has continued to expand its United States sales organization and its sales and marketing expenses have accordingly increased. Knowledge Well expects that sales and marketing expenses as a stand alone company would increase in absolute dollars to support the expansion of its sales and marketing organization.

   General and Administrative. Knowledge Well's general and administrative expenses consist primarily of salaries and fees paid for professional services. General and administrative expenses increased from approximately $14,000 for the period from inception to October 31, 1996 to approximately $146,000 in the year ended October 31, 1997 and to approximately $352,000 in the year ended October 31 , 1998. The increase is primarily due to the expenses incurred to support the growth of the product development organization in Dublin and to support the expansion of the United States sales organization. Knowledge Well expects that general and administrative expenses as a stand-alone company would increase in absolute dollars in order to support both the product development and sales and marketing organizations.


Liquidity and Capital Resources on a Combined Basis

   Since inception, Knowledge Well has funded its operations primarily through the private sale of equity securities, which totaled approximately $10 million (net of issuance costs) as of October 31, 1998. At
October 31, 1998, the principal source of liquidity for Knowledge Well was approximately $4.7 million in cash and cash equivalents.

   Net cash used in operating activities was approximately $2.8 million in the twelve months ended
October 31, 1998. For such period, net cash used in operating activities resulted primarily from net losses. Cash flows used in investing activities was approximately $563,000 in the twelve months ended October 31, 1998. Knowledge Well's investing activities consisted primarily of purchases of furniture and equipment, which was offset by lease advances and loans. Knowledge Well expects that its capital expenditures as a stand-alone company would increase as its employee base grows and its operations expand.

   Net cash provided by financing activities was approximately $7.1 million in the twelve months ended October 31, 1998. Cash flows from financing activities consisted primarily of proceeds from the private sale of equity and the BES funds (as described below) and, to a lesser extent, proceeds from borrowings, net of repayments. The Business Expansion Scheme ("BES") is an Irish tax-based investment arrangement for individuals designed to provide seed capital to start-up companies. In January 1998, KWL entered into an agreement pursuant to which it issued 607,094 "C" Ordinary Shares of IR(Pounds)1 to The Govenor and Company of The Bank of Ireland and received $1,345,576 (net of issuance costs) from a BES investment fund. On August 30, 1998, the 607,094 "C" Ordinary Shares were subdivided into 2,428,376 "C" Ordinary Shares of IR(Pounds)0.25. Under the terms of the BES agreement, the "C" Ordinary Shares are to be redeemed by KWL within five years from the date such shares were issued. Prior to the closing of the Share Exchange, KWL will redeem the "C" Ordinary Shares with proceeds from a concurrent sale of "A" Ordinary Shares to Mr. McCabe.

   Cash requirements are expected to continue to increase in order to fund: (i) personnel and salary costs, (ii) research and development costs, (iii) investment in additional equipment and facilities and (iv) working capital requirements.

   Knowledge Well estimates that the existing cash and cash equivalents will be sufficient to fund its liquidity requirements for at least the next six months. Thereafter, Knowledge Well anticipates that it will require additional funds to support its liquidity requirements. There can be no assurance that additional financing will be available at all or that, if available, such financing will be available on terms favorable to Knowledge Well.

Year 2000 Compliance

   Knowledge Well uses a number of computer software programs and operating systems in its internal operations, including applications used in order processing, inventory management, distribution, financial business systems and various administrative functions. Although Knowledge Well believes that its internal software applications contain source code that is able to interpret appropriately the upcoming calendar year 2000, failure by Knowledge Well to make any required modifications to make such software "Year 2000" compliant could result in systems interruptions or failures that could have a material adverse effect on its business. Knowledge Well does not anticipate that it will incur material expenses to make its computer software programs and operating systems "Year 2000" compliant. However, unanticipated costs necessary to update software, or potential systems interruptions, could exceed Knowledge Well's present expectations and have a material adverse effect on its business, financial condition and results of operations.

   Knowledge Well is also subject to external forces that might affect industry and commerce generally, such as Year 2000 compliance failures at utility or transportation companies and related service interruptions. Some commentators have stated that a significant amount of litigation will arise out of Year 2000 compliance issues, and Knowledge Well is aware of lawsuits against other software vendors. Because of the unprecedented nature of such litigation and unknown impact of the Year 2000 problem, it is uncertain to what extent Knowledge Well may be affected by such litigation. Knowledge Well does not currently have information concerning the Year 2000 compliance status of its customers. If Knowledge Well's current or future customers fail to achieve Year 2000 compliance or if they divert technology expenditures to focus on preparing their business for the Year 2000, then capital expenditure, software investment and training budgets may be spent on remediation efforts rather than business, management and professional education and training. Such a diversion of software investment and education and training funds could reduce the demand for Knowledge Well's products both directly, if current and potential customers allocate less funds to business, management and professional education and training, and indirectly, by delaying the purchase and implementation of new systems. This could adversely affect Knowledge Well's future revenues, although Knowledge Well does not know the impact at this time.

               APPROVAL OF AN INCREASE IN NUMBER OF SHARES UNDER
                           THE 1994 SHARE OPTION PLAN

General

   In November 1994, our board of directors and our shareholders adopted and approved the 1994 Share Option Plan. The 1994 Plan currently provides for the issuance of up to 7,247,036 ordinary shares. On January 18, 1999, our board of directors approved, subject to shareholder approval at the Extraordinary General Meeting, an amendment to the 1994 Plan increasing the total number of ordinary shares reserved for issuance under the plan by 2,000,000 ordinary shares. At the Extraordinary General Meeting, you will be requested to approve an amendment to the 1994 Plan to increase the number of ordinary shares reserved for issuance under the plan by 2,000,000 ordinary shares.

   As of December 31, 1998, options to purchase a total of 3,379,228 ordinary shares were outstanding and options to purchase 1,649,799 ordinary shares remained available for future grant under the 1994 Plan, without giving effect to the increase in shares being presented to the shareholders for approval at the Extraordinary General Meeting.

   We rely heavily on our 1994 Plan to attract and retain high quality executives and key personnel. Accordingly, our board of directors believes that it is in our best interests to increase the number of shares reserved for issuance under the 1994 Plan so that we may continue to provide ongoing incentives to our employees in the form of options to purchase ordinary shares in amounts consistent with past practices.

Vote Required

   The affirmative vote of the holders of a majority of the ordinary shares represented in person or by proxy and voting at the Extraordinary General Meeting is required to approve the amendment to the 1994 Plan. Unless otherwise instructed, the proxies will vote "FOR" the amendment to the 1994 Plan.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL
 TWO.


Summary of the 1994 Plan

   A description of the principal features of the 1994 Plan, as amended to date, is set forth below.

   General. The 1994 Plan permits the granting of options to purchase ordinary shares. Options granted under the 1994 Plan may be either "incentive stock options," as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or nonstatutory share options. The purposes of the 1994 Plan are to attract and retain the best available personnel for us, provide additional incentive to our current employees and consultants and promote the success of our business.

   Administration of the 1994 Plan. The 1994 Plan must be administered by either the board of directors or a committee appointed by the board of directors. The administrator of the 1994 Plan is the Stock Option Committee of the board of directors and a Non-Officer Stock Option Committee for certain smaller grants to non-officers. The interpretation and construction of any provision of the 1994 Plan by the administrator of the plan is final and binding.

   Eligibility. The 1994 Plan provides that options may be granted to our employees, including officers and directors who are also our employees, our consultants and employees and consultants of our subsidiaries. Incentive stock options may be granted only to employees. The administrator of the plan selects the participants and determines the number of shares subject to each option. As of December 31, 1998, there were approximately 1,200 employees and consultants eligible to receive share options under the 1994 Plan.

   Terms of Options. The terms of options granted under the 1994 Plan are determined by the administrator of the plan. Each option is evidenced by a written agreement between us and the person to whom the option is granted, and is subject to additional terms and conditions set forth in the 1994 Plan.

   The exercise price of incentive stock options granted under the 1994 Plan is determined by the administrator of the plan, but cannot be less than 100% of the fair market value of our ordinary shares on the date the options are granted. The exercise price of nonstatutory stock options granted under the 1994 Plan is determined by the administrator on the date the options are granted, subject to applicable laws. Fair market value per share is based on the closing sales price of the ADSs as reported on the Nasdaq National Market on the last trading day before the date of grant. Incentive stock options granted to shareholders owning more than 10% of our outstanding shares are subject to the additional restriction that the exercise price must be at least 110% of the fair market value. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the administrator of the plan and may include cash, check, promissory note, any combination of the foregoing, or such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

   The administrator of the plan determines when options become exercisable, provided that the optionee must generally earn the right to exercise the option by continuing to perform services for us. Options granted under the 1994 Plan expire ten years from the date of grant, unless a shorter period is provided in the notice of grant. No option may be exercised by any person after such expiration. In addition, incentive stock options granted to shareholders owning more than 10% of our outstanding shares may not have a term of more than five years. An option is not transferable by the holder except by will or the laws of descent or distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the holder.

   Adjustment and Change in Control. In the event any change is made in our capitalization, such as a share split, combination or reclassification, appropriate adjustments, as determined by our board of directors, shall be made to the purchase price and to the number of shares subject to the option. In the event of our proposed dissolution or liquidation, all options will terminate immediately prior to the consummation of such actions, unless otherwise provided by our board of directors. In the event of a proposed sale of all or substantially all of our assets, or the merger of us with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor, unless our board of directors determines in its discretion to accelerate the exercisability of such options.

   Amendment and Termination of the 1994 Plan. Our board of directors may amend or terminate the 1994 Plan as it may deem advisable, provided that, to the extent necessary and desirable to comply with Section 422 of the Internal Revenue Code or any other applicable law, rule or regulation. We shall obtain shareholder approval of any 1994 Plan amendment as is required by any applicable law, rule or regulation. Any amendment or termination of the 1994 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1994 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the board of directors. Such an agreement must be in writing and signed by the optionee and us. The 1994 Plan will terminate in November 2004. Any options outstanding under the 1994 Plan at the time of its termination will remain outstanding until they expire by their terms.

Tax Information

   Options granted under the 1994 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code, or nonstatutory share options.

   If an incentive stock option is granted under the 1994 Plan, an optionee who is subject to taxation under the Internal Revenue Code with respect to the option will recognize no income upon its grant and incur no tax liability due to its exercise unless the optionee is subject to the alternative minimum tax. We will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Different rules for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of us. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any additional gain or any loss recognized on such a premature disposition of the shares will be characterized as long-term or short-term capital gain or loss.

   All other options which do not qualify as incentive stock options are referred to as nonstatutory share options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory share option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes generally measured as the difference between the then fair market value of the shares purchased and the purchase price. The income recognized by an optionee who is also one of our employees will be subject to tax withholding by us by payment in cash or out of the current earnings paid to the optionee. Upon resale of these shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as long-term or short-term capital gain or loss.

   THE FOREGOING BRIEF SUMMARY OF THE AFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND CBT WITH RESPECT TO SHARES PURCHASED UNDER THE 1994 PLAN IS NOT COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISION OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY OTHER THAN THE UNITED STATES IN WHICH THE PARTICIPANT MAY RESIDE.

Participation in the 1994 Plan

   The grant of share options under the 1994 Plan to executive officers, including the officers named in the Summary Compensation Table contained in this proxy statement, is subject to the discretion of the administrator of the plan. As of the date of this proxy statement, there has been no determination by the administrator of the plan with respect to future grants under the 1994 Plan. Accordingly, future grants are not determinable.

                                 OTHER MATTERS

   Representatives of Ernst &Young, our chartered accountants, and of Caplin Meehan, chartered accountants to Knowledge Well, are expected to be present at the Extraordinary General Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   We know of no other matters to be submitted at the Extraordinary General Meeting.

                                          By Order of the Board of Directors

                                          Dated: May 4, 1999

                          KNOWLEDGE WELL GROUP LIMITED

                        (A DEVELOPMENT STAGE ENTERPRISE)
                   INDEX TO THE COMBINED FINANCIAL STATEMENTS

Report of Caplin Meehan, Independent Auditors.............................. F-2
Combined Balance Sheets as of October 31, 1997 and 1998.................... F-3
Combined Statement of Operations for the period August 7, 1996 (date of inception) to October 31, 1996, the years ended October 31, 1997 and 1998 and the period August 7, 1996 (date of inception) to October 31, 1998..... F-4
Combined Statement of Changes in Shareholders' Equity (Deficit) for the
 period August 7, 1996 (date of inception) to October 31, 1996 and the years ended October 31, 1997 and 1998..................................... F-5
Combined Statements of Cashflows for the period August 7, 1996 (date of inception) to October 31, 1996, the years ended October 31, 1997 and 1998 and the period August 7, 1996 (date of inception) to October 31, 1998..... F-6
Notes to Combined Financial Statements..................................... F-7

                 REPORT OF CAPLIN MEEHAN, INDEPENDENT AUDITORS

The Board of Directors and Shareholders,
Knowledge Well Group Limited and Knowledge Well Limited

   We have audited the accompanying combined balance sheets of Knowledge Well Group Limited (a development stage enterprise) and Knowledge Well Limited (a development stage enterprise) as of October 31, 1997 and 1998 and the related combined statements of operations, changes in shareholders' equity (deficit) and comprehensive income, and cash flows for the period August 7, 1996 (date of inception) to October 31, 1996, the years ended October 1997 and 1998 and for the period August 7, 1996 (date of inception) to October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the combined financial position of Knowledge Well Group Limited and Knowledge Well Limited at October 31, 1997 and 1998, and the combined results of their operations and their cash flows for the period August 7, 1996 (date of inception) to October 31, 1996, the years ended October 31, 1997 and 1998 and the period August 7, 1996 (date of inception) to October 31, 1998 in conformity with United States generally accepted accounting principles.

                                                    /s/ Caplin Meehan
                                          _____________________________________
                                                     CAPLIN MEEHAN
                                                  Chartered Accountants

Dublin, Ireland
Date: April 1, 1999

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             COMBINED BALANCE SHEET
                           (in United States dollars)

                                                            October 31
                                                      ------------------------
                                                         1997         1998
                                                      -----------  -----------
BALANCE SHEETS

ASSETS
  Current assets
  Cash............................................... $ 1,160,972  $ 4,744,899
  Prepaid expenses...................................      50,616      342,536
                                                      -----------  -----------
  Total current assets...............................   1,211,588    5,087,435
  Property and equipment, net........................     218,240      686,201
                                                      -----------  -----------
  Total assets....................................... $ 1,429,828  $ 5,773,636
                                                      ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
  Borrowings under bank overdraft facilities and
   overdrafts........................................          --       74,085
  Accounts payable...................................      38,598       95,607
  Accrued payroll and related expenses...............      14,429       45,478
  Other accrued liabilities..........................     213,566      977,546
  Deferred income....................................          --      971,550
                                                      -----------  -----------
  Total current liabilities..........................     266,593    2,164,266

  Non current liabilities
  Other liabilities..................................     103,542      146,752
                                                      -----------  -----------
  Total non current liabilities......................     103,542      146,752

  Shareholders' equity
  Ordinary Shares in Knowledge Well Group Limited....           2       80,235
  Ordinary Shares in Knowledge Well Limited..........   1,807,215    3,238,299
  Preferred shares in Knowledge Well Group Limited...          --       15,468
  Additional paid-in capital.........................   1,112,129    6,773,000
  Accumulated development stage (deficit)............  (1,652,895)  (6,075,113)
  Accumulated other--comprehensive income............    (206,758)    (395,631)
  Receivable from shareholder........................          --     (173,640)
                                                      -----------  -----------
  Total shareholders' equity.........................   1,059,693    3,462,618
                                                      -----------  -----------
  Total liabilities and shareholders' equity.........  $1,429,828   $5,773,636
                                                      ===========  ===========

                            (see accompanying notes)

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       COMBINED STATEMENTS OF OPERATIONS
                           (in United States dollars)

                                                                         For the Period
                           For the Period      For the      For the      August 7, 1996
                           August 7, 1996    Year Ended   Year Ended   (Date of Inception)
                         (Date of Inception) October 31,  October 31,    to October 31,
                         to October 31, 1996    1997         1998             1998
                         ------------------- -----------  -----------  ------------------
Revenues................      $     --       $        --  $    48,011     $    48,011
Cost of revenues........            --                --           --              --
                              --------       -----------  -----------     -----------
Gross profit............            --                --       48,011          48,011
Operating expenses:
  Research and
   development..........        44,741         1,393,091    3,027,300       4,465,132
  Sales and marketing...            --           300,875    1,087,920       1,388,795
  General and
   administrative.......        13,415           146,414      352,128         511,957
                              --------       -----------  -----------     -----------
    Total operating
     expenses...........        58,156         1,840,380    4,467,348       6,365,884
                              --------       -----------  -----------     -----------
Loss from operations....       (58,156)       (1,840,380)  (4,419,337)     (6,317,873)
Interest income, net....            --            51,431       20,318          71,749
Net exchange gain.......            --           194,210      (23,199)        171,011
                              --------       -----------  -----------     -----------
Income before provision
 for income taxes.......       (58,156)       (1,594,739)  (4,422,218)     (6,075,113)
Provision for income
 taxes..................            --                --           --              --
                              --------       -----------  -----------     -----------
Net loss................      $(58,156)      $(1,594,739) $(4,422,218)    $(6,075,113)
                              --------       -----------  -----------     -----------
Net loss per share--
 Basic and diluted......      $  (3.15)      ($     0.30) $     (0.49)    $     (0.95)
                              ========       ===========  ===========     ===========



                            (see accompanying notes)

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

        COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                            AND COMPREHENSIVE INCOME
                           (in United States dollars)

                                                         Shareholders' equity (deficit)
                       ---------------------------------------------------------------------------------------------------
                                                        Accumulated                             Accumulated      Total
                       Convertible           Additional Development  Receivable                   other--    shareholders'
                        Preferred  Ordinary   paid-in      Stage        from     Comprehensive comprehensive    equity
                         shares     shares    capital    (deficit)   shareholder income/(loss)  income/loss    (deficit)
                       ----------- --------- ---------- -----------  ----------- ------------- ------------- -------------
Issuance of 8 "C"
 ordinary shares on
 incorporation in
 Limited.............        --            3        --          --          --                         --              3
Issuance of ordinary
 Issuance of 42,856
 ordinary shares in
 Limited.............        --       10,720    39,356          --          --                         --         50,076
Receivable from
 shareholder.........                     --        --          --     (50,079)                        --        (50,079)
Cumulative
 translation
 adjustment..........        --           --        --          --          --          (653)        (653)          (653)
Net loss.............        --           --        --     (58,156)         --       (58,156)          --        (58,156)
                         ------    --------- ---------  ----------    --------    ----------     --------     ----------
Balance October 31,
 1996................        --       10,723    39,356     (58,156)    (50,079)      (58,809)        (653)       (58,809)
Issuance of 5,451,428
 "A" ordinary shares
 in Limited..........        --    1,362,857        --          --          --                         --      1,362,857
Issuance of 505,716
 "A" ordinary Shares
 in Limited..........        --      126,429   463,994          --          --                         --        590,423
Issuance of 234,856
 "A" ordinary Shares
 in Limited..........        --       58,714   215,480          --          --                         --        274,194
Issuance of 428,264
 "A" ordinary Shares
 in Limited..........        --      107,066   377,951          --          --                         --        485,017
Issuance of 548,576
 "A" ordinary Shares
 in Limited..........        --      137,144        --          --          --                         --        137,144
Issuance of 8
 ordinary in
 Company.............                      2        --          --          --                         --              2
Issuance of 17,128
 "A" ordinary Shares
 in Limited..........                  4,282    15,348          --          --                         --         19,630
Receivable from
 shareholder.........        --           --        --          --      50,079                         --         50,079
Cumulative
 translation
 adjustment..........        --           --        --          --          --      (206,105)    (206,105)      (206,105)
Net loss for period..        --           --        --  (1,594,739)         --    (1,594,739)          --     (1,594,739)
                         ------    --------- ---------  ----------    --------    ----------     --------     ----------
Balance October 31,
 1997................        --    1,807,217 1,112,129  (1,652,895)         --    (1,859,653)    (206,758)     1,059,693
Issuance of 794,496
 "A" ordinary shares
 in Limited..........        --      198,624   539,125          --          --                         --        737,749
Issuance of 2,428,384
 "C" ordinary shares
 in Limited..........        --      831,294   538,004          --          --                         --      1,369,298
Issuance of 6,295,184
 "A" ordinary shares
 in Limited..........        --      401,166 1,098,834          --          --                         --      1,500,000
Issuance of 8,023,320
 ordinary shares in
 Company.............        --       80,233        --          --          --                         --         80,233
Issuance of 1,546,814
 convertible
 preferred shares in
 Company.............    15,468           -- 3,358,350          --          --                         --      3,373,818
Compensation expense
 for stock options...        --           --   126,558          --          --                         --        126,558
Receivable from
 shareholder.........        --           --        --          --    (173,640)                        --       (173,640)
Cumulative
 translation
 adjustment..........        --           --        --          --          --      (188,873)    (188,873)      (188,873)
Net loss.............        --           --        --  (4,422,218)         --    (4,422,218)          --     (4,422,218)
                         ------    --------- ---------  ----------    --------    ----------     --------     ----------
Balance October 31,
 1998................    15,468    3,318,534 6,773,000  (6,075,113)   (173,640)   (6,470,744)    (395,631)     3,462,618
                         ======    ========= =========  ==========    ========    ==========     ========     ==========

                            (see accompanying notes)

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       COMBINED STATEMENTS OF CASH FLOWS
                           (in United States dollars)

                            For the Period      For the      For the      For the Period
                            August 7, 1996    Year Ended   Year Ended     August 7, 1996
                          (Date of Inception) October 31,  October 31,  (Date of Inception)
                          to October 31, 1996    1997         1998      to October 31, 1998
                          ------------------- -----------  -----------  -------------------
Cash from operating
 activities
Net loss................       $(58,156)      $(1,594,739) $(4,422,218)     $(6,075,113)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities
Depreciation and
 amortization...........            --             57,179       95,012          152,191
Changes in operating
 assets and liabilities:
Prepaid expenses and
 other assets...........        (65,006)           14,390     (291,921)        (342,537)
Accounts payable........            --             38,598       57,009           95,607
Accrued payroll and
 related expenses and
 other accrued
 liabilities............         17,802           313,736      838,238        1,169,776
Deferred revenue........            --                --       971,550          971,550
                               --------       -----------  -----------      -----------
Net cash used by
 operating activities...       (105,360)       (1,170,836)  (2,752,330)      (4,028,526)
                               --------       -----------  -----------      -----------
Cash flows from
 investing activities:
Purchases of property
 and equipment..........        (39,295)         (236,124)    (562,973)        (838,392)
                               --------       -----------  -----------      -----------
Net cash used in
 investing activities...        (39,295)         (236,124)    (562,973)        (838,392)
                               --------       -----------  -----------      -----------
Cash flows from
 financing activities:
Proceeds from notes
 payable................        162,840               --           --           162,840
Proceeds from bank
 overdraft..............            --                --        74,085           74,085
Payment of notes
 payable................            --           (162,840)         --          (162,840)
Proceeds (payments) of
 receivables from/to
 shareholders...........        (50,079)           50,079     (173,640)        (173,640)
Proceeds from issuance
 of ordinary shares,
 net....................         50,079         2,869,267    7,187,656       10,107,002
                               --------       -----------  -----------      -----------
Net cash provided by
 financing activities...        162,840         2,756,506    7,088,101       10,007,447
                               --------       -----------  -----------      -----------
Effect of exchange rates
 on cash................           (653)         (206,106)    (188,871)        (395,630)
Net increase in cash....         17,532         1,143,440    3,583,927        4,744,899
Cash at beginning of
 period.................            --             17,532    1,160,972              --
                               --------       -----------  -----------      -----------
Cash at end of period...         17,532         1,160,972    4,744,899        4,744,899
                               ========       ===========  ===========      ===========

                            (see accompanying notes)

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

   The accompanying financial statements combine the financial position, results of operations and cash flows of Knowledge Well Group Limited and Knowledge Well Limited companies whose majority voting ordinary shares are owned by the same shareholder.

   Knowledge Well Limited is organized as a private limited company under the laws of the Republic of Ireland. Knowledge Well Limited ("Limited") develops and markets business, management and professional software training using interactive learning technologies. Knowledge Well Limited was incorporated on August 7, 1996.

   Knowledge Well Group Limited is organized as a private limited company under the laws of the Republic of Ireland. Knowledge Well Group Limited (the "Company" or "Knowledge Well") sells and markets business, management and professional software training using interactive learning technologies. The Company was incorporated on May 1, 1997. Knowledge Inc. ("Inc."), a subsidiary of Knowledge Well Group Limited, was incorporated on March 19, 1997, prior to the incorporation of Knowledge Well Group Limited. These combined financial statements include the results of operations of Knowledge Well Limited from August 7, 1996, Knowledge Well Inc. from March 19, 1997 and the Company from May 1, 1997. If Knowledge Well Inc. had been accounted for as an acquisition by the Company in May 1997, there would be no material difference on the combined financial position or results of operation as reported herein.

Basis of Presentation and Principles of Consolidation and Combination

   The combined financial statements are prepared in accordance with generally accepted accounting principles in the United States and include the Company and its wholly owned subsidiary and its affiliate Knowledge Well Limited after eliminating all material inter-company accounts and transactions. The financial statements of Knowledge Well Group Limited are being presented as a development stage enterprise. From August 7, 1996 (date of inception) Limited has devoted most of its efforts to research and development and the Company has devoted most of its efforts to developing markets in the United States.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Translation of Financial Statements of Foreign Entities

   The reporting currency for the combined entity is the U.S. dollar ("dollar"). The functional currency of the Company and Inc. is the dollar and the functional currency of Limited is the Irish pound.

   Balance sheet amounts are translated to the dollar from the local functional currency at year-end exchange rates, while statements of operations amounts in local functional currency are translated using average exchange rates. Translation gains or losses are recorded in other comprehensive income. Currency gains or losses on transactions denominated in a currency other than an entity's functional currency are recorded in the results of the operations. The combined entity has not undertaken hedging transactions to cover its currency exposures.

Revenue Recognition

   Beginning in fiscal 1998, the Company adopted Statement of Position 97-2 "Software Revenue Recognition" as amended by Statement of Position 98-4. The effect of adoption did not have a material impact on the Company's results of operations.

                             KNOWLEDGE WELL LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   The Company derives its revenues primarily pursuant to license agreements under which customers license usage of delivered products for a period of one, two or three years. On each anniversary date during the term of multi-year license agreements, customers are allowed to exchange any or all of the licensed products for an equivalent number of new products. The first year license fee is generally recognized as revenue at the time of delivery of all products, provided the Company's fees are fixed or determinable and collections of accounts receivable are probable. Subsequent annual license fees are recognized on each anniversary date, provided the Company's fees are fixed or determinable and collections of accounts receivable are probable. The cost of satisfying any Post Contract Support ("PCS") is accrued at the time revenue is recognized as PCS fees are included in the annual license fee, the estimated cost of providing PCS during the agreements is insignificant and unspecified upgrades or enhancements offered have been and are expected to be minimal and infrequent. For multi-element agreements the Company analyzes whether Vendor Specific Objective Evidence exists to allocate the license fee among the various elements. Where such evidence exists, license fees associated with delivered elements are recognized and license fees associated with undelivered elements are deferred. Where no such evidence exists the entire license fee is deferred.

   Revenues from license agreements providing product exchange rights other than annually during the term of the agreement are deferred and recognized ratably over the contract period. Such amounts, together with unearned development and license revenues, are recorded as deferred revenues in the combined financial statements.

Research and Development

   Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Development costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Through October 31, 1998, all research and development costs have been expensed as incurred.

Property and Equipment

   Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to four years. Major classes of property and equipment are summarized as follows:

                                                                1997     1998
                                                              -------- --------
     Office and computer equipment........................... $275,419 $838,392
                                                              -------- --------
     Total property and equipment............................  275,419  838,392
     Accumulated depreciation................................   57,179  152,191
                                                              -------- --------
     Property and equipment, net............................. $218,240 $686,201
                                                              ======== ========

   Depreciation of property and equipment amounted to $0, $57,179, and $95,012, for the period August, 7 1996 (date of inception) to October 31, 1996 and for the years ended October 31, 1997 and 1998, respectively.

Stock Based Compensation

   The Statement of Financial Accounting Standards No. 123, (SFAS 123), "Accounting for Stock Based Compensation," allows companies to account for employee stock based compensation either under the

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

provisions of SFAS 123 or under the provisions of Accounting Principles Board Opinion No. 25, (APB 25), "Accounting for Stock Issued to Employees", but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has continued to account for its stock based compensation in accordance with the provisions of APB 25.

Net Loss Per Share

   Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share includes the dilution, if any, from potential ordinary shares, such as shares issuable pursuant to the exercise of options outstanding (using the treasury stock method). Potential ordinary shares are anti-dilutive in all periods presented.

   On August 31, 1998, Knowledge Well Limited effected a split of its issued and outstanding ordinary shares of $1.00 into four ordinary shares of $0.25 each. The comparative per share data has been restated to reflect the effects of Knowledge Well Limited's ordinary share split.

Defined Contribution Plan

   The Company sponsors and contributes to a defined contribution plan for certain employees and directors. Contribution amounts by the Company are determined by management and allocated to employees on a pro rata basis based on the employees' contribution. The Company contributed $0, $0 and $20,544 to the Plan in the period August 7, 1996 (date of inception) to October 31, 1996 and in the years ended October 31, 1997 and 1998, respectively.

Advertising Costs

   Costs incurred for producing and communicating advertising are expensed when incurred. The company incurred no advertising for the period August 7, 1996 (date of inception) to October 31, 1996 or in the years ended October 31, 1997 and 1998 respectively.

Accounting for Income Taxes

   The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws which will be in effect when the differences are expected to reverse.

2. NET LOSS PER SHARE

   The following table sets forth the computation of basic and diluted net income per share:

                                                                         For the Period
                           For the Period      For the      For the      August 7, 1996
                           August 7, 1996    year ended   year ended   (Date of Inception)
                         (Date of Inception) October 31,  October 31,    to October 31,
                         to October 31, 1996    1997         1998             1998
                         ------------------- -----------  -----------  ------------------
Numerator:
 Numerator for basic and
  diluted net loss per
  share.................      $(58,156)      $(1,594,739) $(4,422,218)    $(6,075,113)
                              ========       ===========  ===========     ===========
Denominator:
 Denominator for basic
  and diluted net loss
  per share--weighted
  average shares........        18,448         5,238,156    9,017,461       6,370,920
                              ========       ===========  ===========     ===========
Basic and dilutive net
 loss per share.........      $  (3.15)      $     (0.30) $     (0.49)    $     (0.95)
                              ========       ===========  ===========     ===========

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


3. COMPREHENSIVE INCOME

   As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No.130 ("SFAS 130"), "Reporting Comprehensive Income", which establishes new rules for the reporting and display of comprehensive income and its components; however, adoption in 1998 will have no impact on the Company's net income or shareholders' equity. SFAS 130 requires foreign currency translation adjustments, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

4. OPERATING LEASE COMMITMENTS

   The Company leases various facilities, automobiles and equipment under non-cancellable operating lease arrangements. The major facilities leases are for terms of 2 to 5 years, and generally provide renewal options for terms of up to 3 additional years. Rent expense under all operating leases was approximately $1,252, $98,209 and $151,745 in the period August 7, 1996 (date of inception) to October 31, 1996, and for the years ended October 31, 1997 and 1998, respectively. Future minimum lease payments under these non-cancellable operating leases as of October 31, 1998 are as follows:

     1999........................................................... $  276,460
     2000...........................................................    276,460
     2001...........................................................    276,460
     2002...........................................................    276,460
     2003...........................................................    276,460
     Thereafter.....................................................  5,667,430
                                                                     ----------
     Total minimum lease payments................................... $6,773,270
                                                                     ==========

5. SHAREHOLDERS' EQUITY

   The Company's authorized share capital is divided into ordinary shares, each with a par value of $0.01 and convertible preferred shares, each with a par value of $0.01.

   The rights attaching to the classes of shares are identical except for the following rights attaching to the preference shares:

   In the event of any liquidation, dissolution or winding up of the Company the preference shares shall be entitled to receive in priority to the holders of any other class of shares an amount of US$2.18114 for each preference share, plus all declared but unpaid dividends.

   The vote of the majority of all the preference shares, voting together as a single class, is required to approve certain decisions of the Company.

   The preference shares may be converted to ordinary shares at the option of the preference shareholders subject to certain provisions.

   The authorized share capital of Knowledge Well Limited is divided into three classes of shares, "A" ordinary shares of $0.25 each, "B" ordinary shares of $0.25 each and "C" ordinary shares of IR(Pounds)0.25 each.

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   The "A", "B" and "C" ordinary shares rank pari passu in all respects except for the following:

  . The maximum amount of dividends payable in respect of the "C" ordinary shares shall be IR(Pounds)0.812 per share in total. On a winding up of the Company, the "C" ordinary shares will receive the amount paid up or credited as paid up on the shares and also any unpaid dividends due at the time of the winding up.

  . On a winding up the "A" and "B" ordinary shares will receive the amount paid up or credited as paid up on the shares. Any surplus which is available for distribution after the "C" ordinary shares receive their full dividend entitlement will be distributed to the "A" and "B" ordinary shareholders, except that the "B" ordinary shares will not be entitled to participate until a sum equivalent to US$1,800,000 has been distributed to the holders of the "A" ordinary shares.

   Dividends may only be declared and paid out of profits available for distribution determined in accordance with accounting principles generally accepted in Ireland and applicable Irish Company Law. Any dividends, if and when declared, will be declared and paid in United States Dollars. No reserves are available for distribution as dividends at October 31, 1998.

Share Option Plans

   The Company has elected to follow Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is generally recognized.

   In January 1998 the Company and Limited adopted the 1998 Share Option Scheme (the " Company 1998 Plan"), the 1998 Share Option Scheme (the "Limited 1998 Plan"), (collectively the "Plans").

   Under the Plans, incentive stock options and non qualified stock options may be granted to any director or employee of the Company or Limited and any independent contractor who performs services for either the Company or Limited in accordance with law.

   As of October 31, 1998, 3 million and 3 million ordinary shares have been reserved for issuance under the Company 1998 Plan, and the Limited 1998 Plan, respectively. The Plans are administered by the Stock Option Committees (the "Committees").

   The terms of the options granted are generally determined by the Committee. The exercise price of options granted under the plans and ISO's cannot be less than the fair market value of ordinary shares on the date of grant. The term of an option under the Plans cannot exceed ten years. The term of an ISO granted to a holder of more than 10% of the voting power of the Company cannot exceed five years. An option may not be exercised unless the option holder is at the date of exercise, or within three months of the date of exercise has been, a director, employee or contractor of the Company. There are certain exceptions for exercises following retirement or death. Options under the Plans generally expire not later than 90 days following termination of employment or service or six months following an optionees' death or disability.

   In the event that options under the Plans terminate or expire without having been exercised in full, the shares subject to those options are available for additional option grants. Vesting periods of the options are determined by the Committee and are currently for periods of up to four years.

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   No options were exercisable at October 31, 1998. As of October 31, 1998, 586,868 options are available for grant under the plans.

   Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company and Limited had accounted for its stock options under the minimum value method of that Statement. The minimum value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions during the years ended October 31, 1997 and 1998 respectively: risk-free interest rates of approximately 6%, and 5%; dividend yields of 0%; volatility factors of the expected market price of the Company's ordinary shares of 0% and a weighted-average expected life of the option of five years.

   The Black-Scholes option model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the minimum value estimate, in the management's opinion, the existing models do not provide a reliable single measure of the minimum value of its stock options.

   For the purposes of pro forma disclosures, the estimated minimum value of the options is amortized to expense over the options' vesting period.

   Pro forma (loss) for the years ended October 31, 1997 and 1998 was $(1,594,739) and $(4,527,447) respectively. Pro forma basic and dilutive net
(loss) per share was $(0.30) and $(0.50) for the years ended October 31, 1997 and 1998, respectively. Because options vest over several years and additional grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

   A summary of the Company's stock option activity, and related information for the period ended October 31, 1996 and for the years ended October 31, 1997 and 1998 follows:

                                                Options Outstanding
                                      ----------------------------------------
                                       Number     Price per   Weighted Average
                                      of Shares     Share      Exercise Price
                                      --------- ------------- ----------------
     Balance at October 31, 1996.....        -- $     --           $  --
     Granted in 1997.................   809,456 $0.01 -- 0.86      $0.43
                                      --------- -------------      -----
     Balance at October 31, 1997.....   809,456 $0.01 -- 0.86      $0.43
     Granted in 1998................. 4,603,680 $0.01 -- 1.50      $0.76
                                      --------- -------------      -----
     Balance at October 31, 1998..... 5,413,136 $0.01 -- 1.50      $0.58
                                      ========= =============      =====

                           Options Outstanding At October 31, 1998          Options Exercisable
                     ---------------------------------------------------- ------------------------
                                          Weighted Average    Weighted                 Weighted
     Range of                                Remaining        Average      Number      Average
     Exercise Prices Shares Outstanding   Contractual Life Exercise Price of Shares Exercise Price
     --------------- ------------------   ---------------- -------------- --------- --------------
     $0.01                2,706,658             9.28           $0.01          --         $--
     $0.86                  404,728             8.97           $0.86          --         $--
     $1.19                2,288,680             9.96           $1.50          --         $--
     $1.50                   13,250             9.96           $1.50          --         $--
                          ---------             ----           -----         ---         ---
     $0.01--1.50          5,413,136             9.16           $0.58          --         $--
                          =========             ====           =====         ===         ===

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   At October 31, 1997 and 1998 there were no options exercisable. The weighted average fair value of options granted during the years ended October 31, 1997 and 1998 was $0.43, and $0.76, respectively.

6. INCOME TAXES

   The Company and its affiliate Limited have incurred losses since inception and, therefore, have not been subject to corporation taxes. As of October 1998, the Company and Limited have net operating losses forward of approximately US$1m and $3m respectively, available to reduce future income taxes.

   The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized differently in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates and laws in effect in the years in which the differences are expected to reverse. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided. As the combined entities have had cumulative losses and there is no assurance of future taxable income, the valuation allowance has been increased by approximately $1.4m over the prior year. The components of the Company's deferred tax assets as of October 31, 1997 and 1998 are as follows:

                                                            October 31,
                                                        --------------------
                                                          1997       1998
                                                        --------  ----------
                                                         (in United States
                                                             dollars)
     Deferred tax assets Net operating loss carry
      forwards......................................... $584,374  $1,988,900
     Valuation allowance............................... (584,374) (1,988,900)
                                                        --------  ----------
     Net deferred tax assets........................... $     --  $       --
                                                        ========  ==========

   At November 1, 1996 the valuation allowance was $19,773

7. SEGMENT, GEOGRAPHIC AND CUSTOMER INFORMATION

   On January 1, 1998 the Company adopted Statement of Financial Accounting Standard No. 131 "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). The new rules establish revised standards for public companies relating to the reporting of financial information about operating segments. The adoption of SFAS 131 did not have a material effect on the Company's primary combined financial statements but did affect the Company's segment information disclosures.

Segment Information

   Upon adoption of SFAS 131, the Company and Limited have presented financial information for its two reportable operating segments: United States of America and Ireland. The United States of America segment is a sales operations and Ireland is Limited's Research and Development operation. The Company and its subsidiaries operate in one industry segment, the development and marketing of interactive education and training software. Operations outside of Ireland consist principally of sales and marketing.

   The Company's Chief Operating Decision Maker ("CODM"), the Company's President and CEO allocates resources and evaluates performance based on a measure of segment profit or loss from operations. The accounting policies of the reportable segments are the same as described in the summary of significant accounting policies. The Company's CODM does not view segment results below operating profit (loss),

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

therefore, net interest income, other income and the provision for income taxes are not broken out by segment below. The Company does not account for nor report to the CODM its assets or capital expenditures by segment, thus asset information is not provided on a segment basis.

   A summary of the segment financial information reported to the CODM is as follows:

                                                Year Ended October 31, 1998
                                                 (in United States dollars)
                                            ------------------------------------
                                            United States           Consolidated
                                             of America    Ireland     Total
                                            ------------- --------- ------------
     Revenues--External....................   $  48,011   $      --  $  48,011
     Inter segment Revenues................          --          --         --
     Depreciation and Amortization.........       8,351      86,661     95,012
     Segment Operating Loss................   1,166,467   3,255,751  4,422,218

                                                Year Ended October 31, 1997
                                                 (in United States dollars)
                                            ------------------------------------
                                            United States           Consolidated
                                             of America    Ireland     Total
                                            ------------- --------- ------------
     Revenues--External....................   $      --   $      --  $      --
     Inter segment Revenues................          --          --         --
     Depreciation and Amortization.........          --      57,179     57,179
     Segment Operating Loss................     300,874   1,293,865  1,594,739
                                            Period from August 7, 1996 (date of
                                               inception) to October 31, 1996
                                                 (in United States dollars)
                                            ------------------------------------
                                            United States           Consolidated
                                             of America    Ireland     Total
                                            ------------- --------- ------------
     Revenues--External....................   $      --   $      --  $      --
     Inter segment Revenues................          --          --         --
     Depreciation and Amortization.........          --          --         --
     Segment Operating Loss................          --      58,156     58,156

   Long-Lived assets are those assets that can be directly associated with a particular geographic area. These assets are categorized by geographical areas as follows:

                                                             October 31
                                                     ---------------------------
     Long-Lived Assets                                   1997          1998
     -----------------                               ------------- -------------
                                                     (in United States dollars)
     Ireland........................................       208,204 $     568,125
     United States..................................        10,216       118,076
                                                     ------------- -------------
     Total.......................................... $     218,420 $     686,201
                                                     ============= =============

8. RECENT DEVELOPMENT

   In December 1998, CBT Group PLC ("CBT") announced its intention to seek to acquire Knowledge Well Limited ("Limited") and Knowledge Well Group Limited ("Company"). In the acquisition each ordinary share of Limited and Company share will be exchanged for 0.1635 ordinary shares of CBT and CBT

                          KNOWLEDGE WELL GROUP LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

will assume outstanding stock options of Knowledge Well. The transaction is intended to be tax free to the shareholders and is intended to be accounted for using the purchase method. Consummation of the transaction is subject to CBT's shareholder approval, expiration or termination of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions. The acquisition is expected to be completed during the second quarter of 1999.

9. EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

   In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The SOP requires the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use once certain criteria are met. The Company has adopted the provisions of SOP 98-1 in fiscal 1998.

   In February 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No.132, "Employers' Disclosures About Pensions and Other Post-Retirement Benefits." This statement revises employers' disclosures about pensions and other post-retirement benefit plans. It does not, however, change the measurement of recognition of those plans. This statement standardizes the disclosure requirements for pensions and other post-retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures. Restatement of disclosures for earlier periods is required. The Company has implemented the provisions of SFAS 132 in 1998 for its defined contribution plan.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activity" ("SFAS 133") which is required to be adopted in years beginning after June 15, 1999. The Company has yet to determine its date of adoption. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges of underlying transactions must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Management has not yet determined what the effect of SFAS 133 will be on the Company's consolidated financial position, results of operations or cash flows.

   In December 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" and addresses software revenue recognition as it applies to certain multiple-element arrangements. SOP 98-9 also amends SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2" through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999.

                                    ANNEX A

                 AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                              AMENDED AND RESTATED

                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                                 CBT GROUP PLC,

                            KNOWLEDGE WELL LIMITED,

                         KNOWLEDGE WELL GROUP LIMITED,

                    SHAREHOLDERS OF KNOWLEDGE WELL LIMITED,

                                      AND

                  SHAREHOLDERS OF KNOWLEDGE WELL GROUP LIMITED

                           Dated as of March 30, 1999

                               INDEX OF EXHIBITS

 Exhibit   Description
 -------   -----------
 Exhibit A List of Shareholders
 Exhibit B Registration Rights Declaration
 Exhibit C Form of KnowledgeWell Affiliates Agreement
 Exhibit D Form of Lock-Up Agreement
 Exhibit E Form of Escrow Agreement

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I--PURCHASE AND SALE OF KNOWLEDGEWELL SHARES......................  A-1
    1.1  Purchase and Sale................................................   A-1
    1.2  Acquisition Price................................................   A-1
    1.3  Share Exchange...................................................   A-2
    1.4  Closing Mechanics................................................   A-2
    1.5  Payment of Acquisition Price.....................................   A-4
    1.6  No Further Ownership Rights in KnowledgeWell Shares..............   A-4
    1.7  Lost, Stolen or Destroyed KnowledgeWell Certificates.............   A-4
    1.8  Stock Options....................................................   A-4
    1.9  Taking of Necessary Action; Further Action.......................   A-5
    1.10 Tax-Free Reorganization..........................................   A-5
    1.11 Termination of the Prior Share Purchase Agreement................   A-5
 ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS............  A-5
    2.1  Organization of KnowledgeWell....................................   A-5
    2.2  KnowledgeWell Capital Structure..................................   A-6
    2.3  Subsidiaries.....................................................   A-6
    2.4  Authority........................................................   A-7
    2.5  KnowledgeWell Financial Statements...............................   A-7
    2.6  No Undisclosed Liabilities.......................................   A-8
    2.7  No Changes.......................................................   A-8
    2.8  Tax and Other Returns and Reports................................  A-10
    2.9  Restrictions on Business Activities..............................  A-15
    2.10 Title to Properties; Absence of Liens and Encumbrances...........  A-16
    2.11 Intellectual Property............................................  A-16
    2.12 Agreements, Contracts and Commitments............................  A-19
    2.13 Interested Party Transactions....................................  A-20
    2.14 Compliance with Laws.............................................  A-20
    2.15 Litigation.......................................................  A-20
    2.16 Insurance........................................................  A-20
    2.17 Minute Books.....................................................  A-21
    2.18 Environmental Matters............................................  A-21
    2.19 Brokers' and Finders' Fees; Third Party Expenses.................  A-21
    2.20 United States Employee Matters and Benefit Plans.................  A-22
    2.21 Ireland Employee Matters and Benefits Plans......................  A-24
    2.22 Borrowed Moneys..................................................  A-27
    2.23 Grants, etc. Not Repayable.......................................  A-27
    2.24 Oral Contracts...................................................  A-27

                                                                            Page
                                                                            ----
    2.25 Returns Up-to-Date...............................................  A-27
    2.26 Insolvency.......................................................  A-27
    2.27 Stamp Duty and Capital Duty......................................  A-27
    2.28 VAT..............................................................  A-28
    2.29 Shelf Registration Statement Information.........................  A-29
    2.30 Representations Complete.........................................  A-29
    2.31 Proxy Statements Complete........................................  A-29
 ARTICLE III--ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
  SHAREHOLDERS............................................................. A-29
    3.1  Authority........................................................  A-29
    3.2  Conflicts........................................................  A-29
    3.3  Consents.........................................................  A-30
    3.4  Title............................................................  A-30
    3.5  Taxes............................................................  A-30
    3.6  Sufficient Assets................................................  A-30
    3.7  Release of Liabilities...........................................  A-30
    3.8  Investment Experience............................................  A-30
    3.9  Investment.......................................................  A-30
    3.10 Rule 144.........................................................  A-30
    3.11 Nature of Solicitation; Access to Data...........................  A-31
    3.12 Accredited Shareholder...........................................  A-31
    3.13 Shelf Registration Statement Information.........................  A-31
    3.14 Representations Complete.........................................  A-31
 ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF CBT......................... A-31
    4.1  Organization, Standing and Power.................................  A-31
    4.2  Authority........................................................  A-31
    4.3  No Conflict......................................................  A-32
    4.4  Consents.........................................................  A-32
    4.5  Capital Structure................................................  A-32
    4.6  SEC Documents; CBT Financial Statements..........................  A-32
    4.7  Broker's and Finder's Fees.......................................  A-33
 ARTICLE V--CONDUCT PRIOR TO THE CLOSING DATE.............................. A-33
    5.1  Conduct of Business of KnowledgeWell.............................  A-33
    5.2  No Solicitation..................................................  A-35
 ARTICLE VI--ADDITIONAL AGREEMENTS......................................... A-35
    6.1  Proxy Statement; Shareholder Meetings............................  A-35
    6.2  Access to Information............................................  A-36

                                                                          Page
                                                                          ----
    6.3  Expenses.......................................................  A-36
    6.4  Public Disclosure..............................................  A-36
    6.5  Consents.......................................................  A-36
    6.6  FIRPTA Compliance..............................................  A-36
    6.7  Reasonable Efforts.............................................  A-36
    6.8  Notification of Certain Matters................................  A-36
    6.9  Affiliate Agreements...........................................  A-37
    6.10 Additional Documents and Further Assurances....................  A-37
    6.11 NMS Listing....................................................  A-37
    6.12 Form S-8.......................................................  A-37
    6.13 Repurchase of "C" Ordinary Shares..............................  A-37
    6.14 Tax-Free Reorganization........................................  A-37
    6.15 Resale Registration Statement..................................  A-37
    6.16 Restricted ADR Facility........................................  A-38
 ARTICLE VII--CONDITIONS TO THE SHARE EXCHANGE........................... A-38
         Conditions to Obligations of Each Party to Effect the Share
    7.1  Exchange.......................................................  A-38
    7.2  Additional Conditions to Obligations of Shareholders...........  A-38
    7.3  Additional Conditions to the Obligations of CBT................  A-39
    7.4  No Additional Conditions.......................................  A-40
 ARTICLE VIII--SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
  INDEMNITY.............................................................. A-40
    8.1  Survival of Representations, Warranties and Covenants..........  A-40
    8.2  Agreement to Indemnify.........................................  A-40
    8.3  Escrow Arrangements; Limits of Liability.......................  A-40
         Survival of Indemnity; Indemnification Procedures; Time
    8.4  Limits.........................................................  A-41
    8.5  Representative; Power of Attorney..............................  A-42
 ARTICLE IX--TERMINATION, AMENDMENT AND WAIVER........................... A-43
    9.1  Termination....................................................  A-43
    9.2  Effect of Termination..........................................  A-43
    9.3  Amendment......................................................  A-44
    9.4  Extension; Waiver..............................................  A-44
 ARTICLE X--GENERAL PROVISIONS........................................... A-44
    10.1 Notices........................................................  A-44
    10.2 Interpretation.................................................  A-45
    10.3 Counterparts...................................................  A-45
    10.4 Entire Agreement; Successors; Assignment.......................  A-45

                                                                            Page
                                                                            ----
    10.5  Severability....................................................  A-45
    10.6  Other Remedies..................................................  A-45
    10.7  Governing Law; Jurisdiction.....................................  A-45
    10.8  Rules of Construction...........................................  A-46
    10.9  Specific Performance............................................  A-46
    10.10 Share Legends...................................................  A-46
    10.11 California Corporate Securities Law.............................  A-46

                 AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

   This AMENDED AND RESTATED SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 30, 1999 by and among CBT Group PLC, a public limited company formed under the laws of Ireland ("CBT"), Knowledge Well Limited, a private limited company formed under the laws of Ireland ("KW Limited"), Knowledge Well Group Limited, a private limited company formed under the laws of Ireland ("KW Group" and, collectively with KW Limited, "KnowledgeWell"), and the shareholders of KW Limited and KW Group listed on Exhibit A hereto (collectively, "Shareholders," and individually, a "Shareholder").

                                    RECITALS

   WHEREAS, the Shareholders will at Closing (as hereinafter defined) own all of the issued shares in the capital of each of KW Limited and KW Group.

   WHEREAS, CBT desires to acquire from the Shareholders, and the Shareholders desire to sell to CBT, the KnowledgeWell Shares (as hereinafter defined) owned by the Shareholders (the "Share Exchange"), in exchange for the consideration specified herein and subject to the terms and conditions hereof.

   WHEREAS, the parties hereto desire to amend and restate that certain Share Purchase Agreement (the "Prior Share Purchase Agreement") entered into as of November 30, 1998 by and among CBT, KnowledgeWell and the Shareholders.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                   PURCHASE AND SALE OF KNOWLEDGEWELL SHARES

   1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Share Exchange, CBT shall purchase from the Shareholders, and the Shareholders, as beneficial owners, shall sell, assign, transfer and deliver to CBT, the KnowledgeWell Shares free and clear of any pledge, lien, charge, security interest, encumbrance, claim or other equitable or third-party interest ("Liens").

   1.2  Acquisition Price.

   (a) In reliance on the representations, warranties and covenants of the Shareholders contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the KnowledgeWell Shares, CBT shall pay to each Shareholder, in full payment for each KnowledgeWell Share so sold, assigned, transferred and delivered by such Shareholder and the agreements of such Shareholder made in connection with the transactions contemplated hereby, the following: such number of CBT American Depositary Shares ("ADSs") (or, in the event that a Restricted ADR Facility is not arranged prior to the Closing Date as contemplated in Section 6.16 of this Agreement, such number of Ordinary Shares of IR9.375p in the capital of CBT ("CBT Ordinary Shares")) as is equal to the Exchange Ratio. For purposes of this Agreement, the "Exchange Ratio" shall mean the quotient (rounded to the nearest 1/10,000th) obtained by dividing (x) 4,837,209 by (y) the sum of (i) the total number of KnowledgeWell Shares in issue immediately prior to the Closing plus (ii) the total number of shares in KnowledgeWell of any class issuable upon exercise of all options, warrants and similar rights outstanding immediately prior to the Closing. For purposes of this Agreement, "Acquisition Price" shall mean the 4,837,209 Ordinary Shares or ADSs, as the case may be, issuable pursuant to this Agreement.

   (b) For purposes of this Agreement, "KnowledgeWell Shares" shall mean (i) all of the issued "A" Ordinary Shares of US$0.25 each and "C" Ordinary Shares of IR25p each in the capital of KW Limited and (ii) all of the issued Ordinary Shares of US$0.01 each and the convertible preference shares of US$0.01 each in the capital of KW Group.

   (c) The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into CBT Ordinary Shares or
ADSs), reorganization, recapitalization or other like change with respect to CBT Ordinary Shares or ADSs occurring after the date hereof and prior to the Closing Date (as hereinafter defined).

   (d) No fraction of an Ordinary Share or ADS will be issued, but in lieu thereof, each Shareholder who would otherwise be entitled to a fraction of an Ordinary Share or ADS (after aggregating all fractional Ordinary Shares or ADSs to be received by such Shareholder) shall be entitled to receive from CBT an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of an ADS on November 27, 1998, as reported on the Nasdaq National Market.

   1.3 Share Exchange. Unless this Agreement is earlier terminated pursuant to
Section 9.1, the closing of the Share Exchange (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Binchys' Solicitors, 43 Fitzwilliam Place, Dublin 2, Ireland, unless another place or time is agreed to by CBT and the Shareholders. The date upon which the Closing occurs is herein referred to as the "Closing Date". The signing of this Agreement by a Shareholder shall constitute a waiver of all pre-emption rights in relation to his, her or its KnowledgeWell Shares being transferred pursuant to this Agreement.

   1.4 Closing Mechanics. At Closing the following business shall be transacted and the following documents shall be signed and delivered.

     (a) The Shareholders shall deliver or procure to be delivered to CBT or its legal counsel:

       (i) duly executed and completed transfers in favor of CBT (or as it shall direct) in respect of the KnowledgeWell Shares together with the relative certificates therefor (the "KnowledgeWell Certificates");

       (ii) duly executed and completed transfers into the names of such persons as CBT may direct in respect of any shares in KnowledgeWell Inc. (the "Subsidiary") not registered in the name of KW Group together with the share certificates for the whole of the issued share capital of the "Subsidiary";

       (iii) any other documents which may be required to give good title to the KnowledgeWell Shares (including any power of attorney under which any document required to be delivered under this Section has been executed or signed) or which may be necessary to enable CBT to procure the registration of the same in the name of CBT or its nominee;

       (iv) all the title deeds and documents relating to the properties at Block 1, Blackrock Business Park, Blackrock, County Dublin, Ireland and 1701 Directors Boulevard, Suite 920, Austin, Texas 78764, USA occupied by KnowledgeWell and the Subsidiary (together the "Properties");

       (v) the Certificate of Incorporation, statutory books and Common Seals of each of KW Limited and KW Group and the Subsidiary and all prints of the Memorandum and Articles of Association or Bylaws thereof in the possession or under the control of the Shareholders;

       (vi) at the offices of KnowledgeWell and the Subsidiary all the records of KnowledgeWell and the Subsidiary together with all securities, deeds, documents of title, insurance policies, check books and other books, papers and documents relating to KnowledgeWell and the Subsidiary which are in the Shareholders possession or under their control;

       (vii) a letter of resignation in such form as CBT may require of Jim Middleton and Martin Scully resigning as directors and of Molyneux Secretarial Services Limited resigning as the Secretary of KW Limited and KW Group and from any other office or employment that said persons may hold with either of those companies and acknowledging that he or it has no outstanding claims against either of those companies whether for compensation for loss of office or otherwise whatsoever;

       (viii) a letter of resignation in such form as CBT may require of Caplin Meehan of 3 College Green, Dublin 2, Ireland resigning as Accountants for and Auditors of KW Limited and KW Group and acknowledging that they have no outstanding claims against either of those companies whether for compensation for loss of office or otherwise whatsoever, with the exception of fees outstanding at the date of resignation (whether billed or not) and containing the statement referred to in sub-section 185(2)(a) of the Companies Act, 1990 of Ireland;

       (ix) a letter of resignation in such form as CBT may require of Hays & Co. resigning as Accountants for and Auditors of the Subsidiary and acknowledging that they have no outstanding claims against the Subsidiary whether for compensation for loss of office or otherwise whatsoever;

       (x) instruments in such form as CBT may require duly executed by all of the members of KW Limited and KW Group and all the members (other than KW Group) of the Subsidiary waiving any pre-emption or other similar rights which they may have either under the Articles of Association of KW Limited or KW Group or Bylaws of the Subsidiary or otherwise in relation to the KnowledgeWell Shares or any of them or in relation to any shares in the Subsidiary.

     (b) The Shareholders shall procure a meeting of the Board of Directors of each of KW Limited and KW Group to be held at which the following business shall be transacted:

       (i) the appointment of Bill Beamish as an additional director of each of those companies;

       (ii) the acceptance of the resignations of the directors, secretary and auditors of each of these companies as referred to in sub-clauses
    1.4 (vii) and (viii) above and the appointment as secretary and auditors of each of those companies of such persons or firms as CBT may nominate;

       (iii) the situation of the registered office of each of those companies shall be changed to Belfield Office Park, Clonskeagh, Dublin 4, Ireland;

       (iv) the registration of CBT or its nominees as holder of the KnowledgeWell Shares subject to the submission of duly stamped and completed transfers of the KnowledgeWell Shares;

       (v) the adoption of Bank Mandates in forms satisfactory to CBT in substitution for and to the exclusion of the existing mandates; and

       (vi) the accounting reference date of each of KW Group and KW Limited shall be changed to December 31.

     (c) The Shareholders shall procure a meeting of the Board of Directors of the Subsidiary to be held at which the following business shall be transacted:

       (i) the appointment of Eric Murphy as an additional director of the Subsidiary;

       (ii) the acceptance of the resignation of the auditors of the Subsidiary referred to in sub-clauses 1.4 (ix) above and the appointment as auditors of the Subsidiary of such persons or firms as CBT may nominate;

       (iii) the registration of CBT or its nominees as the holder of those shares in the Subsidiary not registered in the name of KW Group; and

       (iv) the adoption of Bank Mandates in a form satisfactory to CBT in substitution for and to the exclusion of the existing mandates.

     (d) Each of the Shareholders shall repay and procure the repayment of all sums owed to KnowledgeWell or the Subsidiary by him, her or it or any connected person of his, hers or its or any company controlled by him, her or it. For the purposes of the foregoing, each Shareholder (with the intention of binding not only himself, herself or itself, but also his, her or its successors and assigns and (in the case of an individual) his or her estate after his or her death) hereby severally and not jointly represents and warrants to CBT that no monies are owed to KnowledgeWell or the Subsidiary by such Shareholder or any connected person of his, her or it or any company controlled by him, her or it as at

  November 30, 1998. For purposes of this Section 1.4(d), the term "connected person" and "control" shall have the meanings ascribed to those terms by Sections 16(3) and 16(1), respectively, of the Finance (Miscellaneous Provisions) Act 1968 of Ireland.

   1.5 Payment of Acquisition Price.

   (a) Upon Closing, CBT shall make available to each Shareholder as payment of such Shareholder's part of the Acquisition Price in accordance with this
Article I Ordinary Shares of CBT in the name of such Shareholder; provided, however, that CBT shall cause 402,000 Ordinary Shares to be issued pursuant to
Section 1.2(a) (the "Escrow Amount") to be deposited into an escrow account pursuant to Section 8.3 below.

   (b) Notwithstanding Section 1.5(a), in the event that a Restricted ADR Facility (the "Restricted ADR Facility") has been arranged with The Bank of New York prior to Closing as contemplated by Section 6.16, then upon Closing, CBT shall make available to each Shareholder as payment of such Shareholder's part of the Acquisition Price in accordance with this Article I Restricted American Depositary Receipts ("ADRs") of CBT in the name of such Shareholder issued in accordance with a Restricted Deposit Agreement among CBT, The Bank of New York, as depository (the "Depository"), and all owners and beneficial owners of such ADRs (the "Deposit Agreement"), which ADRs shall represent that number of ADSs to be issued to that Shareholder as payment of such Shareholder's part of the Acquisition Price in accordance with Section 1.2(a). Prior to or concurrent with the Share Exchange, CBT shall deliver or cause to be delivered to the Custodian (as defined in the Deposit Agreement), in accordance with the Deposit Agreement, the Ordinary Shares represented by the ADSs to be issued in connection with the Share Exchange, with instructions to the Depository to create and deliver the ADRs representing the ADSs to each Shareholder as provided above; provided, however, that CBT shall cause the ADRs representing 402,000 ADSs to be issued pursuant to Section 1.2(a) (the "Escrow Amount") to be deposited into an escrow account pursuant to Section 8.3 below.

   (c) If any ADR or Ordinary Share, as the case may be, is to be issued in a name other than that of the Shareholder entitled thereto pursuant to the Share Exchange, it will be a condition of the issuance thereof that the person requesting such exchange will have paid to CBT or any agent designated by it any transfer or other taxes required by reason of the issuance of an ADR or Ordinary Share in any name other than that of the registered holder of the KnowledgeWell Certificate surrendered, or established to the satisfaction of CBT or any agent designated by it that such tax has been paid or is not payable.

   1.6 No Further Ownership Rights in KnowledgeWell Shares. All ADSs or Ordinary Shares, as the case may be, issued in exchange for KnowledgeWell Shares in accordance with the terms of this Agreement (including any cash paid in respect of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such KnowledgeWell Shares.

   1.7 Lost, Stolen or Destroyed KnowledgeWell Certificates. In the event any KnowledgeWell Certificates evidencing KnowledgeWell Shares shall have been lost, stolen or destroyed, then upon Closing, the holder thereof shall be required to deliver an indemnity in such form as CBT may require in respect of such lost, stolen or destroyed certificate and CBT may in its sole discretion require the owner of any such lost, stolen or destroyed KnowledgeWell Certificates to deliver a bond in such sum as CBT may reasonably direct as part of any such indemnity against any claim that may be made against CBT with respect to the KnowledgeWell Certificates alleged to have been lost, stolen or destroyed.

   1.8 Stock Options. At the Closing, all options to purchase shares in KnowledgeWell then outstanding and unexercised under the KnowledgeWell Limited 1998 Share Option Plan or the KnowledgeWell Group Limited 1998 Share Option Plan (collectively, the "KnowledgeWell Option Plans") shall be assumed by CBT in accordance with provisions described below.

     (a) At the Closing, each outstanding unexercised option to purchase "A" Ordinary Shares of US$0.25 each in the capital of KW Limited ("KW Limited Options") or Ordinary Shares of US$0.01 each in the capital of KW Group ("KW Group Options" and, collectively with KW Limited Options, "KnowledgeWell Options")) under the KnowledgeWell Option Plans, whether vested or unvested, shall be, in connection with the Share Exchange, assumed by CBT. Each KnowledgeWell Option so assumed by CBT under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the KnowledgeWell Option Plans and/or as provided in the respective option agreements governing such KnowledgeWell Option immediately prior to the Closing, except that (A) such KnowledgeWell Option shall be exercisable for that number of whole CBT Ordinary Shares equal to the product of the number of shares of KnowledgeWell that were issuable upon exercise of such KnowledgeWell Option immediately prior to the Closing multiplied by the Exchange Ratio rounded down to the nearest whole number of CBT Ordinary Shares and (B) the per share exercise price for the CBT Ordinary Shares issuable upon exercise of such assumed KnowledgeWell Option shall be equal to the quotient determined by dividing the exercise price per share at which such KnowledgeWell Option was exercisable immediately prior to the Closing by the Exchange Ratio, rounded up to the nearest whole cent.

     (b) It is the intention of the parties that KnowledgeWell Options assumed by CBT qualify following the Closing as incentive stock options as defined in Section 422 of the Code to the extent KnowledgeWell Options qualified as incentive stock options immediately prior to the Closing.

     (c) Promptly following the Closing, CBT will issue to each holder of an outstanding KnowledgeWell Option a document evidencing the foregoing assumption of such KnowledgeWell Option by CBT.

   1.9 Taking of Necessary Action; Further Action. If, at any time after the Share Exchange, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest CBT with full right, title and possession to the KnowledgeWell Shares, the Shareholders will take all such lawful and necessary action.

   1.10 Tax-Free Reorganization. The parties hereto intend that the Share Exchange shall constitute a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986 (the "Code"). The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   1.11 Termination of the Prior Share Purchase Agreement. The parties hereto agree that all rights and obligations under the Prior Share Purchase Agreement shall be terminated in their entirety and shall be superseded and governed by this Agreement.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

   The Shareholders, jointly and severally, represent and warrant to CBT as of November 30, 1998, subject to matters fairly and accurately disclosed in the disclosure letter supplied by KnowledgeWell to CBT (the "KnowledgeWell Disclosure Letter") and dated as of November 30, 1998, as follows (for the purposes of the following warranties and representations (i) unless otherwise indicated, the term "KnowledgeWell" shall be deemed to include where relevant having regard to the context each of KW Limited, KW Group and the Subsidiary, and (ii) subject to matters fairly and accurately disclosed in the KnowledgeWell Disclosure Letter, no other information relating to KnowledgeWell of which CBT has knowledge (actual or constructive) shall prejudice any claim made by CBT under such warranties or representations or operate to reduce any amount recoverable):

   2.1 Organization of KnowledgeWell.

   (a) Each of KW Limited and KW Group is a corporation duly incorporated under the laws of Ireland and has complied in all respects with the filing requirements of the Companies Acts, 1963 to 1990 of Ireland. Each of KW Limited and KW Group has the corporate power to own its properties and to carry on its business as now being conducted. Each of KW Limited and KW Group is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of KnowledgeWell (hereinafter referred to as a "Material Adverse Effect").

   2.2 KnowledgeWell Capital Structure.

   (a) The authorized share capital of KW Limited consists of US$5,000,000 divided into 19,872,000 "A" Ordinary Shares of US$0.25 each, of which 9,658,813 are issued and outstanding, 1,289,000 "B" Ordinary Shares of US$0.025 each, none of which are issued or outstanding, and IR,1,000,000 divided into 4,000,000 "C" Ordinary Shares of IR25p each, of which 2,428,376 are issued and outstanding. The authorized share capital of KW Group consists of US$250,000 divided into 23,000,000 Ordinary Shares of US$0.01 each, of which 8,023,320 are issued and outstanding, and 2,000,000 Convertible Preference Shares of US$0.01 each ("KW Preferred"), of which 1,635,493 are issued and outstanding. The issued shares of KW Limited and KW Group (collectively, "KnowledgeWell Share Capital") are held by the persons, with the domicile addresses and in the amounts set forth in Schedule 2.2(a) of the KnowledgeWell Disclosure Letter. All of the issued shares of KnowledgeWell Share Capital are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Association or Bylaws of KnowledgeWell or any agreement to which KnowledgeWell is a party or by which it is bound. Subject to the stock transfer forms being represented duly stamped and the register of members being completed, as a result of the Share Exchange, CBT will be the record and sole beneficial owner of all KnowledgeWell Share Capital and rights to acquire or receive KnowledgeWell Share Capital. The copies of the Memorandum and Articles of Association of each of KW Limited and KW Group delivered by KnowledgeWell to CBT are true, complete and accurate and have embodied therein or annexed thereto a copy of every such resolution or agreement as is referred to in section 143(2) of the Companies Act, 1963 of Ireland. The copy of the Bylaws of the Subsidiary delivered by KnowledgeWell to CBT are true, complete and accurate;

   (b) KW Limited has reserved 3,000,000 "A" Ordinary Shares of US$0.25 each for issuance to employees and consultants pursuant to the KnowledgeWell Limited 1998 Share Option Plan, of which 2,706,566 shares are subject to outstanding, unexercised options. KW Group has reserved 3,000,000 Ordinary Shares of US$0.01 each for issuance to employees and consultants pursuant to the KnowledgeWell Group Limited 1998 Share Option Plan, of which 2,706,566 shares are subject to outstanding, unexercised options. Schedule 2.2(b) of the KnowledgeWell Disclosure Letter sets forth for each outstanding KnowledgeWell Option: the name of the company which has granted the option, the name of the holder of such option, the domicile address of such holder, the number of ordinary shares of the relevant company subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except for KnowledgeWell Options described in Schedule 2.2(b) of the KnowledgeWell Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which KnowledgeWell is a party or by which it is bound obligating KnowledgeWell to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares in the capital of KnowledgeWell. Except for KnowledgeWell Options described in Schedule 2.2(b) of the KnowledgeWell Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which KnowledgeWell is a party or by which it is bound obligating KnowledgeWell to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

   2.3 Subsidiaries. KW Limited does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Except for the Subsidiary, KW Group does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

   2.4 Authority. KnowledgeWell has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KnowledgeWell. KW Limited's and KW Group's Boards of Directors have unanimously approved the Share Exchange and this Agreement. This Agreement has been duly executed and delivered by KnowledgeWell and constitutes the valid and binding obligation of KnowledgeWell, enforceable in accordance with its terms. Except as set forth in Schedule 2.4 of the KnowledgeWell Disclosure Letter, the execution and delivery of this Agreement by KnowledgeWell does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Memorandum and Articles of Association of KW Limited or KW Group or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to KnowledgeWell or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to KnowledgeWell in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth in
Schedule 2.4 of the KnowledgeWell Disclosure Letter and (iii) such consents, waivers, authorizations, filings, approvals and registrations which would not individually or in the aggregate, have a material adverse effect on the ability of KnowledgeWell to consummate the transactions contemplated hereby.

   2.5 KnowledgeWell Financial Statements.

   (a) Schedule 2.5 of the KnowledgeWell Disclosure Letter sets forth (i) KW Limited's audited balance sheet as of October 31, 1997 and the related audited statements of operations and cash flows for the period then ended, (ii) KW Limited's unaudited balance sheet as of October 31, 1998 (the "KW Limited Balance Sheet") and the related unaudited statements of operations and cash flows for the twelve-month period then ended, (iii) KW Group's unaudited consolidated balance sheet as of October 31, 1998 (the "KW Group Balance Sheet" and, collectively with the KW Limited Balance Sheet, the "Balance Sheets") and the related unaudited consolidated statements of operations and cash flows for the period from incorporation (collectively, the "KnowledgeWell Financial Statements"). The accounting reference date of each of KW Limited, KW Group and the Subsidiary is 31 October.

   (b) The audited KnowledgeWell Financial Statements:

     (i) give a true and fair view of KnowledgeWell in all respects as at October 31, 1998 (the "Accounts Date");

     (ii) comply with the requirements of the Companies Acts, 1963 to 1990 of Ireland and all regulations to be construed as one with those Acts;

     (iii) have been prepared in accordance with the best generally accepted and adopted accounting principles in Ireland and all applicable Statements of Standard Accounting Practice ("SSAP");

   (c) The audited and unaudited KnowledgeWell Financial Statements:

     (i) have been prepared on a basis consistent with that adopted for preceding accounting periods;

     (ii) are not affected by any unusual, extraordinary, exceptional or non-recurring items or by any other factor rendering the results thereof (or any of them) unusually better or worse than they (or any of them) might otherwise be or have been;

     (iii) are true, complete and accurate and properly reflect the financial position of KnowledgeWell as at the Accounts Date and of its results for the accounting period ending on that date;

     (iv) correctly and accurately disclose all the assets and liabilities (whether ascertained, contingent, deferred or otherwise and whether or not quantified or disputed) of KnowledgeWell as at the Accounts Date and make full provision and/or reserve for all such liabilities and for all capital commitments of KnowledgeWell up to the Accounts Date;

     (v) make full provision for any foreseeable losses which may arise on Closing and/or on realization of stock and work-in-progress and/or on completion of any existing or proposed contract;

     (vi) make adequate provision for all bad and doubtful debts of KnowledgeWell and for depreciation of the fixed assets of KnowledgeWell having regard to their original cost and estimated useful life;

     (vii) correctly and accurately disclose all financial commitments in existence as at the Accounts Date; and

     (viii) include all such reserves and provisions for Tax as are necessary to cover all liabilities for Tax (whether or not assessed) of KnowledgeWell up to the Accounts Date and, in particular, but without prejudice to the generality of the foregoing attributable to profits, gains, income, receipts, and loans and distributions made to participators and associates and payments from which Tax is deductible.

   (d) The KnowledgeWell Financial Statements do not include any intangible assets and the value attributed to each fixed asset of KnowledgeWell does not exceed the current market value thereof as at the Accounts Date. The basis of valuing such fixed assets has not been changed during the period since incorporation and nor has there been any revaluation of fixed assets during such period.

   (e) The rate of depreciation applied in respect of each fixed asset has been consistently applied over the period since incorporation and is adequate to write down the value of such fixed assets to its net realizable value as at the end of its useful working life and the fixed assets have been depreciated in accordance with the relevant SSAP for the relevant financial year.

   (f) All the accounts, books, ledgers and financial and other records of whatsoever kind of KnowledgeWell have at November 30, 1998 been fully, properly and accurately maintained and contain true and accurate records of all matters required to be entered therein under the Companies Acts, 1963 to 1990 and any other relevant statutes or regulations and will, pending Closing, continue to be so maintained and there are at November 30, 1998 and will pending Closing be no material inaccuracies or discrepancies of any kind contained or reflected therein or in any of them. At November 30, 1998 they give and reflect and at Closing will give and reflect a true and fair view of the financial, contractual and trading position of KnowledgeWell and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors and stock-in-trade and work-in-progress.

   2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6 of the KnowledgeWell Disclosure Letter, KnowledgeWell does not have any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheets, or (ii) has not arisen in the ordinary course of KnowledgeWell's business since October 31, 1998, consistent with past practices.

   2.7 No Changes. Except as set forth in Schedule 2.7 of the KnowledgeWell Disclosure Letter, since October 31, 1998, there has not been, occurred or arisen any:

     (a) transaction by KnowledgeWell except in the ordinary course of business as conducted on that date and consistent with past practices;

     (b) amendments or changes to the Memorandum and Articles of Association of KW Limited or KW Group;

     (c) capital expenditure or commitment by KnowledgeWell of US$25,000 in any individual case or US$100,000 in the aggregate.

     (d) destruction of, damage to or loss of any material assets, business or customer of KnowledgeWell (whether or not covered by insurance);

     (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

     (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by KnowledgeWell;

     (g) revaluation by KnowledgeWell of any of its assets;

     (h) declaration, setting aside or payment of a dividend or other distribution with respect to the share capital of KnowledgeWell, or any direct or indirect redemption, purchase or other acquisition by KnowledgeWell of any of its share capital;

     (i) increase in the salary or other compensation payable or to become payable by KnowledgeWell to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by KnowledgeWell, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

     (j) sale, lease, license or other disposition of any of the assets or properties of KnowledgeWell, except in the ordinary course of business as conducted on that date and consistent with past practices;

     (k) amendment or termination of any material contract, agreement or license to which KnowledgeWell is a party or by which it is bound;

     (l) loan by KnowledgeWell to any person or entity, incurring by KnowledgeWell of any material indebtedness, guaranteeing by KnowledgeWell of any material indebtedness, issuance or sale of any debt securities of KnowledgeWell or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

     (m) waiver or release of any material right or material claim of KnowledgeWell, including any material write-off or other material compromise of any account receivable of KnowledgeWell;

     (n) to KnowledgeWell's knowledge, commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of KnowledgeWell or its affairs;

     (o) notice of any claim of ownership by a third party of the Intellectual Property of KnowledgeWell (as defined in Section 2.11 below) or of infringement by KnowledgeWell of any third party's Intellectual Property rights;

     (p) issuance or sale by KnowledgeWell of any of its share capital, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

     (q) change in pricing or royalties set or charged by KnowledgeWell to its customers or licensees except in the ordinary course of business, or in pricing or royalties set or charged by persons who have licensed Intellectual Property to KnowledgeWell except in the ordinary course of business;

     (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on KnowledgeWell; or

     (s) negotiation or agreement by KnowledgeWell or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with CBT and its representatives regarding the transactions contemplated by this Agreement).

   2.8 Tax and Other Returns and Reports.

   (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all national, federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, whenever imposed, including without limitation taxes based upon or measured by gross receipts, income, profits, sales, capital gain, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   (b) Tax Returns and Audits. Except as set forth in Schedule 2.8 of the KnowledgeWell Disclosure Letter:

     (i) KnowledgeWell as of the Closing Date will have prepared and filed all required national, U.S. federal, U.S. state, U.S. local and non-U.S. returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to KnowledgeWell or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

     (ii) KnowledgeWell as of the Closing Date: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all U.S. federal and U.S. state income taxes, FICA, FUTA and other Taxes required to be withheld.

     (iii) KnowledgeWell has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against KnowledgeWell, nor has KnowledgeWell executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (iv) No audit or other examination of any Return of KnowledgeWell is presently in progress, nor has KnowledgeWell been notified of any request for such an audit or other examination.

     (v) KnowledgeWell does not have any liabilities for unpaid U.S. federal, state, U.S. local or non-U.S. Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheets, whether asserted or unasserted, contingent or otherwise, and KnowledgeWell has no knowledge of any basis for the assertion of any such liability attributable to KnowledgeWell, its assets or operations.

     (vi) KnowledgeWell has provided to CBT copies of all U.S. federal and U.S. state income and all U.S. state sales and use Tax Returns for all periods since the date of KnowledgeWell's incorporation.

     (vii) There are (and as of immediately following the Closing there will be) no Liens on the assets of KnowledgeWell relating to or attributable to Taxes.

     (viii) KnowledgeWell has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of KnowledgeWell.

     (ix) None of KnowledgeWell's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (x) As of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of KnowledgeWell that, individually or collectively, will, or would reasonably be expected to, give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

     (xi) KnowledgeWell is not a party to a tax sharing or allocation agreement nor does KnowledgeWell owe any amount under any such agreement.

   (c) General

   (i) All returns, computations, notices and items of information which are, or have been, required to be made or given by KnowledgeWell for any Tax purpose have been made or given within the requisite periods and on a proper basis and are up-to-date and correct, and none of them is, or is likely to be, the subject of any dispute with the Irish Revenue Commissioners (the "Revenue Commissioners") or other Tax authorities.

   (ii) All Tax, including amounts required by statute to be deducted by KnowledgeWell in respect of payments made by it, which KnowledgeWell is liable to pay prior to Closing has been or will be so paid prior to Closing.

   (iii) KnowledgeWell has not paid, or become liable to pay, any fine, penalty or interest charged by virtue of the Taxes Consolidation Act, 1997 ("TCA"), the Value Added Tax Act, 1972, of Ireland or any other statutory provision relating to Tax, and it has not committed any act or made any omission which might constitute an offense under section 1078 of the TCA.

   (iv) Schedule 2.8(c)(iv) of the KnowledgeWell Disclosure Letter sets out full particulars of any agreement or arrangement between KnowledgeWell and the Revenue Commissioners or other Tax authorities pursuant to which KnowledgeWell is authorized not to comply with a requirement which, but for such agreement or arrangement, would be its statutory obligation, and KnowledgeWell has not taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with the Revenue Commissioners or other Tax authorities.

   (v) The KnowledgeWell Disclosure Letter contains full and accurate particulars of all transactions effected otherwise than in the ordinary course of business since the Accounts Date in respect of which KnowledgeWell is required to make a specific return to the relevant Tax authorities and in respect of which the time for making such return will expire on or after Closing.

   (vi) No transaction has been effected by KnowledgeWell in respect of which any consent or clearance from the Revenue Commissioners or other Tax authorities was required:

     (1) without such consent or clearance having been validly obtained before the transaction was effected;

     (2) otherwise than in accordance with the terms of, and so as to satisfy any conditions attached to, such consent or clearance; or

     (3) otherwise than at a time when, and in circumstances in which, such consent or clearance was valid and effective,

and, in any case where such consent or clearance was required, no circumstances have arisen which might reasonably be expected to cause such consent or clearance to be or become invalid or to be withdrawn by the Tax authority concerned.

   (vii) All particulars furnished to the Revenue Commissioners or other Tax authorities in connection with the application for any consent or clearance by KnowledgeWell made since the Accounts Date fully and accurately disclosed all facts and circumstances material to the decision of the Revenue Commissioners or such other authorities.

   (viii) KnowledgeWell is not and will not become liable to pay, or make reimbursement or indemnity in respect of, any Tax (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Tax within any specified period or otherwise, where such Tax relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur whether wholly or partly prior to Closing.

   (ix) The KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars with express reference to this clause (c)(ix) of all matters relating to Tax in respect of which KnowledgeWell (either alone or jointly with any other person) has, or at Closing will have, an outstanding entitlement:

     (1) to make any claim for relief under the TCA or any other statutory provision relating to Tax;

     (2) to make any election for one type of relief, or one basis, system or method of Tax, as opposed to another;

     (3) to make any appeal (including a further appeal) against an assessment to Tax;

     (4) to make any application for the postponement, or payment by instalment of, Tax; or

     (5) to disclaim any allowance or relief

such particulars being reasonably sufficient to enable CBT to procure that any time limit to such entitlement expiring within six months after Closing can be met.

   (x) No notice of attachment has been served on KnowledgeWell under section 1002 of the TCA.

   (xi) KnowledgeWell has not received, nor will it prior to Closing earn, deposit interest subject to retention of Tax under section 257 of the TCA.

   (xii) KnowledgeWell has not since its incorporation taken a fixed charge on the book debts of any company, nor will it take any such fixed charge prior to Closing.

   (xiii) KnowledgeWell has never been, nor is it now, assessable to tax under section 1034 or 1035 of the TCA.

   (xiv) KnowledgeWell has not received any notice under section 811(6) of the TCA or engaged in, or been a party to, a tax avoidance transaction within the meaning of section 811(2) of the TCA or any other transaction or series of transactions or scheme or arrangement of which the main purpose, or one of the main purposes, was or could be said to be the avoidance or deferral of, or a reduction in the liability to, Tax.

   (xv) KnowledgeWell has properly operated the pay as you earn and social welfare contribution systems (including levies), deducting and accounting for Tax and maintaining records as required by law, and it has not suffered any PAYE audit by the Revenue Commissioners since the Accounts Date nor has it been notified that any such audit will or is expected to be made.

   (d) Corporation Tax

   (i) Neither KW Limited nor KW Group is, or has at any stage since its incorporation been resident for Tax purposes in a country other than Ireland.

   (ii) Schedule 2.8(d)(ii) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of any liability to Tax in a country other than Ireland.

   (iii)(1) Schedule 2.8(d)(iii) of the KnowledgeWell Disclosure Letter includes a statement of all distributable reserves of KnowledgeWell which carry a reduced tax credit.

   (2) Where relief under chapter 1 of part 14 of the TCA has been claimed by either KW Limited or KW Group, such relief was claimed, and is being claimed, on a correct and proper basis.

   (iv) No relief (whether by way of deduction, reduction, set-off, exemption, repayment, allowance or otherwise) from, against or in respect of any tax has been claimed or given to KnowledgeWell which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at or at any time before, Closing, and KnowledgeWell has not at any time claimed any relief from Tax under part 10 of the TCA.

   (v) Nothing has been done and no event or series of events has occurred or will as a result of any contract, agreement or arrangement entered into before Closing occur, which might when taken together with the entry into or Closing of this Agreement cause or contribute to the disallowance to either KW Limited or KW Group of the carry forward of any losses or excess charges on income or surplus advance corporation tax.

   (vi) The use of losses incurred by, or charges paid by, either of KW Limited or KW Group is not restricted by section 454, 455 or 456 of the TCA.

   (vii)(1) Neither KW Limited, KW Group nor the Subsidiary incurred a loss on the disposal or deemed disposal of an asset (other than trading stock) in relation to which their ability to set the whole of that loss against any chargeable gain arising in the same or later accounting period is or may be restricted or excluded.

   (2) Neither KW Limited nor KW Group has made, nor are they entitled to make, a claim under section 538 of the TCA.

   (viii) None of KW Limited, KW Group or the Subsidiary has made a claim for capital allowances in respect of any asset which is leased to or from, or hired to or from, any of the other of them, and since the Accounts Date, KnowledgeWell has not done, or omitted to do, or agreed to do or permitted to be done, any act, or suffered any occurrence, as a result of which any balancing charge has arisen or may arise under sections 274 or 288 of the TCA, nor has there been or might there be any disallowance of excess relief by virtue of section 403 of the TCA.

   (ix)(1) If each of the assets (other than trading stock) of KnowledgeWell was disposed of for a consideration equal to the book value of that asset shown in or adopted for the purpose of the KnowledgeWell Financial Statements, no liability to corporation tax on chargeable gains or balancing charges under section 274 or 288 of the TCA not fully provided for in the KnowledgeWell Financial Statements would arise.

   (2) For the purpose of determining the liability to corporation tax on chargeable gains, there shall be disregarded any reliefs and allowances available to KnowledgeWell other than amounts falling to be deducted under chapter 2 of part 19 of the TCA.

   (3) KnowledgeWell has not since the Accounts Date acquired any asset (other than trading stock) in circumstances such that sections 584, 585, 586 or 587 of the TCA applied to its acquisition.

   (x) The KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all dividends paid since the date of incorporation of KnowledgeWell out of patent income disregarded for the purposes of corporation tax by virtue of section 234 of the TCA.

   (xi) Each of KW Limited and KW Group are regarded as close companies for Irish tax purposes. Except as disclosed in the Schedule 2.8(d)(xi) of the KnowledgeWell Disclosure Letter none of the said companies has any liability to Tax pursuant to part 13 of the TCA or will incur any such liability in respect of any accounting period prior to Closing.

   (xii) Each of KW Limited, KW Group and the Subsidiary at November 30, 1998, carried on an activity which is a trade for the purposes of Tax and has not ceased, and will not as a result of any contract, agreement or arrangement entered into before Closing cease, to carry on such activity.

   (xiii) KnowledgeWell has never received nor become entitled to any income which is particular income within the meaning of section 1004 of the TCA nor any particular gains to which section 1005 of the TCA could apply.

   (xiv) KnowledgeWell:

     (1) does not own nor has it agreed to acquire any asset, nor has it received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value, or otherwise than on an arm's length basis;

     (2) does not own nor has it agreed to dispose of any asset, nor has it provided or agreed to provide any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the disposal or provision of which was or will be less than its market value, or otherwise than on an arm's length basis;

     (3) has not disposed of or acquired any asset in such circumstances that the provisions of section 547 of the TCA applied or could apply thereto; and

     (4) has not since the Accounts Date appropriated any asset owned by it to or from trading stock.

   (xv) None of KW Limited, KW Group or the Subsidiary has since the respective date of its incorporation:

     (1) repaid or agreed to repay, or redeemed or agreed to redeem, or purchased or agreed to purchase, any of its share capital; or

     (2) capitalized or agreed to capitalize in the form of debentures or redeemable shares any profits or reserves of any class or description.

   (xvi) No rents, interest, annual payments, emoluments or other sums of an income nature paid or payable by KnowledgeWell or which KnowledgeWell is under an obligation to pay in the future are, or (under the law as presently in force) may be, wholly or partially disallowable as deductions or charges in computing profits for the purpose of corporation tax by reason of any statutory provision relating to Tax.

   (xvii) No securities, within the meaning of section 135(8) of the TCA issued by KnowledgeWell and remaining in issue at November 30, 1998 were issued in such circumstances that any interest or other distribution out of assets in respect thereof falls to be treated as a distribution under section 130(2)(d) of the TCA, nor has KnowledgeWell agreed to issue securities (within that meaning) in such circumstances.

   (xviii) Section 138 of the TCA does not apply to dividends paid or received by any of KW Limited, KW Group or the Subsidiary.

   (xix) No asset owned by KnowledgeWell has at any time since its acquisition by KnowledgeWell been subjected to a reduction in value such that any allowable loss arising on its disposal is likely to be reduced or eliminated or any chargeable gain arising on its disposal is likely to be increased.

   (xx) KnowledgeWell has not entered into any transaction to which the provisions of section 98, 99 or 199 of the TCA have been or could be applied.

   (xxi) KnowledgeWell has not since the Accounts Date received any payment to which section 782 of the TCA is applicable.

   (xxii)(1) There is set out in Schedule 2.8(d)(xxii) of the KnowledgeWell Disclosure Letter details of all share schemes established by KnowledgeWell and approved pursuant to Part 17 of the TCA.

   (2) None of KW Limited, KW Group or the Subsidiary has been a qualifying research and development company or a qualifying sponsoring company within the meaning of Chapter III of Part I of the Finance Act, 1986, of Ireland.

   (xxiii)(1) Schedule 2.8(d)(xxiii)(1) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all arrangements and agreements relating to group relief (as described in Chapter 5 of Part 2 of the TCA) to which any of KW Limited, KW Group or the Subsidiary are or have been a party since the respective date of its incorporation.

   (2) All claims made by KW Limited, KW Group or the Subsidiary for group relief were, when made, valid and have been or will be allowed by way of relief from corporation tax.

   (3) Except as disclosed in Schedule 2.8(d)(xxiii)(3) of the KnowledgeWell Financial Statements, none of KW Limited, KW Group or the Subsidiary has since the Accounts Date made, nor are they liable to make, any payment under any such arrangement or agreement.

   (4) Each of KW Limited, KW Group and the Subsidiary has received any payments due to it under any such arrangements or agreement for surrender of group relief made by it.

   (xxiv)(1) Schedule 2.8(d)(xxiv)(1) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all arrangements and agreements relating to the surrender of advance corporation tax (as described in section 166 of the TCA) to which any of KW Limited, KW Group or the Subsidiary are or have been a party in the period since their respective incorporation.

   (2) All claims made by any of KW Limited, KW Group or the Subsidiary for the surrender of advance corporation tax were, when made, valid and have been or will be allowed by way of relief from corporation tax payable by the particular company to whom the advance corporation tax was surrendered.

   (3) Except as disclosed in Schedule 2.8(d)(xxiv)(3) of the KnowledgeWell Disclosure Letter none of KW Limited, KW Group or the Subsidiary has since the Accounts Date paid, or is liable to pay, any advance corporation tax which is or may become incapable of set-off against its liability to corporation tax.

   (4) Each of KW Limited, KW Group or the Subsidiary has received all payments due to it under any such arrangements or agreements for the surrender of advance corporation tax.

   (xxv) Schedule 2.8(d)(xxv) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all elections made by any of KW Limited, KW Group or the Subsidiary under section 165 of the TCA.

   (xxvi) The entry into or Closing of this Agreement will not result in any profit or gain being deemed to accrue to any of KW Limited, KW Group or the Subsidiary for Tax purposes, whether pursuant to section 623 of the TCA or otherwise.

   (xxvii) KnowledgeWell has not purchased an asset subject to a claim made under section 620 of the TCA, nor has it made any other claim which would affect the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen on a disposal of any of its assets.

   (xxviii) KnowledgeWell has not entered into any transaction as a result of which it could be assessed to Tax under Chapter 1 Part 22 of the TCA.

   (e) Capital Acquisitions Tax.

   (i) There is no outstanding charge for unpaid capital acquisitions tax over any asset of KnowledgeWell or in relation to any shares in the capital of any of KW Limited, KW Group or the Subsidiary.

   (ii) There are not in existence any circumstances whereby any such power as is mentioned in section 35(8) of the Capital Acquisitions Tax Act, 1976, of Ireland could be exercised in relation to any shares, securities or other assets of or owned by KnowledgeWell.

   (iii) Since the Accounts Date, no taxable gift (as defined by section 6 of the Capital Acquisitions Tax Act, 1976, of Ireland) or taxable inheritance (as defined by section 12 of the same Act) has been received by any of KW Limited, KW Group or the Subsidiary, nor have any of KW Limited, KW Group or the Subsidiary been disponers (as defined by section 2 of the same Act) for the purposes of capital acquisitions tax.

   2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which KnowledgeWell is a party or otherwise binding upon KnowledgeWell which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of KnowledgeWell, any acquisition of property (tangible or intangible) by KnowledgeWell or the conduct of business by KnowledgeWell. Without limiting the foregoing, KnowledgeWell has not entered into any agreement under which KnowledgeWell is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

   2.10 Title to Properties; Absence of Liens and Encumbrances.

   (a) KnowledgeWell owns no real property, nor has it ever owned any real property. Schedule 2.10(a) of the KnowledgeWell Disclosure Letter sets forth a list of all real property currently, or at any time in the past, leased by KnowledgeWell, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default).

   (b) KnowledgeWell has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the KnowledgeWell Financial Statements or in Schedule 2.10(b) of the KnowledgeWell Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby. The buildings on the Properties have been properly and soundly constructed and are in a good and substantial state of repair and condition and no high alumina cement, woodwool, calcium chloride, sea dredged aggregates or asbestos material was used in the construction thereof and KnowledgeWell has no outstanding claims or liabilities in respect of the construction of the buildings of the Properties.

   (c) Notwithstanding the foregoing paragraphs (a) and (b), no representation or warranty made in such paragraphs relate to the property at Block 1, Blackrock Industrial Estate, Blackrock, County Dublin as such property is dealt with by way of a certificate of title furnished to CBT by Binchys Solicitors at November 30, 1998.

   2.11 Intellectual Property.

   (a) For the purposes of this Agreement, the following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all Irish, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world;
  (vii) all databases and data collections and all rights therein throughout the world; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

     "Intellectual Property of KnowledgeWell" shall mean any Intellectual Property that is owned by or exclusively licensed to KnowledgeWell.

     "currently" means, as used in this section, the period beginning six years prior to the Closing Date and ending on such date.

   (b) Schedule 2.11(b) of the KnowledgeWell Disclosure Letter lists all of KnowledgeWell's Irish and United States and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of KnowledgeWell that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority, all of the foregoing, the "Registered Intellectual Property".

   (c) 2.11(c) of the KnowledgeWell Disclosure Letter lists any proceedings or actions before any court, tribunal (including the Irish Patents Office ("IPO") and the United States Patent Office ("PTO") or equivalent authority anywhere else in the world) related to any of the Registered Intellectual Property.

   (d) KnowledgeWell has complied with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of KnowledgeWell.

   (e) each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made or paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Ireland, the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Schedule 2.11(e) of the KnowledgeWell Disclosure Letter lists all actions and payments that must be made in the six month period following the Closing Date in connection with the preservation or maintenance of the Registered Intellectual Property.

   (f) KnowledgeWell is not barred from seeking patents on material potentially patentable inventions of KnowledgeWell by "on-sale" or similar bars to patentability or by failure to apply for a patent on such inventions within the time required.

   (g) The contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter include all contracts, licenses and agreements, to which KnowledgeWell is a party with respect to any Intellectual Property with a potential value or cost in excess of US$20,000.

   (h) The contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter. KnowledgeWell is in compliance with, and has not breached any term of, the contracts, licenses and agreements listed in
Schedule 2.11(g) of the KnowledgeWell Disclosure Letter, and, to the knowledge of KnowledgeWell, all other parties to the contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter are, in compliance with, and have not breached any term of, such contracts, licenses and agreements.

   (i) except as set forth in Schedule 2.11(i) of the KnowledgeWell Disclosure
Letter: (i) no person has any rights to use any of the Intellectual Property of KnowledgeWell; and (ii) KnowledgeWell has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of KnowledgeWell.

   (j) Except as set forth in Schedule 2.11(j) of the KnowledgeWell Disclosure
Letter: (i) KnowledgeWell owns and has good and exclusive title to each item of Intellectual Property of KnowledgeWell, including all Registered Intellectual Property listed in Schedule 2.11(b) of the KnowledgeWell Disclosure Letter, free and clear of any lien or encumbrance; (ii) KnowledgeWell owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of KnowledgeWell; and (iii) KnowledgeWell is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of KnowledgeWell, including the sale of any products or the provision of any services by KnowledgeWell.

   (k) The operation of the business of KnowledgeWell as such business currently is conducted, or is reasonably is contemplated to be conducted, including KnowledgeWell's design, development, manufacture, marketing and sale of the products or services of KnowledgeWell (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any other Person or constitute unfair competition or trade practices under the laws of any jurisdiction.

   (l) KnowledgeWell has not received notice from any person that the operation of the business of KnowledgeWell, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

   (m) KnowledgeWell owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by KnowledgeWell or under development by KnowledgeWell and the performance of all services provided or contemplated to be provided by KnowledgeWell.

   (n) Schedule 2.11(n) of the KnowledgeWell Disclosure Letter lists all contracts, licenses and agreements between KnowledgeWell and any other Person wherein or whereby KnowledgeWell has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by KnowledgeWell or such other Person of the Intellectual Property of any other Person.

   (o) Except as listed in Schedule 2.11(o) of the KnowledgeWell Disclosure Letter, there are no contracts, licenses and agreements between KnowledgeWell and any other person with respect to the Intellectual Property of KnowledgeWell under which there is any dispute known to KnowledgeWell regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by KnowledgeWell thereunder.

   (p) Except as listed in Schedule 2.11(p) of the KnowledgeWell Disclosure Letter, to the knowledge of KnowledgeWell, no person has or is infringing or misappropriating any of the Intellectual Property of KnowledgeWell.

   (q) Except as listed in Schedule 2.11(q) of the KnowledgeWell Disclosure Letter, there have been, and are, no claims asserted against KnowledgeWell or against any customer of KnowledgeWell, related to any product or service of KnowledgeWell.

   (r) No Intellectual Property of KnowledgeWell, or product or service of KnowledgeWell is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by KnowledgeWell, or which may affect the validity, use or enforceability of such Intellectual Property of KnowledgeWell.

   (s) KnowledgeWell has taken all steps that are reasonably required to protect KnowledgeWell's rights in KnowledgeWell's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to KnowledgeWell, and, without limiting the foregoing, KnowledgeWell has and enforces a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in KnowledgeWell's standard forms and all current and former employees and contractors of KnowledgeWell have executed such an agreement.

   (t) KnowledgeWell owns exclusively and has good title to all copyrighted works that are KnowledgeWell products or which KnowledgeWell otherwise purports to own, except for those copyrighted works licensed to KnowledgeWell listed in
Schedule 2.11(t) of the KnowledgeWell Disclosure Letter.

   (u) To the extent that any work, invention, or material has been developed or created by a third party for KnowledgeWell, KnowledgeWell has a written agreement with such third party with respect thereto and KnowledgeWell thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

   (v) Notwithstanding any other provision of this Agreement, it is understood and agreed that KnowledgeWell will not be deemed to be in violation of any representation, warranty, covenant or agreement under this Agreement, including without limitation any representation, warranty, covenant or agreement relating to Intellectual Property, due to any matter that relates to the Intellectual Property licensed from CBT pursuant to the Software License Agreement dated October 22, 1997 between KW Limited and CBT, as amended.

   2.12 (a) Agreements, Contracts and Commitments. Except as set forth in
Schedule 2.12(a) of the KnowledgeWell Disclosure Letter, KnowledgeWell does not have, is not a party to nor is it bound by:

     (i) any collective bargaining agreements,

     (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

     (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

     (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

     (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

     (vi) any fidelity or surety bond or completion bond,

     (vii) any lease of personal property having a value individually in excess of US$5,000,

     (viii) any agreement of indemnification or guaranty,

     (ix) any agreement containing any covenant limiting the freedom of KnowledgeWell or its present and future affiliated entities to engage in any line of business or to compete with any person,

     (x) any agreement relating to capital expenditures and involving future payments in excess of US$20,000,

     (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of KnowledgeWell's business,

     (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
  (viii) hereof,

     (xiii) any purchase order or contract for the purchase of raw materials involving US$20,000 or more,

     (xiv) any construction contracts,

     (xv) any distribution, joint marketing or development agreement,

     (xvi) any agreement pursuant to which KnowledgeWell has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

     (xvii) any other agreement that involves US$20,000 or more or is not cancelable without penalty within thirty (30) days.

   (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b) of the KnowledgeWell Disclosure Letter, KnowledgeWell has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, and there are no circumstances reasonably likely to give rise to any material breach, violation or default under any of the terms or conditions of any agreement, contract or commitment required to be set forth in
Schedule 2.12(a) or 2.11(b) of the KnowledgeWell Disclosure Letter (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b) of the KnowledgeWell Disclosure Letter, is not subject to any material default thereunder of which KnowledgeWell has knowledge by any party obligated to KnowledgeWell pursuant thereto.

   2.13 Interested Party Transactions. Except as set forth in Schedule 2.13 of the KnowledgeWell Disclosure Letter, to KnowledgeWell's knowledge, no officer, director or shareholder of KnowledgeWell (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that KnowledgeWell furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from, or sells or furnishes to, KnowledgeWell, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or 2.12(b) of the KnowledgeWell Disclosure Letter; provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to KnowledgeWell than the terms and conditions that could be obtained in an arms-length relationship.

   2.14 Compliance with Laws. To KnowledgeWell's knowledge, KnowledgeWell and its officers and employees have complied in all material respects with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

   2.15 Litigation. Except as set forth in Schedule 2.15 of the KnowledgeWell Disclosure Letter, KnowledgeWell is not engaged in nor is there any action, suit or proceeding of any nature pending or, to KnowledgeWell's knowledge threatened, against KnowledgeWell, its properties or any of its officers or directors, in their respective capacities as such or any person for whose acts or defaults KnowledgeWell is or may be vicariously liable. Except as set forth in Schedule 2.15 of the KnowledgeWell Disclosure Letter, to KnowledgeWell's knowledge, there is no investigation pending or threatened against KnowledgeWell, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 of the KnowledgeWell Disclosure Letter sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of KnowledgeWell to manufacture, offer or sell any of its products in the present manner or style thereof.

   2.16 Insurance.

   (a) All material assets of KnowledgeWell of an insurable nature have at all material times been and are at November 30, 1998 insured in amounts representing their full replacement or reinstatement value against fire and other risks (including without limiting the generality of the foregoing loss of profit) normally insured against by persons carrying on the same classes of business as those carried on by KnowledgeWell and KnowledgeWell has at all material times been and is at November 30, 1998 adequately covered against accident, damage, injury, third party public liability (including products liability and defamation liability) loss of profits and other risks normally insured against by persons carrying on the same classes of business as those carried on by KnowledgeWell. All such policies are and will at Closing be in full force and effect and nothing has been done or omitted to be done which would make any policy of insurance void or voidable or which is likely to result in an increase in premium. All of such insurance policies have been disclosed to CBT and are listed in Schedule 2.16(a) of the KnowledgeWell Disclosure Letter.

   (b) With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of KnowledgeWell, there is no claim by KnowledgeWell pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and KnowledgeWell is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To KnowledgeWell's knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies.

   2.17 Minute Books. The minute books of KnowledgeWell provided to counsel for CBT are the only minute books of KnowledgeWell and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of KnowledgeWell.

   2.18 Environmental Matters.

   (a) Hazardous Material. KnowledgeWell has not: (i) operated any underground storage tanks at any property that KnowledgeWell has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of KnowledgeWell, or, to KnowledgeWell's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that KnowledgeWell has at any time owned, operated, occupied or leased.

   (b) Hazardous Materials Activities. KnowledgeWell has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has KnowledgeWell disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of November 30, 1998 to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

   (c) Permits. KnowledgeWell currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of KnowledgeWell's Hazardous Material Activities and other businesses of KnowledgeWell as such activities and businesses are currently being conducted.

   (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to KnowledgeWell's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of KnowledgeWell. KnowledgeWell is not aware of any fact or circumstance which could involve KnowledgeWell in any environmental litigation or impose upon KnowledgeWell any environmental liability.

   2.19 Brokers' and Finders' Fees; Third Party Expenses. KnowledgeWell has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   2.20 United States Employee Matters and Benefit Plans.

   (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

     (i) "Affiliate" shall mean any other person or entity under common control with KnowledgeWell within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

     (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     (iii) "KnowledgeWell Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by KnowledgeWell or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which KnowledgeWell or any Affiliate has or may have any material liability contingent or otherwise;

     (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of KnowledgeWell or any Affiliate;

     (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between KnowledgeWell or any Affiliate and any Employee or consultant;

     (vi) "IRS" shall mean the Internal Revenue Service;

     (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

     (viii) "Pension Plan" shall refer to each KnowledgeWell Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

   (b) Schedule. Schedule 2.20(b) of the KnowledgeWell Disclosure Letter contains an accurate and complete list of each KnowledgeWell Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such KnowledgeWell Employee Plan or Employee Agreement. KnowledgeWell does not have any plan or commitment to establish any new KnowledgeWell Employee Plan or Employee Agreement, to modify any KnowledgeWell Employee Plan or Employee Agreement (except to the extent required by law or to conform any such KnowledgeWell Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any KnowledgeWell Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

   (c) Documents. KnowledgeWell has provided to CBT (i) correct and complete copies of all documents embodying or relating to each KnowledgeWell Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each KnowledgeWell Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each KnowledgeWell Employee Plan or related trust; (iv) if a KnowledgeWell Employee Plan is funded, the most recent annual and periodic accounting of that KnowledgeWell Employee Plan's assets;
(v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each KnowledgeWell Employee Plan; (vi) all IRS determination letters and rulings relating to KnowledgeWell Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any KnowledgeWell Employee Plan; (vii) all communications material to any Employee or Employees relating to any KnowledgeWell Employee Plan and any proposed

KnowledgeWell Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to KnowledgeWell; and (viii) all registration statements and prospectuses prepared in connection with each KnowledgeWell Employee Plan.

   (d) Employee Plan Compliance. Except as set forth in Schedule 2.20(d) of the KnowledgeWell Disclosure Letter, (i) KnowledgeWell has performed in all material respects all obligations required to be performed by it under each KnowledgeWell Employee Plan and each KnowledgeWell Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any KnowledgeWell Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of KnowledgeWell, threatened or anticipated (other than routine claims for benefits) against any KnowledgeWell Employee Plan or against the assets of any KnowledgeWell Employee Plan; and (iv) each KnowledgeWell Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to KnowledgeWell, CBT or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of KnowledgeWell or any affiliates, threatened by the IRS or DOL with respect to any KnowledgeWell Employee Plan; and (vi) neither KnowledgeWell nor any Affiliate is subject to any penalty or tax with respect to any KnowledgeWell Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

   (e) Pension Plans. KnowledgeWell does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

   (f) Multiemployer Plans. At no time has KnowledgeWell contributed to or been requested to contribute to any Multiemployer Plan.

   (g) No Post-Employment Obligations. Except as set forth in Schedule 2.20(g) of the KnowledgeWell Disclosure Letter, no KnowledgeWell Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and KnowledgeWell has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

   (h) Effect of Transaction.

     (i) Except as provided in Section 1.8 of this Agreement or as set forth in Schedule 2.20(h)(i) of the KnowledgeWell Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any KnowledgeWell Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

     (ii) Except as set forth in Schedule 2.20(h)(ii) of the KnowledgeWell Disclosure Letter, no payment or benefit which will or may be made by KnowledgeWell or CBT or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

   (i) Employment Matters. KnowledgeWell (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

   (j) Labor. No work stoppage or labor strike against KnowledgeWell is pending or, to the knowledge of KnowledgeWell, threatened. Except as set forth in
Schedule 2.20(j) of the KnowledgeWell Disclosure Letter, KnowledgeWell is not involved in or, to the knowledge of KnowledgeWell, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate have a Material Adverse Effect on KnowledgeWell. Neither KnowledgeWell nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to KnowledgeWell. Except as set forth in
Schedule 2.20(j) of the KnowledgeWell Disclosure Letter, KnowledgeWell is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by KnowledgeWell.

   2.21 Ireland Employee Matters and Benefits Plans.

   (a) There are not in existence any service agreements with directors or employees of Knowledge Well which cannot be terminated by three months notice or less or (whether or not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation (other than the statutory redundancy payment or statutory compensation for unfair dismissals).

   (b) The information set out in the KnowledgeWell Disclosure Letter, comprises accurate disclosure of all retirement, death, superannuation and pension benefits and schemes actually or contingently agreed, or due, or accrued, or proposed in respect of all of the present and former employees of KnowledgeWell (all such schemes and benefits being hereinafter called the "Pension Schemes").

   (c) There are no gratuitous payments, pensions, or benefits payable, promised, undertaken or being paid by KnowledgeWell to any directors, consultants, employees or former directors consultants or employees of KnowledgeWell.

   (d) KnowledgeWell:

     (i) has not given any undertaking or assurance (whether legally enforceable or not) to any Relevant Employee or to any widow, child or dependant of any Relevant Employee as to the continuance, introduction, improvement or increase of any benefit of a kind described in paragraph (b) above; or

     (ii) is not paying or has not in the period since incorporation paid any benefit of the kind described in paragraph (c) above to any Relevant Employee or the widow, child or dependant of any Relevant Employee.

   (e) The Pension Schemes have been registered pursuant to the provisions of the Pensions Act, 1990, of Ireland.

   (f) The Pension Schemes are exempt approved schemes within the meaning of Sections 15 and 16 of the Finance Act, 1972, of Ireland and comply with and have at all times been administered in accordance with all applicable laws, regulations and requirements (including those of the Revenue Commissioners and of trust law) and KnowledgeWell is not aware of any reason why such exempt status should or could be withdrawn.

   (g) True copies of all of the Definitive and interim Trust Deeds, Rules, Explanatory Booklets and Announcements relating to the Pension Schemes have been delivered to CBT and copies thereof are contained in the KnowledgeWell Disclosure Letter, and KnowledgeWell has no obligation to any employee or former employee in relation to death in service, pension, superannuation or analogous benefits except as provided in the said Deeds, Rules, Booklets and Announcements.

   (h) All of the Pension Schemes are fully, properly and adequately funded with respect to existing and prospective liabilities having regard to current funding rates, assets and investment and liability assumptions of the Pension Schemes and no increase in funding rates is proposed or has been recommended in relation to any of the Pension Schemes. Schedule 2.21(h) of the KnowledgeWell Disclosure Letter contains a true copy of the latest reports and valuations of all of the Pension Schemes by the actuary or actuaries advising thereon and since the dates of such reports all recommendations contained therein have been fully implemented and no material change has occurred in the assets, valuations, liabilities or funding rates of any of the Pension Schemes or as to the assumptions according to which the same are calculated.

   (i) All benefits (other than any refund of members' contributions with interest where appropriate) payable under the Pensions Schemes on the death of any person while in employment to which the Pension Schemes relate are insured fully under a policy with an insurance company of good repute and there are no grounds on which that company might avoid liability thereunder.

   (j) Contributions to the Pension Schemes are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid and no fees, charges or expenses referable to the Pension Schemes for which KnowledgeWell is or may become liable (whether wholly or in part) have been incurred but not paid and KnowledgeWell has reimbursed any person who has paid any such fees, costs or expenses if and to the extent that KnowledgeWell is or may become liable so to do.

   (k) KnowledgeWell:

     (i) has been admitted to participation in the Pension Schemes on the same terms as apply to all other employers participating in the Schemes;

     (ii) has observed and performed those provisions of the Pension Schemes which apply to it;

     (iii) may terminate its liability to contribute to the Pension Schemes without notice, without the consent of any person and without further payment;

     (iv) has at all material times held or been named in a contracting-out certificate referable to the Pensions Scheme.

   (l) The trustees of the Pension Scheme are not engaged in any litigation or arbitration proceedings and so far as KnowledgeWell is aware no litigation or arbitration proceedings are pending or threatened by or against the trustees of the Pension Scheme and there are no facts likely to give rise to any litigation or arbitration.

   (m) Except as set forth in the KnowledgeWell Financial Statements there are no amounts owing to any present or former directors of KnowledgeWell other than remuneration agreed due or for reimbursement of business expenses properly incurred.

   (n) Except to the extent (if any) to which provision or allowance has been made in the KnowledgeWell Financial Statements, KnowledgeWell has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former officer or employee which is not allowable as a deduction for the purposes of Tax.

   (o) No liability has been incurred by KnowledgeWell for breach of any contract of service for redundancy payment or for compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by

KnowledgeWell in connection with the termination or proposed termination of the employment of any present or former director or employee.

   (p) KnowledgeWell is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or organization or body of employees or any dispute arising out of or affected by or otherwise relating to the provisions of the Employment Statutes as defined in 2.21(r)(iii) below and there are no agreements or other arrangements (whether or not legally binding) between KnowledgeWell and any trade union or other body representing employees.

   (q) Except for the KnowledgeWell Option Plans, KnowledgeWell has not in existence nor is it proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any part of its directors or employees.

   (r) KnowledgeWell has in relation to each of its employees (and so far as is relevant to each of its former employees);

     (i) complied in all material respects with all obligations imposed on it by any statutory provision or regulation and codes of conduct relevant to the relations between it and its employees or any recognized trade union and has maintained adequate and suitable records regarding the service of each of its employees; and

     (ii) complied in all material respects with all collective agreements for the time being having effect as regards such relations or the conditions of service of its employees;

     (iii) complied in all material respects with the following regulations of Ireland: the Redundancy Payments Acts, 1967-1991, the Minimum Notice and Terms of Employment Act, 1973 to 1991, the Organization of Working Time Act, 1997, the Anti-Discrimination (Pay) Act, 1974, the Protection of Young Persons (Employment) Act, 1976, the Unfair Dismissals Acts, 1977 to 1993, the Protection of Employment Act, 1977 to 1993, the Employment Equality Act, 1977, the European Communities (Safeguarding of Rights of Employees on Transfer of Undertakings) Regulations, 1980, the Maternity Protection of Employees Act, 1981, the Pensions Act, 1990, the Payment of Wages Act, 1991 and the Worker Protection (Regular Part Time Employees) Act, 1991 (the "Employment Statutes").

   (s) No KnowledgeWell employee in receipt of a salary at a basic rate in excess of IR(Pounds)40,000 per annum has advised KnowledgeWell formally or informally that he or she is terminating or considering terminating his or her employment with the company and to KnowledgeWell's knowledge, there are no circumstances likely to give rise to such termination. KnowledgeWell has no existing dispute with any of its employees of a material nature and to KnowledgeWell's knowledge, there are no circumstances reasonably likely to give rise to a dispute with any of its employees of a material nature.

   (t) To KnowledgeWell's knowledge, all persons in receipt of income at a basic rate in excess of IR(Pounds)40,000 per annum who have during the period since the Relevant Accounting Date habitually or normally carried out duties of a full time nature on behalf of KnowledgeWell in connection with its business and affairs are not planning to terminate employment with KnowledgeWell at or after Closing.

   (u) No change has been made since the Accounts Date by KnowledgeWell in the rate or basis of the emoluments or other terms of any contract of service, contract for services or otherwise of any directors or employees of KnowledgeWell who at any time since the said date were in receipt of emoluments at the rate of IR(Pounds)40,000 per annum or more.

   (v) True and complete particulars of the total numbers of KnowledgeWell's full time and part time employees as at the Accounts Date, their dates of commencement of employment or appointment to office, and terms and conditions of their employment including their remuneration and other benefits have been disclosed to CBT and are referred to or contained in Schedule 2.21(v) of the KnowledgeWell Disclosure Letter and there has been no material change in such numbers since the Accounts Date.

   (w) KnowledgeWell is not under any contractual or other obligation to increase the rates of remuneration of or make any bonus or incentive or other similar payment to any of its officers or employees at any future date.

   (x) KnowledgeWell has not given to any person any power or attorney or other authority (express, implied or ostensible) which is still outstanding.

   (y) KnowledgeWell has not entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

   2.22 Borrowed Moneys. KnowledgeWell has not received notice (whether formal or informal) from any lenders of money to it in respect of or as a preliminary to the demand by such persons for payment of any money owing by KnowledgeWell to such persons and KnowledgeWell is not aware of any circumstances likely to give rise to such notice being given to it.

   2.23 Grants, etc. Not Repayable. Except for disposals in the ordinary course of business KnowledgeWell has not done or failed to do any act or thing which could result in all or any part of a government grant or other similar payment or allowance made or due to be made by it becoming repayable or being forfeited by it.

   2.24 Oral Contracts. No tender, quotation or offer issued or made at any time by KnowledgeWell is or will become capable of giving rise to a contract by an order or acceptance by another party or parties, except in the ordinary course of business and on terms calculated to yield a gross profit margin consistent with the prudent carrying on of the business of KnowledgeWell.

   2.25 Returns Up-to-Date.

   (a) All returns, particulars, resolutions and other documents required to be filed or to be delivered on behalf of KnowledgeWell to the Registrar of Companies of Ireland or any other applicable jurisdiction have been correctly and properly made up and so filed or delivered within the period prescribed.

   (b) All charges in favor of KnowledgeWell have (if appropriate) been registered in accordance with the provisions of the Companies Acts, 1963 to 1990 of Ireland.

   2.26 Insolvency.

   (a) No order has been made or petition presented or resolution passed for the winding up of KnowledgeWell to the Shareholders, there are no grounds on which any such order or petition could be made or presented to the Shareholders and no such resolution is contemplated by the members or any of them.

   (b) No distress, execution or other process has been levied on any of the assets of KnowledgeWell, nor has any of KW Limited, KW Group or the Subsidiary stopped payment or become insolvent or unable to pay its debts for the purposes of Section 214 of the Companies Act, 1963 of Ireland.

   (c) No power to appoint a receiver or administrative receiver has been exercised or has arisen in respect of the business or any of the assets of KnowledgeWell and there is no unfulfilled or unsatisfied judgment or Court order outstanding against any of KW Limited, KW Group or the Subsidiary.

   2.27 Stamp Duty and Capital Duty.

   (a) KnowledgeWell has duly complied with and has no liability under Section 1 of the Stamp Act, 1891, of Ireland as substituted by the provisions of
Section 94 of the Finance Act, 1991, of Ireland.

   (b) All documents in existence and any others which may be existing at Closing in the enforcement of which KnowledgeWell is, was or may be or become interested have been duly stamped or adequate provision has been made therefor in the KnowledgeWell Financial Statements.

   (c) No relief or exemption has been obtained from companies capital duty or stamp duty and, without prejudice to the generality of the foregoing, no relief, exemption or reduction has been obtained from companies capital duty or stamp duty under Section 72 of the Finance Act, 1973, of Ireland or from stamp duty under Section 19 of the Finance Act, 1952, of Ireland or Statutory Instrument No. 244 of 1979, of Ireland or Statutory Instrument No. 272 of 1981, of Ireland or Section 31 of the Finance Act, 1965, of Ireland which has (a) become liable to forfeiture or (b) been obtained in respect of a transaction carried out within the period within which it may become liable to forfeiture and pending Closing no relief or exemption under any of the said enactments will be claimed and all stamp duty or capital duty which has become or pending Closing will become payable by KnowledgeWell has been or will be duly paid.

   (d) All capital duty and/or stamp duty payable by KnowledgeWell in respect of any of the transactions referred to in the following Sections of the Finance Act, 1973, of Ireland has been duly and promptly paid by KnowledgeWell so that there is no liability in respect thereof or any interest thereon:

     (i) Section 63;

     (ii) Section 64;

     (iii) Section 68; and

     (iv) Section 69 and 70.

   (e) All other capital and/or stamp duty howsoever arising or payable has been paid by KnowledgeWell and there is no outstanding liability therefor or interest thereon.

   (f) KnowledgeWell has not executed an instrument in respect of which fines could be imposed pursuant to Section 5 of the Stamp Act, 1891, of Ireland as substituted by Section 97 of the Finance Act, 1991, of Ireland.

   (g) KnowledgeWell is not liable for any penalty imposed by Section 103 of the Finance Act, 1991, of Ireland.

   (h) KnowledgeWell and its employees have not done or omitted to do anything which could give rise to a liability on KnowledgeWell for a fine, penalty, interest, charge or additional duty under the Stamp Act, 1891, of Ireland as amended.

   2.28 VAT.

   (a) Each of KW Limited and KW Group is a registered and taxable person for the purposes of the VAT legislation (as hereinafter defined) and:

     (i) Neither of them has at any time been treated as a member of a group (other than that comprising KW Group and the Subsidiary alone) for such purposes and no application for either of them to be so treated has at any time been or pending Closing will be made and no act or transaction has been or pending Closing will be effected in consequence whereof either KW Limited or KW Group is or may be held liable for any Value Added Tax chargeable against some other company except, in the case of KW Group, the Subsidiary;

     (ii) Each of them has complied and pending Closing will comply in all respects with the VAT legislation;

     (iii) Each of them has given, obtained, made and maintained and pending Closing will give, obtain, make and maintain full, complete, correct and up to date invoices, records and other documents appropriate or requisite for the purposes of the VAT legislation;

     (iv) Neither of them is and will not pending Closing be in arrears with any payment or returns or notifications thereunder or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and where payment is not yet due or receivable has provided for such payment;

     (v) neither of them has been and pending Closing neither of them will be required by the appropriate fiscal authorities to give security; and

     (vi) all supplies made and to be made pending Closing by either of them are taxable supplies and neither of them is or will pending Closing be denied credit for any input tax;

   (b) For the purposes of this clause the "VAT legislation" means the Value Added Tax Act, 1972, of Ireland and all orders, rules, regulations, notices, provisions, directions or conditions made, laid down, given or imposed thereunder.

   2.29 Shelf Registration Statement Information. The information supplied by KnowledgeWell for inclusion in the registration statement contemplated by the Declaration of Registration Rights attached hereto as Exhibit B (the "Rights Declaration") does not contain, and will not contain at the effective date of such registration statement, any untrue statement of a material fact or omit, and will not omit at the effective date of such registration statement, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

   2.30 Representations Complete. None of the representations or warranties made by the Shareholders (as modified by the KnowledgeWell Disclosure Letter), nor any statement made in the KnowledgeWell Disclosure Letter or certificate furnished by KnowledgeWell pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

   2.31 Proxy Statements Complete. None of the statements made or furnished by KnowledgeWell in or in connection with documents mailed or delivered to the shareholders of CBT in connection with soliciting their approval of this Agreement (it being acknowledged that KnowledgeWell shall have the opportunity to review and comment on such documents prior to any such mailing or delivering), contains or will contain at the date of such mailing or delivery or the date of the CBT shareholder vote, any untrue statement of a material fact, or omits or will omit at the date of such mailing or delivery or the date of the CBT shareholder vote to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

   Each Shareholder, severally and not jointly, represents and warrants to CBT as of November 30, 1998 as follows:

   3.1 Authority. This Agreement and each agreement attached as an exhibit hereto (collectively, the "Related Agreements") to which such Shareholder is a party have been duly and validly executed and delivered by, or on behalf of, Shareholder and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

   3.2 Conflicts. Neither the execution and delivery of each of this Agreement and the Related Agreements to which such Shareholder is a party nor the performance by Shareholder of his, her or its respective obligations hereunder or thereunder, violate, conflict with, or constitute a default under any agreement or commitment to which Shareholder is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to Shareholder that would preclude Shareholder from entering into this Agreement or the Related Agreements to which such Shareholder is a party or consummating the transactions contemplated hereby or thereby.

   3.3 Consents. No consent, waiver, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or any third party is required to be made or obtained by Shareholder in connection with the execution and delivery by Shareholder of each of this Agreement and the Related Agreements to which such Shareholder is a party or the performance by Shareholder of his, her or its obligations hereunder or thereunder or the consummation by Shareholder of the transactions contemplated herein or therein.

   3.4 Title. Shareholder has the sole right to transfer the KnowledgeWell Shares registered in his, her or its name to CBT. Upon delivery of KnowledgeWell Certificates representing such KnowledgeWell Shares to CBT, together with a duly executed transfer instrument, CBT will receive good title to such KnowledgeWell Shares, free and clear of all Liens.

   3.5 Taxes. Shareholder has had an opportunity to review with his, her or its respective tax advisors the tax consequences to Shareholder of the Share Exchange and the transactions contemplated by this Agreement. Shareholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations by CBT, KnowledgeWell or any of their respective agents. Shareholder understands that he, she or it (and not CBT or KnowledgeWell) shall be responsible for his, her or its own tax liability that may arise as a result of the Share Exchange or any other transactions contemplated by this Agreement or the Related Agreements.

   3.6 Sufficient Assets. Shareholder will have sufficient assets, after sale of the KnowledgeWell Shares owned by Shareholder as contemplated hereby, to satisfy all of Shareholder's obligations to his, her or its creditors, as the same become due and payable.

   3.7 Release of Liabilities. Shareholder has procured the release of KnowledgeWell and the Subsidiary unconditionally from all liability whatsoever (actual or contingent) to the Shareholder and/or to third parties in respect of the liabilities and obligations of Shareholder, including, without prejudice to the generality of the foregoing, all guarantees given by KnowledgeWell and/or the Subsidiary to the bankers of the Shareholder.

   3.8 Investment Experience. Shareholder has substantial experience in evaluating and investing in private placement transactions so that Shareholder is capable of evaluating the merits and risks of receiving CBT's securities in the Share Exchange. Shareholder, by reason of his, her or its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by CBT or any affiliate of CBT, directly or indirectly, has the capacity to protect its own interests in connection with the Share Exchange.

   3.9 Investment. Shareholder is acquiring CBT's shares for investment for Shareholders' own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Shareholder understands that the CBT shares to be received in the Share Exchange have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Shareholder's representations as expressed herein. If Shareholder is not an individual, Shareholder has not been formed for the specific purpose of acquiring CBT's shares in the Share Exchange.

   3.10 Rule 144. Shareholder acknowledges that the CBT shares to be received are characterized as "Restricted Securities" and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including (except as limited by Rule 144(k)), among other things, the existence of a public market for the shares, the availability of certain current public information about CBT, the resale occurring at least one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

   3.11 Nature of Solicitation; Access to Data. Shareholder has had the opportunity to ask questions of and receive answers from CBT or a person acting on its behalf concerning the terms and conditions of this transaction as well as to obtain any information requested by Shareholder. Shareholder has asked such questions and received such answers as were necessary to enable him or it to make an informed decision as to whether to participate in the Share Exchange. Shareholders' decision to so participate is based in part on the answers to such questions as Shareholder and its representatives have raised concerning the transaction and on his or its own evaluation of the risks and merits of CBT's business activities. Shareholder confirms that at no time was Shareholder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising in connection and concurrently with such communicated offer.

   3.12 Accredited Shareholder. Shareholder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D, promulgated by the United States Securities and Exchange Commission under the Securities Act.

   3.13 Shelf Registration Statement Information. The information supplied by Shareholder for inclusion in the registration statement contemplated by the Rights Declaration does not contain, and will not contain at the effective date of such registration statement, any untrue statement of a material fact or omit, and will not omit at the effective date of such registration statement, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

   3.14 Representations Complete. None of the statements furnished by Shareholder in or in connection with documents mailed or delivered to the shareholders of CBT in connection with soliciting their approval of this Agreement, contains or will contain at the Closing Date, the date of such mailing or delivery or the date of the CBT vote, any untrue statement of a material fact, or omits or will omit at the Closing Date, the date of such mailing or delivery or the date of the CBT vote to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CBT

   CBT represents and warrants to each Shareholder as of November 30, 1998 as follows:

   4.1 Organization, Standing and Power. CBT is a corporation duly organized, validly existing and in good standing under the laws of Ireland. CBT has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of CBT or the ability of CBT to consummate the transactions contemplated hereby.

   4.2 Authority. CBT has all requisite corporate power and authority to enter into this Agreement and the Related Agreements to which CBT is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to which CBT is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CBT and no further action is required on the part of CBT to authorize the Share Exchange, this Agreement, the Related Agreements to which CBT is a party and the transactions contemplated hereby or thereby, except for approval by the shareholders of CBT and as expressly set forth elsewhere herein. This Agreement and each Related Agreement to which CBT is a party has been duly executed and delivered by CBT and, assuming due authorization, execution and delivery by other parties hereto, constitute the valid and binding obligations of CBT, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

   4.3 No Conflict. The execution and delivery of this Agreement and the Related Agreements to which CBT is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Memorandum and the Articles of Association of CBT or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CBT or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of CBT to consummate the transactions contemplated hereby and thereby.

   4.4 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to CBT in connection with the execution and delivery of this Agreement and the Related Agreements to which CBT is a party by CBT or the consummation by CBT of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of CBT to consummate the transactions contemplated hereby and thereby.

   4.5 Capital Structure.

   (a) The authorized share capital of CBT is IR(Pounds)11,250,000 divided into 120,000,000 Ordinary Shares, par value IR(Pounds)9.375 pence per share, of which 44,355,890 shares were issued and outstanding as of October 31, 1998. No shares of preferred stock are issued or outstanding. All such shares of CBT have been duly authorized and validly issued, and all such issued and outstanding shares are fully paid and nonassessable. An aggregate of 4,049,007 Ordinary Shares are subject to outstanding, unexercised options issued to employees, directors and consultants pursuant to CBT employee benefit plans, and 3,640,537 shares remain available for future grant. There are no other options, warrants, calls, rights, commitments or agreements of any character to which CBT is a party or by which it is bound obligating CBT to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of CBT or obligating CBT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

   (b) The CBT Ordinary Shares to be issued pursuant to the Share Exchange will be, at the Share Exchange, duly authorized, validly issued, fully paid, not subject to any call, preemptive or similar rights and nonassessable. Upon issuance of the Ordinary Shares issued pursuant to Article I, the right, title and interest to such Ordinary Shares will be transferred to the Shareholders, free and clear of all liens, charges, encumbrances, security interests and claims.

   (c) CBT meets all requirements for the qualification of the inclusion and quotation of ADSs on the Nasdaq National Market System ("NMS"). ADSs to be issued pursuant to the Share Exchange or in connection with the resale of Ordinary Shares issued in the Share Exchange, as the case may be, will be included and quoted in the NMS.

   4.6 SEC Documents; CBT Financial Statements. CBT has made available to each Shareholder true and complete copies of CBT's annual report on Form 10-K for the fiscal year ended December 31, 1997 and quarterly reports on Form 10-Q for each of the three fiscal quarters in the period ended September 30, 1998, which CBT filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC") and of its registration statement on Form S-4 (Registration Statement No. 333-51159), which CBT filed under the Securities Act with the SEC (collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of CBT, including the notes thereto, included in the SEC Documents (the "CBT Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied and fairly present in all material respects the consolidated financial position of CBT at the dates thereof and of its operations and cash flows for the periods then ended. Except as set forth in
Schedule 4.6, since September 30, 1998, there have not been any changes in the assets, liabilities, financial condition, business or operations of CBT from that reflected in the SEC Documents except changes which have not been, either individually or in the aggregate, materially adverse to CBT. Except as set forth in Schedule 4.6, since September 30, 1998, there has not been, occurred or arisen any event or condition which has had a material adverse effect on the business, assets (including intangible assets), financial conditions or results of operations of CBT and subsidiaries, taken as a whole. Since September 30, 1998, CBT has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations of the SEC (collectively, "Securities Laws"), each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of all Securities Laws, except for such failures to file or to comply with Securities Laws as are not, individually or in the aggregate, materially adverse to CBT and its subsidiaries, taken as a whole. None of the statements made by CBT in or in connection with documents mailed or delivered to the shareholders of CBT in connection with soliciting their approval of this Agreement contains or will contain at the Closing Date or the date of the CBT shareholder vote, any untrue statement of a material fact, or omits or will omit at the Closing Date or the date of the CBT shareholder vote to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

   4.7 Broker's and Finder's Fees. Except for Lehman Brothers Inc., no broker, finder or investment banker is entitled to any brokers', finders' or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CBT.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE CLOSING DATE

   5.1 Conduct of Business of KnowledgeWell. During the period from November 30, 1998 and continuing until the earlier of (i) the termination of this Agreement and (ii) the Closing Date, the Shareholders, as shareholders, and Martin Scully, as a director, shall procure that KnowledgeWell shall (except to the extent that CBT shall otherwise consent in writing) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and Taxes when due, pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing business at the Closing Date. KnowledgeWell shall promptly notify CBT of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving KnowledgeWell or its business. Such representatives and advisors as CBT requests may be designated to work with KnowledgeWell with regard to the management and operations of KnowledgeWell. Subject to such representatives and advisors being reasonably available, KnowledgeWell will consult with such representatives and advisors with respect to any action that may materially affect the business of KnowledgeWell. KnowledgeWell will furnish to such representatives and advisors such information as they may reasonably request for this purpose. Except as expressly contemplated by this Agreement or disclosed in Schedule 5.1, the Shareholders, as shareholders, and Mr. Scully, as a director, shall procure that KnowledgeWell shall not (and KW Group shall cause the Subsidiary to not), without the prior written consent of CBT (which consent shall not be unreasonably withheld):

     (a) Enter into any commitment or transaction not in the ordinary course of business.

     (b) Transfer to any person or entity any rights to KnowledgeWell Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);

     (c) Enter into or amend any material agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of KnowledgeWell;

     (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the KnowledgeWell Disclosure Letter;

     (e) Commence any litigation;

     (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of share capital of KnowledgeWell, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its share capital (or options, warrants or other rights exercisable therefor);

     (g) Except for the issuance of shares upon exercise or conversion of presently outstanding KnowledgeWell Options or KW Preferred, create, issue, grant, deliver or sell or authorize or propose the creation, issuance, grant, delivery or sale of, or purchase or propose the purchase of, any of its share capital or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

     (h) Cause or permit any amendments to its Memorandum or Articles of Association or Bylaws (as the case may be) or pass any resolution by its members;

     (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets;

     (j) Sell, lease, license or otherwise dispose of any of its properties or assets, other than in the ordinary course of business;

     (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of KnowledgeWell or guarantee any debt securities of others, or create, extend, grant or issue any loan, mortgage, charge, debenture, guarantee, warranty or other form of security or agree to do so;

     (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee, except payments made pursuant to standard written agreements outstanding on November 30, 1998;

     (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

     (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (o) Pay, discharge or satisfy, in an amount in excess of US$10,000 (in any one case) or US$50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the KnowledgeWell Financial Statements (or the notes thereto) or liabilities, claims or obligations arising in the ordinary course of business after October 31, 1998 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

     (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (q) Incur any capital commitment in excess of US$25,000, or acquire any assets on lease, purchase, credit sale or deferred terms;

     (r) Co-opt any person to its board of directors;

     (s) Enter into any strategic alliance, development or joint marketing agreement except in the ordinary course of business; or

     (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (s) above, or any other action that would prevent KnowledgeWell from performing or cause KnowledgeWell not to perform its covenants hereunder.

   5.2 No Solicitation. Until the earlier of (i) the Closing Date and (ii) the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, KnowledgeWell will not (nor will KnowledgeWell permit any of KnowledgeWell's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than CBT and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of KnowledgeWell or any of its subsidiaries (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets, (b) provide information with respect to it or any of its subsidiaries to any person, other than CBT, relating to the possible acquisition of KnowledgeWell (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets, (c) enter into an agreement with any person, other than CBT, providing for the acquisition of KnowledgeWell (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its share capital or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of KnowledgeWell or any of its subsidiaries (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets by any person, other than by CBT. In addition to the foregoing, if KnowledgeWell receives prior to the Closing Date or the termination of this Agreement any offer or proposal relating to any of the above, KnowledgeWell shall promptly notify CBT thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as CBT may reasonably request.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

   6.1 Proxy Statement; Shareholder Meetings. As promptly as practicable after the execution of this Agreement, CBT shall prepare, and KnowledgeWell shall assist in preparing, a Proxy Statement (the "Proxy Statement") relating to the solicitation of the approval of the shareholders of CBT of this Agreement. CBT shall file with the SEC the Proxy Statement as soon as is reasonably practicable following preparation thereof. KnowledgeWell shall provide to CBT and its counsel for inclusion in the Proxy Statement, in form and substance reasonably satisfactory to CBT and its counsel, such information concerning KnowledgeWell, its operations, capitalization, technology, share ownership and other material as CBT or its counsel may reasonably request. Each of CBT and KnowledgeWell shall use its reasonable efforts to respond to any comments of the SEC, to have the Proxy Statement approved by the SEC as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to CBT's shareholders at the earliest practicable time. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, CBT or KnowledgeWell, as the case may be, shall promptly inform the other company of such occurrence and cooperate in filing with the SEC or its staff.

   6.2 Access to Information. Subject to any applicable contractual confidentiality obligations (which each party shall use its reasonable best efforts to cause to be waived) each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, including without limitation all information required by CBT's accountants to perform an audit in accordance with United States Generally Accepted Accounting Principles ("GAAP") of the financial statements of KnowledgeWell for the year ended October 31, 1997. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Share Exchange.

   6.3 Expenses. Whether or not the Share Exchange is consummated, all fees and expenses incurred in connection with the Share Exchange including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (i) by CBT and the Independent Committee of the Board of Directors of CBT shall be the obligation of CBT and (ii) by KnowledgeWell and the Shareholders shall be the joint and several obligation of the Shareholders, provided that if the necessary approvals under Section 60 of the Ireland Companies Act 1963 have been obtained, such Third Party Expenses shall be the obligation of Knowledge Well.

   6.4 Public Disclosure. Upon execution and delivery of this Agreement by the parties hereto, CBT and KnowledgeWell shall release a jointly prepared announcement describing the Share Exchange.

   6.5 Consents. KnowledgeWell shall use its reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Share Exchange (all of such consents, waivers and approvals are set forth in KnowledgeWell Disclosure Letter) so as to preserve all rights of, and benefits to KnowledgeWell thereunder.

   6.6 FIRPTA Compliance. On the Closing Date, KnowledgeWell shall deliver to CBT a properly executed statement in a form reasonably acceptable to CBT for purposes of satisfying CBT's obligations under Treasury Regulation Section 1.1445-2(c)(3).

   6.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that CBT shall not be required to agree to any divestiture by CBT or KnowledgeWell or any of CBT's subsidiaries or affiliates of share capital or of any business, assets or property of CBT or its subsidiaries or affiliates or KnowledgeWell or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and share capital.

   6.8 Notification of Certain Matters. The Shareholders shall give prompt notice to CBT, and CBT shall give prompt notice to the Shareholders, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Shareholder and CBT, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date except as contemplated by this Agreement (including KnowledgeWell Disclosure Letter) and (ii) any failure of the Shareholders, KnowledgeWell or CBT, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

   6.9 Affiliate Agreements.

   (a) Prior to the Exchange Date, each Shareholder shall cause to be delivered to CBT a certificate of an officer of KnowledgeWell on behalf of KnowledgeWell identifying all persons who are "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of KnowledgeWell (collectively, the "KnowledgeWell Affiliates").

   (b) Prior to the Exchange Date, KnowledgeWell shall cause each KnowledgeWell Affiliate to execute and deliver a written agreement in the form attached as Exhibit C (the "Affiliate Agreement"), that he will not sell, offer to sell, or otherwise dispose of any of the Ordinary Shares or ADSs, as the case may be, issued to him pursuant to the Share Exchange, except in compliance with Rule 145 or another exemption for the registration requirements of the Securities Act. CBT shall be entitled to place appropriate legends on the certificates evidencing any Ordinary Shares or ADSs, as the case may be, or other CBT securities to be received by KnowledgeWell Affiliates, and to issue appropriate stop transfer instructions to the transfer agent for CBT Ordinary Shares and, if applicable, the Depositary consistent with the terms of such Affiliate Agreement.

   6.10 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   6.11 NMS Listing. CBT shall authorize for listing on the NMS the ADRs with respect to the securities issued in connection with the Share Exchange, upon official notice of issuance.

   6.12 Form S-8. CBT shall file a registration statement on Form S-8 for the CBT Ordinary Shares issuable with respect to assumed KnowledgeWell Options no later than fifteen business days after the Closing Date.

   6.13 Repurchase of "C" Ordinary Shares. William G. McCabe hereby covenants and agrees that on or prior to the Closing Date he will acquire all of the "C" Ordinary Shares of IR25p each in the capital of KW Limited in issue from the holder thereof. Mr. McCabe hereby further covenants and agrees that following such acquisition, and in any event not later than the Closing Date, he will exercise the options held by him pursuant to the Option Agreements dated August 31, 1998 in respect of shares in each of KW Limited and KW Group and that in the event of his failing to exercise such options as aforesaid, such options shall forthwith lapse and shall be of no further force and effect. Any shares issued to Mr. McCabe pursuant to the exercise of the foregoing options shall be deemed to be "KnowledgeWell Shares" for purposes of this Agreement.

   6.14 Tax-Free Reorganization. The parties hereto shall not take any action either prior to or after the Closing that could reasonably be expected to cause the Share Exchange to fail to qualify as a "reorganization" under Section 368(a) of the Code.

   6.15 Resale Registration Statement. CBT shall file, within thirty (30) days following the Closing Date, a registration statement on Form S-3 with the SEC covering the resale of the Ordinary Shares and the ADSs representing such Ordinary Shares received by the Shareholders hereunder. CBT shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as reasonably practicable. Any such registration shall be subject to the terms and conditions set forth in the Rights Declaration. CBT covenants that with respect to information contained in the registration statement and supplied by CBT in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Shareholder covenants that with respect to information contained in the registration statement and supplied in writing by such Shareholder in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   6.16 Restricted ADR Facility. CBT shall use its reasonable best efforts to arrange a Restricted ADR Facility at the Bank of New York with respect to the Ordinary Shares to be issued to the Shareholders hereunder, such that at the Closing the Shareholders will receive Restricted ADSs (each representing one restricted Ordinary Share) in lieu of restricted Ordinary Shares.

                                  ARTICLE VII

                        CONDITIONS TO THE SHARE EXCHANGE

   7.1 Conditions to Obligations of Each Party to Effect the Share
Exchange. The respective obligations of each party to this Agreement to effect the Share Exchange shall be subject to the satisfaction at or prior to the Closing of the following conditions:

   (a) Shareholder Approval. The Share Purchase Agreement, the Share Exchange and the issuance of CBT Ordinary Shares (or ADSs representing such Ordinary Shares) pursuant to the Share Exchange shall have been approved by the shareholders of CBT (who are not also Shareholders) by the requisite vote under applicable law and CBT's Articles of Association.

   (b) No Injunctions or Restraints; Illegality; HSR Act. (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Share Exchange shall be in effect; (ii) all waiting periods under the HSR Act shall have expired or terminated early; and (iii) either (A) the Irish Minister for Enterprise and Employment (the "Minister") shall have informed CBT in writing that he has decided not to make an order under Section 9 of the Mergers, Take-Overs and Monopolies (Control) Act, 1978, as amended (the "Mergers Act"), in relation to the sale and purchase of the Knowledge Well Shares hereunder, (B) the Minister shall have made a conditional order in relation to such sale and purchase on terms acceptable to CBT and the Shareholders, (C) the relevant period under
Section 6 of the Mergers Act shall have expired without the Minister having so informed CBT or having made any order, or (D) the Minister shall have confirmed that the Mergers Act does not apply.

   7.2 Additional Conditions to Obligations of Shareholders. The obligations of Shareholders to consummate the Share Exchange and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders:

   (a) Representations and Warranties. The representations and warranties of CBT contained in this Agreement shall have been true and correct in all material respects as of November 30, 1998. In addition, the representations and warranties of CBT contained in Section 4.5(a) of this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Shareholders shall have received a certificate to such effect signed by a vice president of CBT.

   (b) Agreements and Covenants. CBT shall have performed or complied (which performance or compliance shall be subject to CBT's ability to cure as provided in Section 9.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Shareholders shall have received a certificate to such effect signed by a vice president of CBT.

   (c) Nasdaq Listing. The CBT ADSs issuable to the Shareholders pursuant to this Agreement or upon resale of Ordinary Shares issuable to the Shareholders shall have been authorized for listing on the NMS upon official notice of issuance.

   (d) Restricted ADR Facility. The Restricted ADR Facility shall have been arranged such that the Shareholders are able to receive Restricted ADRs in lieu of restricted Ordinary Shares.

   7.3 Additional Conditions to the Obligations of CBT. The obligations of CBT to consummate the Share Exchange and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by CBT:

   (a) Representations and Warranties. The representations and warranties of the Shareholders contained in this Agreement shall have been true and correct in all material respects as of November 30, 1998. In addition, the representations and warranties of the Shareholders contained in Sections 2.2 and 3.4 of this Agreement shall be true and correct in all material respects on and as of the Closing Date. CBT shall have received a certificate with respect to the foregoing signed by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders.

   (b) Agreements and Covenants. KnowledgeWell and the Shareholders shall have performed or complied (which performance or compliance shall be subject to KnowledgeWell's or the Shareholders' ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them, as the case may be, on or prior to the Closing Date, and CBT shall have received a certificate to such effect signed by the Chief Executive Officer of KnowledgeWell (to the extent applicable to KnowledgeWell) and by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders (to the extent applicable to the Shareholders).

   (c) Legal Opinion. CBT shall have received a legal opinion on Irish law matters from Mason, Hayes & Curran, Irish legal counsel to KnowledgeWell, in form and substance reasonably satisfactory to CBT.

   (d) Affiliate Agreements. Each of the KnowledgeWell Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

   (e) Employment and Noncompetition Agreements. Each of William G. McCabe, Gregory M. Priest, Jeffrey Newton, William Beamish, William Lewis and John M. Grillos shall have executed and delivered to CBT an Employment and Noncompetition Agreement in form and substance reasonably satisfactory to CBT and consistent with all applicable laws, and all such Employment and Noncompetition Agreements shall be in full force and effect.

   (f) Audited Financial Statements. If requested by CBT, CBT's independent accountants shall have completed an audit of the financial statements of KnowledgeWell. Such audited financial statements shall have been prepared in accordance with GAAP and shall confirm that the KnowledgeWell Financial Statements present fairly, in all material respects, the financial position of KnowledgeWell as of the dates and during the periods indicated therein. Such audited financial statements shall, in the view of CBT's independent accountants, satisfy the requirements of Regulation S-X and shall be sufficient for the requirements of the SEC with respect to CBT's reporting obligations under the U.S. federal securities laws.

   (g) Preference Shares; "C" Ordinary Shares. Immediately prior to the Closing, each Shareholder shall have voluntarily converted all of his, her or its shares of KW Preferred into Ordinary Shares of US$0.01 each of KW Group on a one-for-one basis, no KW Preferred shall be in issue or outstanding, and no "C" Ordinary Shares of KW Limited shall be in issue or outstanding. Any Ordinary Shares issued pursuant to the conversion of the KW Preferred shall be deemed to be "KnowledgeWell Shares" for purposes of this Agreement.

   (h) William G. McCabe, Gregory M. Priest, Peregrine Company Managers Limited, William Beamish, John Grillos and Patricia Grillos, ITech Partners L.P., Finite Properties Limited and Molyneux Secretarial Services Limited shall have executed a Lock-Up Agreement in the form attached hereto as Exhibit D.

   7.4 No Additional Conditions. Except for the conditions set forth in Sections 7.1, 7.2 and 7.3 of this Agreement, no other statement, term or provision of this Agreement shall constitute a condition to the obligations of the parties to consummate the Share Exchange.

                                  ARTICLE VIII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY

   8.1 Survival of Representations, Warranties and Covenants. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement and all covenants to be performed prior to the Closing Date shall not in any respect be extinguished or affected by the Closing shall survive the Share Exchange for a period ending at 5:00 p.m., California time, on the date two (2) years from the Closing Date, provided that representations and warranties related to Tax shall survive the Share Exchange for a period ending at 5:00 p.m., California time, on the date six (6) years from the Closing Date.

   8.2 Agreement to Indemnify.

   (a) Each Shareholder agrees, jointly and severally, to indemnify and hold CBT and its affiliates, officers, directors, employees and shareholders (collectively, the "CBT Indemnitees") harmless against any losses, claims, damages, costs, expenses or other liabilities (including reasonable attorneys' fees and expenses) (collectively, "Damages") resulting from (i) any breach of or inaccuracy in any representations and warranties of the Shareholders set forth in Article II of this Agreement or in any certificate delivered by the Shareholders or KnowledgeWell pursuant to this Agreement, or (ii) any breach or default by KnowledgeWell or the Shareholders of any covenant, obligation or other agreement of KnowledgeWell or the Shareholders set forth in this Agreement (each, a "CBT Indemnifiable Claim," which term shall include a claim made pursuant to the following sentence). In addition, each Shareholder agrees, severally and not jointly, to indemnify and hold the CBT Indemnitees harmless against any Damages resulting from any breach of or inaccuracy in any representations and warranties of such Shareholder set forth in Article III of this Agreement.

   (b) Subject to Section 8.4, the liability of the Shareholders under this indemnity (other than in respect of Damages resulting from any breach of or inaccuracy in any representations or warranties of the Shareholders relating to
Tax) shall expire at 5:00 p.m., California time, on the second anniversary of the Closing Date (the "Two-Year Indemnity Termination Date"), and the liability of the Shareholders under this indemnity in respect of Damages resulting from any breach of or inaccuracy in any representations or warranties of the Shareholders relating to Tax shall expire at 5:00 p.m., California time, on the sixth anniversary of the Closing Date (the "Six-Year Indemnity Termination Date" and, collectively with the Two-Year Indemnity Termination Date, the "Indemnity Termination Dates").

   8.3 Escrow Arrangements; Limits of Liability.

   (a) In no event shall (i) any Shareholder be liable to CBT, any other CBT Indemnitees or anyone claiming through either of them under this Article VIII or any other theory of liability for Damages or other amounts in connection with the transactions contemplated by this Agreement or any of the Related Agreements in excess of the lesser of (A) such Shareholder's pro rata share (assuming exercise of all of such Shareholder's Knowledge Well Options assumed by CBT regardless of whether such options are vested or unvested) of the

Acquisition Price and (B) such Shareholder's pro rata share (assuming exercise of all of such Shareholder's Knowledge Well Options assumed by CBT regardless of whether such options are vested or unvested) of the aggregate amount of such Damages or other amounts or (ii) any CBT Indemnitee be reimbursed for any Damages under this Article VIII or any other theory of liability in connection with the transactions contemplated by this Agreement or any of the Related Agreements until the aggregate of all Damages exceeds US$500,000 (after which the all Damages, including such US$500,000, shall become payable in accordance with the provisions of this Article VIII). As partial security for the obligations of each Shareholder pursuant to this Article VIII, the Escrow Amount shall be deposited with an escrow agent and shall be controlled pursuant to the terms of the escrow agreement (the "Escrow Agreement") in substantially the form attached hereto as Exhibit E.

   (b) For purposes of determining the amount of any Damages incurred by the CBT Indemnitees, the amount of any Damages shall be reduced to the extent of
(i) any net tax benefit actually realized by the CBT Indemnitees arising from the incurrence or payment by the CBT Indemnitees of the indemnifiable loss to which such Damages relate and after giving full effect to the actual tax effect of receipt of the indemnification payments to the CBT Indemnitees, if any, and
(ii) any amounts previously received by the CBT Indemnitees pursuant to this
Article VIII for losses resulting from the same facts or events.

   (c) Nothing in this Agreement shall in any way diminish any obligation on the part of CBT under applicable law to attempt to mitigate its loss. If the amount of any Damages, at any time subsequent to the making of a payment hereunder in respect thereof, is reduced (i) by recovery, settlement or otherwise under or pursuant to any insurance coverage or (ii) pursuant to any claim, recovery, settlement or otherwise against or with any person or entity that is not an affiliate of a CBT Indemnitee, the amount of such reduction, in each case less any costs or expenses of recovery (including attorney's fees and expenses), will be repaid by the CBT Indemnitees to (A) the Escrow Agent to be controlled pursuant to the terms of the Escrow Agreement if such repayment is made prior to the Two-Year Indemnity Termination Date or (B) the Shareholders if such repayment is made after the Two-Year Indemnity Termination Date.

   (d) CBT confirms to the Shareholders that, as of November 30, 1998, it had not formulated nor is it in the process of formulating any claim under this Agreement. The information supplied by Knowledge Well or its professional advisers to the Shareholders or their agents, representatives or advisors in connection with the representations and warranties and indemnities in this Agreement and the contents of the Knowledge Well Disclosure Letter or otherwise in relation to the business or affairs of Knowledge Well shall not be deemed a representation, warranty or guarantee of its accuracy by Knowledge Well to the Shareholders, and the Shareholders hereby irrevocably waive any claim against Knowledge Well (and its employees and agents) which any of them might otherwise have in respect of it.

   8.4 Survival of Indemnity; Indemnification Procedures; Time Limits.

   (a) The indemnification obligations of each Shareholder pursuant to Section
8.2 for amounts up to the Escrow Amount shall apply only to those claims for indemnification as to which CBT has given written notice thereof pursuant to the terms of the Escrow Agreement on or prior to the relevant Indemnity Termination Date; provided that the foregoing shall not limit the liability of such Shareholder for Damages incurred by CBT Indemnitees after the relevant Indemnity Termination Date that result from a CBT Indemnifiable Claim if CBT Indemnitees have given written notice of such CBT Indemnifiable Claim prior to the relevant Indemnity Termination Date. CBT and each Shareholder agree that the indemnification procedures set forth in the Escrow Agreement shall apply to all claims for Damages up to the Escrow Amount resulting from a CBT Indemnifiable Claim. Notwithstanding the foregoing, any claim for Damages in respect of any breach of or inaccuracy in any representation or warranties of the Shareholders relating to Tax made after the Two-Year Indemnity Termination Date shall be administered in accordance with paragraph (c) of this Section 8.4 regardless of whether the amount is less than or exceeds the Escrow Amount.

   (b) The indemnification obligations of each Shareholder pursuant to Section
8.2 for amounts in excess of the Escrow Amount shall apply only to those claims for indemnification as to which CBT has given written notice thereof pursuant to the terms of paragraph (c) of this Section 8.4 on or prior to the relevant Indemnity Termination Date; provided that the foregoing shall not limit the liability of such Shareholder for Damages incurred by CBT Indemnitees after the relevant Indemnity Termination Date that result from a CBT Indemnifiable Claim if CBT Indemnitees have given written notice of such CBT Indemnifiable Claim prior to the relevant Indemnity Termination Date. CBT and each Shareholder agree that the indemnification procedures set forth in paragraph (c) of this Section 8.4 shall apply to all claims for Damages in excess of the Escrow Amount resulting from a CBT Indemnifiable Claim.

   (c) If any CBT Indemnitee shall incur Damages that exceed the Escrow Amount, there shall be delivered to each Shareholder a certificate signed in good faith on behalf of CBT by an officer of CBT or by a member of the Special Committee (an "Officer's Certificate") stating that a CBT Indemnitee has paid, properly accrued, or reasonably anticipates that it will have to pay or accrue Damages in an amount specified in such Officer's Certificate, with the basis for such claim set forth in reasonable detail. Each Officer's Certificate shall be delivered to each Shareholder in the manner specified in Section 10.1 hereof. In the event CBT becomes aware of a third-party claim which CBT believes may result in a demand which exceeds the Escrow Amount, CBT shall, as soon as reasonably practicable, notify each Shareholder of such claim, and each Shareholder shall be entitled, at their individual expense, to participate in any defense of such claim. Delay in providing such notice shall not eliminate such claim except to the extent that the Shareholders are prejudiced thereby. CBT shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of a given Shareholder, no settlement of any such claim with third-party claimants shall be determinative of the validity and quantum of any claim against such Shareholder. In the event that a given Shareholder has consented to any such settlement, such Shareholder shall have no power or authority to object to the amount of any claim by CBT against such Shareholder with respect to such settlement.

   8.5 Representative; Power of Attorney.

   (a) Each Shareholder hereby appoints Gethin Taylor of Peregrine Company Managers Limited as agent and attorney-in-fact (the "Representative") for such Shareholder to give and receive notices and communications, to authorize delivery to CBT of ADSs or Ordinary Shares, as the case may be, from the Escrow Amount in satisfaction of claims by CBT, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, such claims, to perform such other obligations and make such other decisions as are set forth in the Escrow Agreement, and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to CBT; provided that the Representative may not be removed unless holders of a two-thirds interest of the Escrow Amount agree to such removal and to the identity of the substituted agent. The Representative may resign upon not less than thirty (30) days prior written notice to CBT and to all holders of an interest in the Escrow Amount. Any vacancy in the position of the Representative may be filled by approval of the holders of a majority in interest of the Escrow Amount. No bond shall be required of the Representative, and the Representative shall not receive compensation for his or her services. Notices or communications to or from the Representative shall constitute notice to or from each of the Shareholders.

   (b) The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and without recklessness. The Shareholders shall severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without recklessness or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

   (c) A decision, act, consent or instruction of the Representative shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and CBT may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each Shareholder. The Escrow Agent and CBT are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

   9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Share Exchange abandoned at any time prior to the Closing
Date:

     (a) by mutual consent of the Shareholders or their attorneys and CBT;

     (b) by CBT or by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, if: (i) the Closing Date has not occurred by June 30, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in the United States or a court in Ireland in effect preventing consummation of the Share Exchange; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity that would make consummation of the Share Exchange illegal;

     (c) by CBT if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange, by any Governmental Entity, which would: (i) prohibit CBT's or KnowledgeWell's ownership or operation of any material portion of the business of KnowledgeWell or (ii) compel CBT or KnowledgeWell to dispose of or hold separate, as a result of the Share Exchange, any material portion of the business or assets of KnowledgeWell or CBT;

     (d) by CBT if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of KnowledgeWell or any Shareholder and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by KnowledgeWell or such Shareholder within thirty (30) days through the exercise of its reasonable best efforts, then for so long as KnowledgeWell or such Shareholder continues to exercise such reasonable best efforts CBT may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

     (e) by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, if KnowledgeWell and the Shareholders are not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of CBT and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by CBT within thirty (30) days through the exercise of its reasonable best efforts, then for so long as CBT continues to exercise such reasonable best efforts Messrs. McCabe and/or Priest, as the representatives on behalf of the Shareholders, may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

   Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Independent Committee of the Board of Directors of CBT on behalf of CBT or by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, as the case may be.

   9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of CBT, KnowledgeWell or the Shareholders, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections 6.3 and
Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

   9.3 Amendment. Except as is otherwise required by applicable law after the shareholders of CBT approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

   9.4 Extension; Waiver. At any time prior to the Closing Date, CBT, on the one hand, and KnowledgeWell and William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of CBT by a member of the Independent Committee of the Board of Directors, on behalf of KnowledgeWell by an officer or director of KW Limited or KW Group, and on behalf of the Shareholders by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders.

                                   ARTICLE X

                               GENERAL PROVISIONS

   10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a) if to CBT, to:

     CBT Group PLC
     Belfield Office Park, Clonskeagh
     Dublin 4
     Ireland
     Attention: Jack Hayes / Company Secretary
     Telephone No.: 011-353-1-283-0077
     Facsimile No.: 011-353-1-208-1296

     with a copy to:

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, California 94304
     Attention: Steven V. Bernard
     Telephone No.: (650) 493-9300
     Facsimile No.: (650) 493-6811

   (b) if to KnowledgeWell, to:

     KnowledgeWell, Inc.
     1701 Directors Blvd., Suite 920
     Austin, Texas 78735
     Attention: Chief Executive Officer
     Telephone No.: (512) 462-9223
     Facsimile No.: (512) 373-7557

   (c) if to the Representative:

     Peregrine Corporate Services Limited
     Burleigh Manor
     Peel Road
     Douglas Isle of Man
     Attention: Gethin Taylor
     Telephone No.: (441-624) 626-586
     Facsimile No.: (441-624) 673-827

   (d) if to a Shareholder, at such Shareholder's address as is specified on Exhibit A to this Agreement.

   10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the actual knowledge of such party, or of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and after performing or causing to be performed a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   10.4 Entire Agreement; Successors; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Notwithstanding the foregoing, this Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the Shareholders.

   10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding any provision of this Agreement to the contrary, the parties expressly agree that reasonable attorney's fees may be recoverable in connection with any action to enforce contractual rights under Section 6.15 of this Agreement.

   10.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto hereby consents to the jurisdiction and venue of any state or U.S. federal court in California with respect to matters arising out of or related to this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

   10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   10.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   10.10 Share Legends. All certificates representing any of the CBT Ordinary Shares or ADRs to be issued pursuant to this Agreement shall have endorsed thereon a restrictive legend substantially as follows:

     (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     (b) Any legend required to be placed thereon by applicable blue sky laws of any state or under the laws of Ireland.

   10.11 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  (Remainder of page intentionally left blank)

   IN WITNESS WHEREOF, CBT, KW Limited, KW Group, the Representative (as to matters set forth in Section 8.5 only), the Shareholders, the Escrow Agent and Martin Scully (as to matters set forth in Section 5.1 only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

CBT GROUP PLC                             KNOWLEDGE WELL LIMITED


  /s/ Jack Hayes                             /s/ Martin Scully
By __________________________________     By __________________________________
 Name:Jack Hayes                            Name:Martin Scully
 Title:Director                             Title:Director

KNOWLEDGE WELL GROUP LIMITED              ESCROW AGENT


  /s/ Martin Scully                          /s/ Carol Andreacchi
By __________________________________     By __________________________________
 Name:Martin Scully                         Name:Carol Andreacchi
 Title:Director                             Title:Trust Officer

SHAREHOLDER                               REPRESENTATIVE


  /s/ Martin Scully                          /s/ Gethin Taylor
By __________________________________     By __________________________________
 Name:Martin Scully                         Name:Gethin Taylor
 Title:

MARTIN SCULLY

/s/ Martin Scully
_____________________________________
Martin Scully

                         ***SHARE PURCHASE AGREEMENT***

           EXHIBIT A TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                              LIST OF SHAREHOLDERS

                          Knowledge Well Group Limited

  Ronald Conway and Gayle Conway (as trustees of the Conway Family Trust)

  Peregrine Company Managers Limited

  John Grillos and Patricia Grillos

  Card Clear Plc (Directors Pension Scheme)

  Itech Partners L.P.

  John Todd

  The Monument Trust Company Limited (as trustee of the Venture Trust)

  Molyneux Secretarial Services Limited

  Finite Properties Limited

  Gary Glatz

  Glatz Charitable Trust

  Gregory Priest

                             Knowledge Well Limited

  Ronald Conway and Gayle Conway (as trustees of the Conway Family Trust)

  Peregrine Company Managers Limited

  John Grillos and Patricia Grillos

  Card Clear Plc (Directors Pension Scheme)

  Itech Partners L.P.

  John Todd

  The Monument Trust Company Limited (as trustee of the Venture Trust)

  Molyneux Secretarial Services Limited

  Finite Properties Limited

  Gary Glatz

  Glatz Family Partnership

  Gregory Priest

  The Governor and Company of the Bank of Ireland (as trustee of the MMI
   Stockbrokers Business Expansion Fund)

           EXHIBIT B TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                        (See Annex B to Proxy Statement)

           EXHIBIT C TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                                 CBT GROUP PLC

                   AMENDED AND RESTATED AFFILIATE'S AGREEMENT

                                 March 30, 1999

CBT Group PLC
Beech Hill, Clonskeagh
Dublin 4
Ireland

Ladies and Gentlemen:

   Reference is made to that certain Affiliate's Agreement (the "Prior Affiliate's Agreement") dated as of November 30, 1998 made and entered into by and between the undersigned and CBT Group PLC, a public limited company organized under the laws of Ireland ("CBT"). This agreement (this "Amended and Restated Affiliate's Agreement") amends and restates the Prior Affiliate's Agreement. All rights and obligations under the Prior Affiliate's Agreement are terminated in their entirety and superseded and governed by this Amended and Restated Affiliate's Agreement.

   Reference is also made to the Amended and Restated Share Purchase Agreement dated as of March 30, 1999 (the "Purchase Agreement"), made and entered into by and among CBT, Knowledge Well Limited, a private company formed under the laws of Ireland ("KW Limited"), Knowledge Well Group Limited, a private company formed under the laws of Ireland ("KW Group" and, collectively with KW Limited, "KnowledgeWell"), and the shareholders of KW Limited and KW Group listed on Exhibit A to the Purchase Agreement (collectively, "Shareholders," and individually, a "Shareholder"). The Purchase Agreement provides for the acquisition by CBT of ordinary shares in the capital of each of KW Limited and KW Group in exchange (the "Share Exchange") for Ordinary Shares or American Depositary Shares of CBT ("CBT Shares").

   The undersigned has been informed that the CBT Shares that the undersigned will acquire as a result of the Share Exchange will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), but will be issued in a transaction exempt from the registration requirements of the Securities Act under Regulation D of the Securities Act; that the Share Exchange constitutes a transaction covered by Rule 145 ("Rule 145") of the Rules and Regulations of the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act; that the undersigned may be deemed to be an "affiliate" of KnowledgeWell within the meaning of Rule 145; and that, accordingly, the CBT Shares that the undersigned will acquire in connection with the Share Exchange may be disposed of only in conformity with the provisions of Rule 145 and Rule 144 of the Rules and Regulations of the Commission or pursuant to a registration statement declared effective under the Securities Act and the other limitations described herein.

   The undersigned understands that the representations, warranties and agreements set forth herein will be relied upon by counsel for CBT in rendering opinions regarding legal consequences of the Share Exchange.

   The capitalized terms used and not defined herein shall have the meanings set forth in the Purchase Agreement.

   1. In consideration of the benefits accruing to the undersigned as a result of the Share Exchange, the undersigned represents, warrants and agrees as follows:

     (a) The undersigned has full power to execute this Amended and Restated Affiliate's Agreement and to make the representations, warranties and agreements herein and to perform the undersigned's obligations hereunder.

     (b) Appendix A attached hereto sets forth all of the CBT Shares owned or to be received by the undersigned in connection with the transactions contemplated by the Purchase Agreement, if any, including all other equity securities of CBT, or rights to acquire any of the foregoing, as to which the undersigned has sole or shared voting or investment power.

     (c) The undersigned will not sell, transfer or dispose of any CBT Shares or other equity securities of CBT that the undersigned may acquire in connection with the Share Exchange, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected as provided in Section 3 hereof.

   2. CBT agrees to use its reasonable best efforts to file all reports and data with the Commission necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act. The undersigned understands that CBT is under no obligation to register the sale, transfer, or other disposition of any Restricted Securities by or on behalf of the undersigned or to take any other action necessary in order to make compliance with an exception from registration available, other than as set forth herein and in the Purchase Agreement.

   3. The undersigned understands that the provisions of Rule 145 restrict the undersigned's public resales of Restricted Securities until such time as the undersigned has "beneficially owned" (within the meaning of Rule 144(d) of the Securities Act) the Restricted Securities for a period of at least one year (or in some cases two years) and thereafter if and for so long as the undersigned is an affiliate of CBT. The undersigned may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(2) if the undersigned has beneficially owned the Restricted Securities for at least one year and is not an affiliate of CBT and CBT meets the public information requirements of Rule 144(c). The undersigned may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(3) if the undersigned has beneficially owned the Restricted Securities for at least two years and is not, and has not been for at least three months, an affiliate of CBT. Unless and until the restriction "cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) become available, public resales of Restricted Securities may only be made by the undersigned in compliance with the requirements of Rule 145(d)(1).

   Rule 145(d)(1) permits public resales of Restricted Securities only (a) while CBT meets the public information requirements of Rule 144(c), (b) in "broker's transactions" in accordance with Rule 144(f) and Rule 144(g), and (c) where the aggregate number of Restricted Securities sold at any time together with all sales of CBT American Depositary Shares ("ADSs") sold for the undersigned's account during the preceding three-month period does not exceed the greater of (i) one percent of the CBT ADSs outstanding or (ii) the average weekly volume of trading in CBT ADSs on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar week period preceding any such sale (the "Volume Limitations").

   4. The undersigned also understands restrictive legends referencing the restrictions described in Section 3 hereof shall be printed on the American Depositary Receipts with respect to the CBT ADSs or certificates representing the CBT Ordinary Shares, as the case may be.

   5. This Amended and Restated Affiliate's Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of CBT, its subsidiaries and their respective successors and assigns and the undersigned and his or her respective successors, assigns, heirs, legatees, devisees, executors, administrators and legal representatives and any pledgee holding Restricted Securities as collateral.

   6. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a) if to CBT to:

     CBT Group PLC
     Beech Hill, Clonskeagh
     Dublin 4
     Ireland
     Attention: Jack Hayes / Company Secretary
     Fax: 011-353-1-208-1296

     with a copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, California 94304-1050
     Attention: Steven V. Bernard
     Fax: (650) 493-6811

   (b) if to the undersigned, to:

    -------------------------------

    -------------------------------

    -------------------------------

     Attention: _____________________

     Fax: ___________________________

   Each such notice or other communication shall for all purposes of this Amended and Restated Affiliate's Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or sent by telecopy and confirmed in writing or (ii) four (4) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

   7. The undersigned has carefully read this Amended and Restated Affiliate's Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Restricted Securities and other CBT securities owned by the undersigned, to the extent the undersigned felt necessary, with the undersigned's counsel or with counsel for KnowledgeWell or CBT.

                                          Very truly yours,

                                          _____________________________________

                                          By: _________________________________
                                          Name:
                                          Title:

Agreed to and accepted:

CBT GROUP PLC

By: ___________________________
Name:
Title:

                                   APPENDIX A

                             RESTRICTED SECURITIES

    Type of
   Securities   Number of Shares
   ----------   ----------------


           EXHIBIT D TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                        (See Annex D to Proxy Statement)

           EXHIBIT E TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                        (See Annex C to Proxy Statement)

                                    ANNEX B

            AMENDED AND RESTATED DECLARATION OF REGISTRATION RIGHTS

           EXHIBIT B TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

            AMENDED AND RESTATED DECLARATION OF REGISTRATION RIGHTS

   This Amended and Restated Declaration of Registration Rights ("Declaration") is made as of March 30, 1999 by CBT Group PLC, a public limited company organized under the laws of Ireland ("CBT" or the "Company") in connection with an Amended and Restated Share Purchase Agreement (the "Share Purchase Agreement") of even date herewith among the Company, Knowledge Well Group Limited and Knowledge Well Limited, two private companies formed under the laws of Ireland (collectively "KnowledgeWell"), and the shareholders of KnowledgeWell ("Shareholders"). The Share Purchase Agreement provides for the acquisition of all of the ordinary shares in the capital of KnowledgeWell by the Company (the transaction hereinafter referred to as the "Share Exchange"). This Declaration amends and restates that certain declaration made as of November 30, 1998 (the "Prior Declaration") by CBT. All rights and obligations under the Prior Declaration are terminated in their entirety and superseded and governed by this Declaration.

   1. Definitions. As used in this Declaration:

     (a) "CBT ADSs" means American Depositary Shares of CBT, each representing one CBT Ordinary Share.

     (b) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     (c) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (d) "Registrable Securities" means the CBT Ordinary Shares (or restricted CBT ADSs) issued to Shareholders pursuant to the Share Purchase Agreement, including all CBT ADSs into which such CBT Ordinary Shares may be converted, together with all other CBT Ordinary Shares issued in respect thereof (by way of stock split, dividend or otherwise).

     (e) "SEC" means the United States Securities and Exchange Commission.

     (f) "Securities Act" means the United States Securities Act of 1933, as amended.

   Capitalized terms not otherwise defined herein have the meanings given to them in the Share Purchase Agreement.

   2. Registration. CBT shall use its reasonable best efforts to cause the Registrable Securities issued pursuant to the transactions contemplated by the Share Purchase Agreement to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within thirty (30) days following the closing of the Share Exchange and shall use its reasonable best efforts to cause to become effective a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; provided, however, that Shareholders shall provide CBT with all such information as may be necessary under the Securities Act with respect to ownership of the Registrable Securities for use in connection with any such registration statement or prospectus. Such provision of information is a condition precedent to the obligations of CBT pursuant to this Declaration. CBT shall not be required to effect more than one (1) registration under this Declaration. The offering made pursuant to such registration shall not be underwritten.

   3. Postponement of Registration. Notwithstanding Section 2 above, CBT shall be entitled to postpone filing the registration statement pursuant to Section 2 for a reasonable period of time, but not in excess of forty-five (45) calendar days after the applicable deadline, if the board of directors of CBT, acting in good faith, determines that there exists material nonpublic information about CBT which the board of directors does not wish to disclose in a registration statement but which information would otherwise be required by the Securities Act to be disclosed in the registration statement.

   4. Obligations of CBT.

     (a) Subject to the limitations of Sections 2 and 3 above and Section 10 below, CBT shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the second anniversary of the closing of the Share Exchange; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the second anniversary of the closing of the Share Exchange; (iii) furnish to Shareholders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as Shareholders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while CBT shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use its reasonable best efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Shareholders shall reasonably request (provided that CBT shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

     (b) CBT shall notify Shareholders (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by CBT of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. CBT may, upon the happening of any event (A) of the kind described in clauses (ii), (iii), (iv), or (v) hereof or, (B) that, in the judgment of CBT's board of directors, renders it advisable to suspend use of the prospectus for no more than ninety (90) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to Shareholders, in which case Shareholders shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to Shareholders or until Shareholders are advised in writing by CBT that the use of the applicable prospectus may be resumed. CBT shall use its reasonable best efforts to ensure that the use of the prospectus may be resumed as soon as practicable. CBT shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment. CBT shall, promptly following the occurrence of any event contemplated by clause (v), prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) In connection with any offering of Registrable Securities registered pursuant to this Declaration, CBT shall (x) furnish Shareholders, at CBT's expense, with un-legended certificates representing ownership of the Registrable Securities being sold in such denominations as Shareholders shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities being sold.

   5. Availability of Form S-3. CBT represents that if Form S-3 (or a successor form) is not available for use by CBT, CBT shall use its reasonable best efforts to satisfy the requirements of Form S-3 at the earliest possible time. CBT further represents that it believes it is currently eligible to utilize Form S-3 and currently believes that there is no material nonpublic information which would preclude it from filing a registration statement on Form S-3.

   6. Expenses. CBT shall pay all of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of CBT's outside counsel and independent accountants. Notwithstanding the foregoing, Shareholders shall pay any and all brokerage fees, applicable transfer taxes, if any (including stamp transfer taxes imposed by Irish law) and depositary fees, if any, in connection with the deposit of the Registrable Securities, if applicable, and the subsequent sale by Shareholders of the Registrable Securities.

   7. Additional Obligations of CBT; Reports under the Exchange Act. CBT agrees to:

     (a) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of CBT under the Securities Act and the Exchange Act; and

     (b) furnish to Shareholders forthwith upon request (i) a written statement by CBT that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of CBT and (iii) such other information as may be reasonably requested in availing Shareholders of any rule or regulation of the SEC which permits the selling of any Registrable Securities pursuant to Form S-3.

   8. Assignment of Registration Rights. The rights, duties and obligations of CBT pursuant to this Declaration may not be assigned. The rights, duties and obligations of Shareholders pursuant to this Declaration may not be assigned or transferred except (x) by will or the laws of descent and distribution, or (y) to a family member of a Shareholder, or a trust of which a family member is the beneficiary; provided however, in the event of an assignment or transfer pursuant to clauses (i), or (ii), such assignee or transferee gives CBT notice that he, she or it is an assignee or transferee of Registrable Securities under this Section 8, provides CBT with his, her or its name and address and the number of Registrable Securities acquired, and agrees to be bound as a Shareholder by all of the terms of this Declaration. Nothing herein shall be construed to modify Shareholders' obligations under the Affiliate's Agreement signed by Shareholders pursuant to the Share Purchase Agreement.

   9. Amendment of Registration Rights. The registration rights granted hereunder may only be amended by a written amendment signed by Shareholders holding a majority of the Registrable Securities and CBT.

   10. Termination. The registration rights set forth in this Declaration shall terminate with respect to Shareholders (and the shares held by Shareholders shall cease to constitute Registrable Securities) upon the earlier of (i) such time as all of the Registrable Securities then held by Shareholders can be sold by Shareholders in a three (3) month period in accordance with Rule 144 under the Securities Act and (ii) the second anniversary of the closing of the Share Exchange.

   11. Obligations of Shareholders. By exercising any rights hereunder, a Shareholder shall be deemed to assume all obligations hereunder as though such Shareholder was a signatory hereto.


                  [Remainder of page intentionally left blank]

   IN WITNESS WHEREOF, CBT has executed this Declaration as of the date first above written.

                                          CBT GROUP PLC

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                    ANNEX C

                     AMENDED AND RESTATED ESCROW AGREEMENT

           EXHIBIT E TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                     AMENDED AND RESTATED ESCROW AGREEMENT

   THIS AMENDED AND RESTATED ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of March 30, 1999 by and among CBT Group PLC, a public limited company formed under the laws of Ireland ("CBT"), the shareholders of Knowledge Well Limited, a private company formed under the laws of Ireland ("KW Limited"), and the shareholders of Knowledge Well Group Limited, a private company formed under the laws of Ireland ("KW Group" and, collectively with KW Limited, "KnowledgeWell") (individually, a "Shareholder" and collectively, the "Shareholders"), Jack Hayes, as trustee pursuant to the Trust Agreement as defined herein (the "Trustee"), U.S. Bank Trust National Association (the "Escrow Agent"), and Gethin Taylor, as representative of the Shareholders (the "Representative"). This Escrow Agreement amends and restates that certain escrow agreement made and entered into as of the 30th day of November, 1998 (the "Prior Escrow Agreement") by and among the parties hereto. All rights and obligations under the Prior Escrow Agreement are terminated in their entirety and superseded and governed by this Escrow Agreement.

                                    RECITALS

   WHEREAS, CBT, the Shareholders and KnowledgeWell have entered into a Share Purchase Agreement dated as of November 30, 1998, as amended and restated as of March 30, 1999 (the "Share Purchase Agreement").

   WHEREAS, Article VIII of the Share Purchase Agreement provides that the parties hereto shall enter into an Escrow Agreement with respect to a portion of the total American Depository Shares ("ADSs") or Ordinary Shares of CBT transferred to the Shareholders in connection with the transactions contemplated by the Share Purchase Agreement.

   NOW, THEREFORE, in consideration of the promises contained herein and in the Share Purchase Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

   1. Share Purchase Agreement. The Escrow Agent hereby acknowledges receipt of a copy of the Share Purchase Agreement, but, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect thereto. Capitalized terms used and not defined herein shall have the meanings set forth in the Share Purchase Agreement unless the context requires otherwise.

   2. Purpose; Effectiveness. This Escrow Agreement has been executed and delivered, and the deposit of the Escrow Amount hereunder will be made, for the purpose of reimbursing and providing compensation for those Damages (as defined in the Share Purchase Agreement) that CBT or any of its affiliates has incurred or reasonably anticipates incurring by reason of any CBT Indemnifiable Claim (as defined in the Share Purchase Agreement). Transfers of Escrow Shares (as defined below) to Jack Hayes, as Trustee under the Trust Agreement attached hereto as Exhibit A (the "Trust Agreement"), shall be the non-exclusive remedy of CBT against each of the Shareholders for any such CBT Indemnifiable Claim. This Escrow Agreement shall become effective at the Closing Date.

   3. Escrow Fund.

      (b) Upon effectiveness of this Escrow Agreement, CBT shall deliver or cause to be delivered to the Escrow Agent such number of ADSs or Ordinary Shares registered in the name of each of the Shareholders, as the case may be, which ADSs or Ordinary Shares will be endorsed in blank for transfer to the Trustee pursuant to the terms of this Escrow Agreement, representing the Escrow Amount (collectively, the "Escrow Shares") required to be placed in escrow pursuant to Section 8.3 of the Share Purchase Agreement. Each Shareholder shall also execute and deliver an Irrevocable Assignment Separate from Certificate in the form attached hereto as Exhibit B to the Escrow Agent. "Escrow Fund" shall mean the Escrow Shares which, as of the date of determination, remain subject to this Escrow Agreement. The Escrow Agent shall not be required to inquire as to or examine the number of Escrow Shares it receives pursuant to the Share Purchase Agreement. The Escrow Fund shall be held by the Escrow Agent subject to the terms and conditions hereinafter set forth.

      (b) Each Shareholder shall be responsible for any tax liability attributable to the placement of the Escrow Shares in the escrow and the payment of any dividends or other amounts payable to the Shareholders with respect to the Escrow Shares. Each Shareholder, severally and not jointly, agrees to assume any and all obligations relating to his, her or its Escrow Shares imposed now or hereafter by any applicable tax law with respect to the transfer of Escrow Shares under this Escrow Agreement, and to indemnify and hold the Escrow Agent harmless from and against any liability relating to his, her or its Escrow Shares on account of taxes, assessments, additions for late payment, interest, penalties and other expenses, or other governmental charges to which the Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including reasonable costs and expenses (including reasonable legal fees and expenses), interest and penalties.

   4. Escrow Stock. The number of ADSs or Ordinary Shares representing the Escrow Amount is listed on Schedule A hereto.

   5. Representative.

      (a) The Representative shall have full power and authority to represent the Shareholders and their successors with respect to all matters arising under this Escrow Agreement, including, without limitation, the execution and delivery of any forms or other documents to effect a transfer of all or part of the Escrow Shares to the Trustee pursuant to Section 7 hereof, and all actions taken by the Representative hereunder shall be binding upon the Shareholders and their successors as if expressly done by, or confirmed and ratified in writing by, each of them. Without limiting the generality of the foregoing, the Representative shall have full power and authority to interpret all the terms and provisions of this Escrow Agreement and to consent to any amendment hereof on behalf of the Shareholders and such successors. All action to be taken by the Representative hereunder shall be taken by or at his or her written direction or pursuant to such other method as the Representative, by written notice to CBT and the Escrow Agent, shall designate.

      (b) The Representative may act upon any instrument or other writing believed by such Representative in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by him or her of his or her duties pursuant to the provisions of this Escrow Agreement, except for his or her own willful default or recklessness. The Representative shall be, and hereby is, indemnified and saved harmless, jointly and severally, by the Shareholders from all losses, costs and expenses that may be incurred by the Representative as a result of such Representative's involvement in any arbitration or litigation arising from performance of his or her duties hereunder, provided that such arbitration or litigation shall not result from any action taken or omitted by the Representative as a result of his or her willful default or recklessness.

      (c) The Representative shall not be entitled to compensation for his or her services rendered hereunder. However, the Representative shall be reimbursed by Shareholders for reasonable counsel fees and other reasonable out-of-pocket expenses incurred in connection with the provisions of this Escrow Agreement.

      (d) The Representative, or any successor to him or her hereafter appointed, may resign and shall be discharged of such Representative's duties hereunder upon the appointment of a successor Representative as hereinafter provided. In case of the Representative's resignation, death or inability to act as Representative, upon receipt of notice thereof, a successor or successors shall be named by the remaining Shareholders. Each successor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Representative, and the term "Representative" as used herein shall be deemed to include each such successor Representative.

      (e) The Representative shall take all actions, execute all documents and otherwise cooperate fully with any request by CBT or the Trustee to transfer Escrow Shares as required by this Agreement or to otherwise effect the purpose of this Escrow Agreement.

   6. Escrow Period; Distribution Upon Termination of Escrow Period. The Escrow Fund shall remain in existence two (2) years after the Closing Date (the "Escrow Period"). At the close of business on the date the Escrow Period terminates (the "Termination Date"), the Escrow Period shall terminate with respect to all of the Escrow Fund; provided, however, that the amount of the Escrow Fund which in the reasonable judgment of the Special Committee of the Board of Directors of CBT formed in connection with the Share Exchange (the "Special Committee"), subject to objection of the Representative and the subsequent arbitration of the matter in the manner provided in Section 7 hereof, is necessary to satisfy any unsatisfied CBT Indemnifiable Claim specified in any Officer's Certificate (as hereafter defined) delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period, shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders all Escrow Shares remaining in the Escrow Fund and not required to satisfy such claims. Any delivery of Escrow Shares pursuant to this Section 6 shall be of full shares, and the Escrow Agent shall sell the number of Escrow Shares that shall equal the aggregate of all fractions to which the Shareholders would otherwise be entitled. The Escrow Agent shall distribute the remaining Escrow Shares and the proceeds of such sale to each Shareholders as is pro rata to his or her proportional ownership in the KnowledgeWell Shares sold to CBT pursuant to the Share Purchase Agreement; provided that, if a Shareholder shall have been severally and not jointly liable for a CBT Indemnifiable Claim under the terms of the Share Purchase Agreement, such Shareholder's pro rata distribution of Escrow Shares shall be appropriately reduced.

   7. Assertion of Claims.

      (a) If any CBT Indemnitee shall incur Damages within the Escrow Period, there shall be delivered to the Escrow Agent and the Representative a certificate signed in good faith on behalf of CBT by an officer of CBT or by a member of the Special Committee (an "Officer's Certificate") stating that a CBT Indemnitee has paid, properly accrued, or reasonably anticipates that it will have to pay or accrue Damages in an amount specified in such Officer's Certificate, with the basis for such claim set forth in reasonable detail. Subject to Sections 7(b), 7(c), 8 and 9 hereof, as soon as practicable (but not earlier than fifteen (15) calendar days, nor later than thirty (30) calendar days, after delivery to the Escrow Agent and the Representative of such Officer's Certificate) the Escrow Agent shall transfer, deliver and assign to Jack Hayes, as Trustee under the Trust Agreement, such number of the Escrow Shares (rounded down to the nearest whole share) as is equal to the number resulting from dividing the amount of such Damages by the closing price of an ADS on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market. Each Officer's Certificate shall be delivered to the Escrow Agent and the Representative in the manner specified in Section 11 hereof, and shall contain thereon a representation of the mailing of a copy thereof to the Representative.

      (b) Unless, within fifteen (15) calendar days after delivery to the Escrow Agent and the Representative of any Officer's Certificate, the Representative gives written notice to CBT and the Escrow Agent, and said written notice is received by both CBT and the Escrow Agent within said fifteen
(15) calendar day period, that he or she disputes in good faith the claim set forth in such Officer's Certificate, with the basis for such dispute set forth in reasonable detail, such Officer's Certificate shall constitute full authority to the Escrow Agent to take the action provided for by the preceding paragraph and shall be conclusive on all parties hereto. If the Representative gives such notice, the Escrow Agent shall not transfer, deliver or assign to the Trustee any Escrow Shares pursuant to this Section 7 until either (i) it receives the written consent of the Representative or (ii) there is a final decision of an arbitration panel appointed in accordance with the provisions of
Section 9 and the Escrow Agent receives the written final decision in accordance with Section 9 hereof.

      (c) Nothing in this Escrow Agreement shall create or be deemed to create any interest by way of charge or otherwise in favor of CBT in the Escrow Shares or Escrow Fund.

   8. Third-Party Claims. In the event CBT becomes aware of a third-party claim which CBT believes may result in a demand against the Escrow Fund, CBT shall notify the Representative of such claim, and any of the Representative or each Shareholder shall be entitled, at their individual expense, to participate in any defense of such claim. Delay in providing such notice shall not eliminate such claim except to extent that the Shareholders are prejudiced thereby. CBT shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Representative, no settlement of any such claim with third-party claimants shall be determinative of the validity and quantum of any claim against the Escrow Fund. In the event that the Representative has consented to any such settlement, the Representative shall have no power or authority to object under any provision of this Escrow Agreement to the amount of any claim by CBT against the Escrow Fund with respect to such settlement.

   9. Arbitration. If the Representative delivers to CBT and the Escrow Agent a timely notice pursuant to Section 7(b) above disputing in good faith the amount of any claim or that any claim is covered hereby or if any other dispute arises with respect to this Escrow Agreement, then a CBT (in consultation with the members of the Special Committee) and the Representative shall use their best efforts to resolve such dispute. In the event of resolution of such dispute, CBT and the Representative shall both execute a memorandum setting forth such resolution and, if applicable, the amount of any damages payable to the Trustee on behalf of CBT, and shall furnish such memorandum to the Escrow Agent. In the event CBT and the Representative are unable to resolve such dispute within twenty (20) calendar days from CBT's receipt of the Representative's written notice disputing a claim or from the date of receipt of written notice with respect to any other dispute arising with respect to this Escrow Agreement, then either party may demand, by written notice to the other, that such issue shall be settled by binding arbitration to be held in San Francisco, California (an "Arbitration Demand"). All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "Arbitration Rules"). The Representative and CBT shall each designate one (1) arbitrator within fifteen (15) calendar days after the delivery of the Arbitration Demand. Such designated arbitrators shall mutually agree upon and shall designate a third arbitrator (the "third arbitrator"). The final decision of a majority of the arbitrators shall be furnished to the Representative, CBT and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon all parties and shall not be contested by any of them. Each party shall bear its own fees (including its designated arbitrator's fees and attorney's fees) and other expenses associated with the arbitration. The non-prevailing party shall bear all other fees and costs associated with such arbitration, except that the parties shall each pay fifty percent (50%) of the fees of the third arbitrator.

   10. Adjustments to Escrow Shares; Dividends; Voting.

       (a) If the Escrow Agent shall receive any securities in respect of or in exchange for any of the Escrow Shares held by it, whether by way of dividends, share splits, recapitalizations, liquidations, mergers, consolidations, split-ups, spin-offs, redemptions, exchanges or conversions of shares and the like ("New Shares"), the Escrow Agent shall hold in escrow such securities and the same shall be subject to all of the provisions of this Escrow Agreement relating to the Escrow Fund. Notwithstanding the foregoing, the Shareholders shall retain the rights to receive any cash dividends or distributions payable with respect to their Escrow Shares, and such cash dividends or distributions shall be distributed currently to the Shareholders. New Shares issued in respect of Escrow Shares which have been released from the Escrow Fund, if any, shall not be added to the Escrow Fund, but shall be distributed to the holders of such released Escrow Shares.

       (b) Each Shareholder shall have all voting rights with respect to the Escrow Shares contributed to the Escrow Fund on behalf of each of them for so long as such Escrow Shares are held in the Escrow Fund.

   11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a) if to CBT:                    CBT Group PLC
                                         Beech Hill, Clonskeagh
                                         Dublin 4
                                         Ireland
                                         Attention: Jack Hayes / Company
                                         Secretary
                                         Fax: 011-353-1-208-1296

         with a copy to:                 Wilson Sonsini Goodrich & Rosati
                                         650 Page Mill Road
                                         Palo Alto, California 94304-1050
                                         Attention: Steven V. Bernard
                                         Fax: (650) 493-6811

       (b) if to a Shareholder:          At such Shareholder's address as forth
                                         below such Shareholder's name on the
                                         signature pages hereto

       (c) if to the Representative, to: Gethin Taylor
                                         c/o Peregrine Company Managers Limited
                                         Burleigh Manor
                                         Peel Road
                                         Douglas
                                         Isle of Man
                                         Fax: 011-44-0-1-624-612-960

       (g) if to the Escrow Agent, to:   U.S. Bank Trust National Association
                                         One California Street, 4th Floor
                                         San Francisco, CA 94111
                                         Attention: Carol Andreacchi
                                         Fax: (415) 273-4593

       (h) if to the Trustee, to:        Jack Hayes, as Trustee
                                         c/o CBT Group PLC
                                         Beech Hill, Clonskeagh
                                         Dublin 4
                                         Ireland
                                         Fax: 011-353-1-208-1296

   Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or sent by telecopy and confirmed in writing or (ii) four (4) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

   12. Escrow Agent's Protection. In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for consequential damages, (including, without limitation lost profits) losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the

Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. The Escrow Agent shall not act on the oral instructions of any party. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement.

   13. Controversies. If any controversy arises among the parties to this Escrow Agreement, or with any other party, concerning the subject matter of this Escrow Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and Escrow Shares and may wait for settlement of any such controversy pursuant to the provisions of Section 9 of this Escrow Agreement. In such event, the Escrow Agent will not be liable for interest or damages. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to such controversy to answer and arbitrate pursuant to Section 9 of this Escrow Agreement any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and Escrow Shares held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties to such controversy jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Escrow Agreement.

   14. Indemnification of Escrow Agent. The parties hereto (excluding the Escrow Agent) and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his or her duties under this Escrow Agreement, including but not limited to any litigation arising from this Escrow Agreement or involving its subject matter (but excluding any and all losses, claims, damages, liabilities, and expenses attributable to the gross negligence or wilful misconduct of the Escrow Agent).

   15. Escrow Agent Fees. Reasonable fees and expenses for the services rendered by the Escrow Agent pursuant to the provisions of this Escrow Agreement (including reasonable fees and disbursements of its counsel incurred in connection with the performance by it of such services) shall be paid to the Escrow Agent. Such fees and expenses shall be paid by CBT.

   16. Successor Escrow Agent. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to CBT and the Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as hereinafter provided. CBT and the Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If CBT and the Representative fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of California and have a combined capital and surplus of not less than US$10,000,000. The successor escrow agent shall execute and deliver to CBT and the Representative a written instrument accepting such appointment and it shall, without further acts, be vested with the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Upon such appointment, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

   17. Escrow Agent Acceptance and Procedures. U.S. Bank Trust, National Association, hereby agrees to act as Escrow Agent under this Escrow Agreement.

   18. Successors and Assigns. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of CBT, its subsidiaries, the other CBT Indemnitees, the Escrow Agent and their respective successors and assigns, the Shareholders and their respective successors, assigns, heirs, executors, administrators and legal representatives, and the Representative and his or her successors.

   19. Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

   20. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of law principles.

                  [Remainder of page intentionally left blank]

   IN WITNESS WHEREOF, the parties hereto have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                          CBT GROUP PLC

                                          By: _________________________________
                                          Name:
                                          Title:

                                          REPRESENTATIVE

                                          -------------------------------------
                                          Name: Gethin Taylor

                                          TRUSTEE

                                          -------------------------------------
                                          Name: Jack Hayes

                                          ESCROW AGENT

                                          By: _________________________________
                                          Name: Carol Andreacchi
                                          Title: Trust Officer

                                          SHAREHOLDER:

                                          -------------------------------------

                                          Address: ____________________________

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------

                                   SCHEDULE A

                              TO ESCROW AGREEMENT

                   Number of
   Shareholder   Escrow Shares
   -----------   -------------


                         EXHIBIT B TO ESCROW AGREEMENT

               IRREVOCABLE ASSIGNMENT SEPARATE FROM CERTIFICATE

   For Value Received, ________________________________________________________
hereby sell(s), assign(s) and transfer(s) to __________________________________

-------------------------------------------------------------------------------
       (insert name, address, social security number or tax I.D. number)
 shares of the   stock of _____________________________________________________
represented by certificates(s) No(s). inclusive, standing in the name of the undersigned on the books of said Company (Trustee). The undersigned does (do) hereby irrevocable constitute and appoint _____________________________________ attorney to transfer the said stock or bond(s) as the case may be, on the books of the within named Company (Trustee) with full power of substitution in the premises.

                                          IMPORTANT--READ CAREFULLY: The
                                          signature(s) on this assignment must
                                          correspond with the name(s) on the
                                          face of the certificate in every
                                          particular, without alternation or
                                          enlargement, or any change. A
                                          separate assignment is required for
                                          each issue. A separate assignment is
                                          also required for each certificate
                                          on a sell order. The signature(s) of
                                          the assignor(s) must be guaranteed
                                          hereon.

Dated: ______________


                                          -------------------------------------
                                          (Signature)

                                          -------------------------------------
                                          (Signature)

                                          SIGNATURE GUARANTEED

                                    ANNEX D

                           FORM OF LOCK-UP AGREEMENT

           EXHIBIT D TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                               LOCK-UP AGREEMENT

                                 March 30, 1999

CBT Group PLC
Belfield Office Park, Clonskeagh
Dublin 4
Ireland

Ladies and Gentlemen:

   Reference is hereby made to that certain Amended and Restated Share Purchase Agreement, dated as of March 30, 1999 (the "Share Purchase Agreement") by and among CBT Group PLC, a public limited company formed under the laws of Ireland ("CBT"), Knowledge Well Limited, a private company formed under the laws of Ireland ("KW Limited"), Knowledge Well Group Limited, a private company formed under the laws of Ireland ("KW Group" and, collectively with KW Limited, "KnowledgeWell"), and the shareholders of KW Limited and KW Group listed on Exhibit A thereto (collectively, "Shareholders," and individually, a "Shareholder"). Terms not otherwise defined in this Lock-Up Agreement have the meanings ascribed to such terms in the Share Purchase Agreement.

   In consideration of CBT's agreement to enter into the Share Purchase Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned Shareholder hereby agrees (i) from the Closing Date until October 1, 1999 (the "Lock-Up Period"), not to offer to sell, contract to sell or otherwise sell, dispose of or grant any rights with respect to (each, a "Disposition") any Ordinary Shares or American Depositary Shares issued to the undersigned Shareholder either in the Share Exchange or upon exercise of options assumed by CBT in connection with the Share Exchange (collectively, the "Securities") and (ii) from the termination of the Lock-Up Period until October 1, 2000, not to effect Dispositions of more than fifty percent (50%) of the Securities. Notwithstanding the foregoing, the undersigned may pledge or otherwise utilize the Securities to collateralize a loan for cash if the exercise by the pledgee of its rights under the applicable loan and/or pledge agreement could not result in a Disposition in violation of clauses (i) and (ii) of this paragraph.

   The foregoing restriction shall not prohibit Dispositions (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement or (ii) with the prior consent of a majority of the members of the Board of Directors of CBT who are not Shareholders.

   The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

   This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                                          Very truly yours,

                                          _____________________________________
                                                       (signature)

                                          Name: _______________________________
                                                     (print or type)

Accepted as of the date
first set forth above:

CBT GROUP PLC

By: _________________________________
Name:
Title:

                                    ANNEX E

                                FAIRNESS OPINION

                        [LETTERHEAD OF LEHMAN BROTHERS]

November 29, 1998

Independent Committee of
The Board of Directors
c/o Mr. Jack Hayes
CBT Group Plc
Beech Hill
Clonskeagh
Dublin 4, Ireland

Members of the Independent Committee:

   We understand that CBT Group Plc ("CBT" or the "Company") and Knowledge Well, Ltd. and Knowledge Well Group Limited (together, "KnowledgeWell") intend to enter into a Share Purchase Agreement, to be dated as of November 30, 1998 (the "Purchase Agreement") pursuant to which each shareholder of KnowledgeWell will receive 0.1635 ordinary shares of CBT (as further described below, the "Exchange Ratio") for each KnowledgeWell Share (as defined in the Purchase Agreement) (the "Proposed Transaction"). The "Exchange Ratio" is calculated as the quotient (rounded to the nearest 1/10,000) determined by dividing 4,837,209 by the sum of (i) the total number of KnowledgeWell Shares in issue immediately prior to the Closing (as defined in the Share Purchase Agreement) plus (ii) the total number of shares in KnowledgeWell of any class issuable upon exercise of all options, warrants and similar rights outstanding immediately prior to the Closing; such Exchange Ratio thus calculated currently equals 0.1635. We further understand that William McCabe and Gregory Priest, directors of the Company, own approximately 77% of the equity of KnowledgeWell (excluding options) and, following the completion of the Proposed Transaction, will own approximately 6% (excluding options) of the ordinary shares of the Company and become Chairman and Chief Executive Officer, respectively. The terms and conditions of the Proposed Transaction are set forth in more detail in the Purchase Agreement.

   We have been requested by the Independent Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

   In arriving at our opinion, we reviewed and analyzed: (1) the Purchase Agreement and the specific terms of the Proposed Transaction, including with respect to the management of the Company following the Proposed Transaction,
(2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, (3) financial and operating information with respect to the business, operations and prospects of KnowledgeWell and the Company furnished to us by KnowledgeWell and the Company, respectively, (4) a trading history of the Company's American Depository Shares from April 13, 1995 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of KnowledgeWell with those of other companies that we deemed relevant, (7) third-party research analysts' quarterly and annual earnings estimates for the Company, (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (9) the potential pro forma financial effects of the Proposed Transaction on the Company, including operating synergies, revenue enhancements and other strategic benefits expected by managements of the Company and KnowledgeWell to result from a combination of the businesses of the Company and KnowledgeWell. In addition, we have had discussions with the managements of the Company and KnowledgeWell concerning their respective businesses, operations, assets, financial conditions and prospects, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and KnowledgeWell that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the financial projections of KnowledgeWell, upon advice of KnowledgeWell, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of KnowledgeWell as to the future financial performance of KnowledgeWell and that KnowledgeWell will perform in accordance with such projections. However, in performing our analysis, we have not been provided with, and did not have access to, financial projections of CBT prepared by the management of CBT. Accordingly, with respect to the future financial performance of CBT, upon the direction of the Company, we have assumed that the estimates of third-party research analysts (in particular, BancBoston Robertson Stephens in a report dated October 13, 1998 and Goldman Sachs in a First Call Note dated November 6, 1998) are a reasonable basis upon which to analyze and evaluate the future financial performance of the Company and that the Company will perform substantially in accordance with such estimates. With respect to the projected operating synergies, revenue enhancements and other strategic benefits expected to result from the combination of the business of CBT and KnowledgeWell (the "Projected Synergies"), upon advice of the Company and KnowledgeWell, we have assumed that such Projected Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company and KnowledgeWell and that such Projected Synergies will be achieved substantially as projected. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of KnowledgeWell and have not made or obtained any evaluations or appraisals of the assets or liabilities of KnowledgeWell. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid by the Company in the Proposed Transaction is fair to the Company.

   We have acted as financial advisor to the Independent Committee in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Independent Committee of the Board of Directors of the Company and is rendered to the Independent Committee in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.
                                          Very truly yours,

                                          Lehman Brothers

                                                   /s/ Todd J. Zelek
                                          By: _________________________________
                                                      Todd J. Zelek
                                                    Managing Director

                       CBT GROUP PUBLIC LIMITED COMPANY
              THIS PROXY FOR THE EXTRAORDINARY GENERAL MEETING IS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned Member of CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland (the "Company"), hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and Proxy Statement, each dated May 4, 1999, and hereby appoints Jack Hayes and
Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each with
full power of substitution, or        of         as proxy and attorney in fact
(see Note 2 below), on behalf and in the name of the undersigned, to represent the undersigned at the Company's Extraordinary General Meeting to be held at 11:00 a.m. on June 3, 1999 at The Shelbourne Hotel, St. Stephens
Green, Dublin 2, Ireland and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

NOTES:

1. A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Extraordinary General Meeting.

2. If it is desired to appoint as proxy any person other than those set forth above, please delete the names set forth above and insert the name and address of your own proxy in the space provided. The alteration should be initialed. A proxy need not be a shareholder of the Company.

3. In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

4. In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

5. To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company's Registrars, Bank of Ireland, Registrar Department, P.O. Box 4044, 4th Floor, Hume House, Ballsbridge, Dublin 4, Ireland, not less than 48 hours before the time appointed for the holding of the Extraordinary General Meeting or adjourned Extraordinary General Meeting.

6.   Any alterations made to this proxy form should be initialed.

7. On a poll a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                           IN THE ENVELOPE PROVIDED.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH BELOW.

THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FIRST PROPOSAL AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SECOND PROPOSAL

                                                                         FOR          AGAINST        ABSTAIN
                                                                     ------------   ------------   ------------
SPECIAL BUSINESS
1)  THAT the Share Purchase Agreement dated November 30, 1998, as         [_]           [_]            [_]
    amended and restated as of March 30, 1999, made between the
    Company, Knowledge Well Limited ("KWL"), Knowledge Well Group
    Limited ("KWGL"), and the shareholders of KWL and KWGL in the form produced to the Meeting and initialled by the Chairman for the purposes of identification (a copy of which was
    included in the Proxy Statement circulated to all the members of the Company on May 5, 1999) relating to the acquisition by the Company of all of the shares in the capital of each of KWL and KWGL (collectively "Knowledge Well") in exchange for
    ordinary shares of IR9.375p each in the capital of the Company
    ("Ordinary Shares") (or American Depositary Shares represent-
    ing such Ordinary Shares) and the assumption of all outstanding options to purchase shares in the capital of Knowledge Well
    (the "Share Exchange") such Share Exchange and the issuance of
    Ordinary Shares (or American Depositary Shares representing such Ordinary Shares) pursuant to such Share Exchange be,
    and they each hereby are, approved.
2)  THAT the 1994 Share Option Plan (the "1994 Plan") be and it is        [_]           [_]            [_]
    hereby amended to increase the total number of shares reserved for issuance thereunder by 2,000,000 Ordinary Shares of
    IR9.375p each and the directors of the Company be and they are hereby authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available for issuance under the 1994 Plan.

Mark here if you plan to attend the Extraordinary     Mark here, and indicate below, for a change of
General Meeting.  [_]                                 address.  [_]

Please sign exactly as name appears below. When shares are held by joint tenants, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by authorized person.

Date: ____________________, 1999


                                       Signature:______________________________

                                       ________________________________________
                                       (Print Name)

                                       Date: ____________________________, 1999


                                       Signature:______________________________

                                       ________________________________________
                                       (Print Name)